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                     LEASE AGREEMENT, EASEMENT AGREEMENT AND
                      DECLARATION OF RESTRICTIVE COVENANTS

                                 by and between


                          NEW JERSEY HIGHWAY AUTHORITY


                                       and


                                  GSAC PARTNERS



--------------------------------------------------------------------------------

                             Dated as of May 1, 1996

ARTICLE 1 - DEFINITIONS AND USAGE ........................................    1

         Section 1.1  Defined Terms ......................................    1
         Section 1.2  Number and Gender; Captions; References ............   18

ARTICLE 2 - GRANT OF LEASE RIGHTS AND
            EASEMENT RIGHTS ..............................................   18

         Section 2.1  Premises Leased ....................................   18
         Section 2.2  Parking Facilities .................................   18
         Section 2.3  Access Easement ....................................   18
         Section 2.4  Utility Easement ...................................   19
         Section 2.5  Habendum ...........................................   20
         Section 2.6  Retained Personal Property .........................   20

ARTICLE 3 - TERM OF LEASE ................................................   21

         Section 3.1  Term of Lease ......................................   21
         Section 3.2  Landlord's Early Termination Option ................   21
         Section 3.3  Arbitration for Validity of Exercise of
                      Special Termination Option .........................   22
         Section 3.4  Determination of Buyout Amount .....................   24
         Section 3.5  Parent Approval ....................................   27

ARTICLE 4 - RENT AND IMPOSITIONS .........................................   28

         Section 4.1  Payment of Rent ....................................   28
         Section 4.2  Rent for First Two Lease Years .....................   29
         Section 4.3  Rent for all Subsequent Lease Years ................   31
         Section 4.4  Other Rental Payments ..............................   31
         Section 4.5  Adjustment to Rental Amount (Reopenings) ...........   31
         Section 4.6  Payment of Impositions Attributable to
                      the Tenant's Use of Amphitheater Tract
                      and the Parking Tracts .............................   33
         Section 4.7  Payment of Impositions Attributable to the
                      Landlord Land ......................................   33
         Section 4.8  Tax Contests .......................................   33
         Section 4.9  Right to Perform Obligation as to Impositions ......   34
         Section 4.10 Accounting Books and Records .......................   34
         Section 4.11 Annual Reports .....................................   36
         Section 4.12 Reports Related to a Reopening Notice ..............   36

ARTICLE 5 - CONSTRUCTION, USE AND MAINTENANCE OF AMPHITHEATER ............   36

         Section 5.1  Renovation of Amphitheater .........................   36
         Section 5.2  Permits and Costs ..................................   41
         Section 5.3  Access Improvements ................................   42
         Section 5.4  Depreciation and Removables ........................   42
         Section 5.5  Continuing Right of Tenant to Make Changes,
                      Alterations and Additions ..........................   42
         Section 5.6  Tenant's Indemnity .................................   42
         Section 5.7  Use of Amphitheater ................................   43
         Section 5.8  Compliance with Laws ...............................   43
         Section 5.9  Triple Net Lease ...................................   44
         Section 5.10 Operational Matters ................................   45
         Section 5.11 Non-Compete Covenants ..............................   51
         Section 5.12 Emission of Sound ..................................   53
         Section 5.13 Landlord Upgrades and Improvements .................   53

ARTICLE 6 - OTHER LANDLORD BENEFITS ......................................   54

         Section 6.1  Landlord Events ....................................   54
         Section 6.2  Landlord's Tickets to Tenant Events ................   59
         Section 6.3  Garden State Arts Center Foundation ................   60
         Section 6.4  Charitable Projects ................................   63
         Section 6.5  Landlord's Special Rights to Use of
                      Certain Personal Property ..........................   63
         Section 6.6  Agreement to Barter ................................   63
         Section 6.7  Space for Landlord on the Sponsor Towers
                      and in Program Book ................................   63

ARTICLE 7 - RESTRICTIVE COVENANTS ........................................   63

         Section 7.1  Restrictive Covenants ..............................   63
         Section 7.2  Restriction on Use of Parking Facilities ...........   64
         Section 7.3  Enforceability of Restrictive Covenants ............   64
         Section 7.4  Concessions ........................................   64
         Section 7.5  Continuation of Existing Uses ......................   65

ARTICLE 8 - PROVISIONS CONCERNING PARKING FACILITIES .....................   65

         Section 8.1  Joint Use of Existing Parking Facilities ...........   66
         Section 8.2  Maintenance of Existing Parking Facilities .........   67
         Section 8.3  Electrical Costs and Clean-Up of Parking Facilities    67
         Section 8.4  Use and Maintenance of the New Parking Facilities ..   68

ARTICLE 9 - INSURANCE AND INDEMNITY ......................................   69

         Section 9.1   Property Insurance ................................   69
         Section 9.2   Builder's Risk Insurance ..........................   69
         Section 9.3   Liability Insurance ...............................   70
         Section 9.7   Indemnity .........................................   71
         Section 9.8   Commercially Unavailable Insurance ................   71

ARTICLE 10 - ASSIGNMENT, SUBLETTING AND ENCUMBERING
             BY TENANT; MORTGAGEE MATTERS; GRANTING OF EASEMENTS .........   72

         Section 10.1  Assignment, Subletting and Encumbering by Tenant ..   72
         Section 10.2  [Intentionally Deleted.] ..........................   75
         Section 10.3  Qualified Mortgagee's Right to Perform Tenant's
                       Obligations .......................................   75
         Section 10.4  Acquisition of Tenant's Interest in the Leasehold
                       Estate ............................................   75
         Section 10.5  Further Assurances; Estoppel Certificate ..........   76
         Section 10.6  Granting of Easements .............................   77
         Section 10.7  [Intentionally Deleted.] ..........................   77
         Section 10.8  Qualified Mortgagee's Right to a New Lease ........   77
         Section 10.9  Concurrent Exercise of Rights .....................   78
         Section 10.10 Limitation on Modification of Lease ...............   79

ARTICLE 11 - LANDLORD'S REPRESENTATIONS, WARRANTIES AND
             COVENANTS ...................................................   79

         Section 11.1  Peaceful Possession ...............................   79
         Section 11.2  Organization ......................................   79
         Section 11.3  Binding Obligation ................................   79
         Section 11.4  Mortgage of Fee Estate ............................   79
         Section 11.5  Impositions .......................................   80
         Section 11.6  Financial Information .............................   80
         Section 11.7  Sale of Alcoholic Beverages .......................   80
         Section 11.8  Gift Certificates and Invite Backs ................   80
         Section 11.9  Indemnification ...................................   81
         Section 11.10 Environmental Indemnity ...........................   81

ARTICLE 12- TENANT'S REPRESENTATIONS, WARRANTIES AND COVENANTS ...........   81

         Section 12.1  Tenant's Representations, Warranties and Covenants    81
         Section 12.2  Representations, Warranties and Covenants of
                       Pavilion and Ardee ................................   87

ARTICLE 13 - DEFAULT AND REMEDIES ........................................   90

         Section 13.1 Event of Tenant Default ............................   90
         Section 13.2 Landlord Remedies ..................................   90
         Section 13.3 Failure to Perform other Obligations by Tenant......   91
         Section 13.4 Event of Landlord Default ..........................   92
         Section 13.5 Tenant's Remedies ..................................   93

ARTICLE 14 - CASUALTY AND CONDEMNATION

         Section 14.1 Casualty and Reconstruction ........................   93
         Section 14.2 Total and Partial Taking ...........................   95
         Section 14.3 Temporary Taking ...................................   95
         Section 14.4 No Waiver ..........................................   95

 ARTICLE 15 - MISCELLANEOUS ..............................................   96

         Section 15.1   Notices ..........................................   96
         Section 15.2   Modifications and Non-Waiver .....................   98
         Section 15.3   New Jersey Law ...................................   98
         Section 15.4   Unavoidable Delay ................................   98
         Section 15.5   Severability .....................................   99
         Section 15.6   Attorneys Fees ...................................   99
         Section 15.7   Surrender of Premises; Holding Over ..............   99
         Section 15.8   Relation of Parties ..............................   99
         Section 15.9   Non-Merger .......................................  100
         Section 15.10  Entireties .......................................  100
         Section 15.11  Successors and Assigns ...........................  100
         Section 15.12  Memorandum of Lease Agreement ....................  100
         Section 15.13  Arbitration for Small Financial Disputes .........  100
         Section 15.14. [Intentionally Deleted] ..........................  103
         Section 15.15. Brokerage Indemnity ..............................  103
         Section 15.16. Business Day .....................................  103
         Section 15.17. Interim Management Agreement .....................  103
         Section 15.18. Survival of Representations, Warranties
                        and Covenants ....................................  104

EXHIBITS:

         A-1  Entire Tract
         A-2  Amphitheater Tract
         A-3  Parking Tracts
         B    Permitted Encumbrances
         C    Description of Renovation Work

         D    Description of Final Plan
         E    Description of Access Improvements
         F    [Intentionally Deleted]
         G    [Intentionally Deleted]
         H-1  List of Retained Items from the Master List
         H-2  List of Personal Property Assigned to other Departments
         H-3  Retained Items from Exhibit H-2
         H-4  List of Unnumbered Items of Personal Property
         H-5  Retained Items from Exhibit H-4
         I    Schedule of Dollar Amounts in Definition of Contingent Rental
                 Amount as Adjusted for each Lease Year
         J    Tenant's Rules and Regulations for Third Party Promoters
         K    List of Invite Backs
         L    Form of Memorandum of Lease
         M    [Intentionally Deleted]
         N    Examples for Surcharge Revenue Provisions
         0    Two Year Statement of Revenues and Expenses
         P    Agreed-Upon Procedures
         Q    Alcohol Control Program
         R    [Intentionally Deleted]
         S    Indirect Cost Amount

                     LEASE AGREEMENT, EASEMENT AGREEMENT AND
                      DECLARATION OF RESTRICTIVE COVENANTS

      This LEASE AGREEMENT, EASEMENT AGREEMENT AND DECLARATION OF RESTRICTIVE COVENANTS ("Lease") is being executed this 10th day of January, 1997, but is entered into effective as of the 1st day of May, 1996 by and between NEW JERSEY HIGHWAY AUTHORITY and GSAC PARTNERS. For and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                              DEFINITIONS AND USAGE

      Section 1.1 Defined Terms.

            (a) As used in this Lease, the following terms shall have the respective meanings indicated:

                  (1) "Access Easement" shall mean the non-exclusive easement created in favor of Tenant pursuant to the provisions of Section 2.3 hereof for the purpose of providing vehicular and pedestrian ingress and egress to, from, between and among the (i) Amphitheater Tract,
            (ii) the public rights of way abutting the boundaries of the Entire Tract and (iii) the Parking Facilities.

                  (2) "Access Improvements" shall mean any and all improvements, upgrades, alterations or other changes to offsite roads, streets, highways, exit ramps or other accessways serving the Amphitheater Tract as described on Exhibit "E" attached hereto or as may hereafter be required by any Governmental Authority as a condition to the issuance of any Required Permit.

                  (3) "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control", (including with correlative meanings, the terms controlled by" and "under common control with") as used in the immediately preceding sentence, when used with respect to any specified Person means the power to direct the management and policies of such

            Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  (4) "Amphitheater" shall mean the outdoor entertainment
            facility located on the Amphitheater Tract. Specifically, the term "Amphitheater" shall include within its definition all buildings, fixtures, personal property (other than the Retained Personal Property) and other improvements which are currently located on the Amphitheater Tract and which may hereafter be constructed or placed on the Amphitheater Tract as a part of or related to such outdoor entertainment facility.

                  (5) "Amphitheater Season" shall mean the portion of each
            calendar year during the Term which is included between the period of time from May 1 to September 30 of such calendar year, being the contemplated portion of each calendar year during which the Amphitheater will be open for the presentation of events, performances and shows.

                  (6) "Amphitheater Tract" shall mean that portion of the Entire
            Tract on which the Amphitheater is located. The Amphitheater Tract is depicted on the plat attached hereto as Exhibit "A-2".

                  (7) "Ardee" shall mean Exit 116 Revisited, Inc., a New Jersey corporation, one of Tenant's general partners.

                  (8) "Artist Costs" shall mean, with respect to any Tenant
            Event, the total amount of appearance fees payable to the artists, entertainers or other performers appearing at such Tenant Event including, without limitation, (i) any minimum guaranteed fee payable to such artists, entertainers or performers, (ii) any fee payable pursuant to a "percentage" arrangement by which such artist, entertainer or performer is entitled to receive amounts in addition to the minimum guaranteed fee and (iii) any production expenses of the artists, entertainers or performers which are paid by Tenant, not subject to reimbursement and customarily shown on the "face page" of the artist contract.

                  (9) "Artist Share" shall mean, during any period of time, a fraction (stated as a percentage), the numerator of which shall be the total amount of Mist Costs for the Tenant Events presented during such period of time and the denominator of which shall be the total amount of Ticket Revenues for the Tenant Events presented during such period of time.

                  (10) "Buyout Amount" shall mean the monetary sum determined pursuant to the provisions of Section 3.4 hereof.

                  (11) "Civic/Charitable Event" shall mean any event, show,
            convocation, assembly or performance held or presented at the Amphitheater which is promoted or sponsored by, or held for the benefit of, a civic, community, educational, charitable, artistic or similar organization.

                  (12) "Club Show" shall mean any live entertainment event
            presented in an enclosed venue with a maximum capacity for 3500 people or less.

                  (13) "Commencement Date" shall mean the effective date of this
            Lease as indicated in the opening paragraph of this Lease.

                  (14) "Construction Budget" shall mean that certain budget of the Renovation Costs prepared by Tenant, dated November 19, 1996 and previously provided to Landlord.

                  (15) "Contingent Rental Amount" shall mean, for any Lease Year after the second Lease Year, the amount specified in the one subclause below which is applicable for such Lease Year based upon the specific amount of Gross Revenues received during such Lease
            Year:

                        (i) If the amount of Gross Revenues for such Lease Year
                  is less than or equal to $18,700,000, then the Contingent Rental Amount for such Lease Year shall be $0.00.

                        (ii) If the amount of Gross Revenues for such Lease Year
                  is greater than $18,700,000 but less than or equal to $21,300,000, then the Contingent Rental Amount for such Lease Year shall be equal to fifteen percent (15%) of the amount by which Gross Revenues for such Lease Year exceeds $18,700,000.

                        (iii) If the amount of Gross Revenues for such Lease
                  Year is greater than $21,300,000 but less than or equal to $23,900,000, then the Contingent Rental Amount for such Lease Year shall be equal to the sum of (A) five percent (5%) of the amount by which Gross Revenues for such Lease Year exceeds $21,300,000 plus (B) $390,000.

                        (iv) If the amount of Gross Revenues for such Lease Year
                  exceeds $23,900,000. then the Contingent Rental Amount for such Lease Year shall be equal to the sum of (A) ten percent (10%) of the amount by which Gross Revenues for such Lease Year exceeds $23,900,000 plus (B) $520,000.

            The dollar amounts included above in the definition of Contingent Rental Amount shall each be increased annually by two percent (2%) (compounded) commencing with the fourth Lease Year, as reflected on Exhibit "I" attached hereto.

                  (16) "Employee" shall mean, (A) when used in conjunction with the Amphitheater, (i) any and all executive personnel, of Tenant or Tenant's general partners, (ii) all employees, agents, contractors, concessionaires and all other employees and personnel under the direction of Tenant, and (iii) Tenant's contractors or Tenant's concessionaires who perform duties or services related to the development, construction, use, management, operation or maintenance of the Amphitheater (including artists, entertainers and performers appearing at the Amphitheater and their staff) and all employees, agents or other personnel under the direction of such contractors or concessionaires and (B) when used in conjunction with the Park Operations, any and all executive personnel of Landlord and all employees, agents, contractors, concessionaires and all other employees and personnel under the direction of Landlord, Landlord's contractors or Landlord's concessionaires who perform duties or services related to the use, management, operation or maintenance of the Park Operations.

                  (17) "Entire Tract" shall collectively mean the Park Tract, the Amphitheater Tract and the Parking Tracts. The Entire Tract is depicted on the plat attached hereto as Exhibit "A-1".

                  (18) "Event of Landlord Default" shall mean the happening or occurrence of any event or circumstance described in Section 13.4 hereof.

                  (19) "Event of Tenant Default" shall mean the happening or occurrence of any event or circumstance described in Section 13.1 hereof.

                  (20) "Existing Parking Facilities" shall mean that portion of the Parking Facilities which are in existence as of the Commencement Date.

                  (21) "Final Plan" shall mean the documents listed on Exhibit
            "0" attached hereto, as such list may hereafter be supplemented or amended by agreement between Landlord and Tenant in accordance with, and as contemplated by, the provisions thereof.

                  (22) "Fully Restricted Facility" shall mean any amphitheater, bowl, Greenfield or other outdoor or open-air venue at which live entertainment events may be presented (other than sports stadiums with a capacity for 45,000 persons or more).

                  (23) "Governmental Authority" shall mean any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

                  (24) "Greenfield" shall mean any open-air venue at which live entertainment events may be presented and which does not have fixed seating, a permanent stagehouse or other substantial improvements or fixtures of any type.

                  (25) "Gross Revenues" shall mean all revenues of any kind
            earned or received by, or otherwise belonging to, Tenant or Tenant's contractors, concessionaires (including concessionaires of subtenants, licensees or sublicensees), agents, subtenants, licensees, sublicensees or assigns (as determined on an accrual basis consistently applied) from customers, guests, licensees, invitees, sponsors, ticketing companies or other persons arising out of or derived from the use, occupancy or operation of the Amphitheater (or any part thereof) or the Parking Tracts pursuant to this Lease, including, without limitation, and by way of example, ticket sales, ticket rebates from ticketing agents, parking revenue, merchandising revenue, food and beverage revenue, sponsorship revenue, playbill revenue and media revenue. Gross Revenues shall not be reduced by any amounts or fees payable to credit card companies. Gross Revenue shall not include any of the following items:

                              (i) revenues received or collected on account of
                  New Jersey State sales tax or any other tax on sales;

                              (ii) revenues belonging to Landlord which are
                  attributable to or derived from Landlord Events;

                              (iii) the value of free tickets issued to Landlord
                  pursuant to Section 6.2(a) hereof or otherwise;

                              (iv) any revenues contributed to the GSACF
                  pursuant to the provisions of Section 6.3 hereof;

                              (v) proceeds of loans, borrowings, financings, or
                  other similar arrangements which require subsequent repayment of such proceeds;

                              (vi) (except as provided to the contrary in
                  Section 5.10(f) hereof) sublease rental revenue received by Tenant in connection with a sublease of the Amphitheater to a subtenant presenting an event at the Amphitheater for which a cost of admission is charged to the Patrons attending such event (it being agreed that the revenues and receipts of such subtenant and such subtenant's concessionaires with respect to its event at the Amphitheater shall be included in "Gross Revenues" for purposes of this Lease);

                              (vii) reimbursement of operating expenses from a
                  subtenant presenting an event at the Amphitheater;

                              (viii) grants, advances, commissions, royalties,
                  fees or other amounts paid to, or for the benefit of, Tenant by any concessionaire, licensee or sublicensee in exchange for the right to operate a concession business at the Amphitheater or on the Parking Tracts (it being agreed that, since the gross revenues and receipts of such concessionaire, licensee or sublicensee from the operation of any such concession or licensed business are included in "Gross Revenues", such gross revenues and receipts shall be the measure of "Gross Revenues" for purposes of this Lease with respect to such concession or licensed business);

                              (ix) sponsorship fees attributable to the
                  commercial right to name the Amphitheater (provided that Landlord has received a portion of such sponsorship fees pursuant to an arrangement acceptable to it);

                              (x) insurance proceeds, condemnation proceeds and
                  casualty and condemnation loss settlements;

                              (xi) refunds, abatements or adjustments of
                  Impositions (provided that, to the extent such Impositions were based on income or revenue, such income or revenue was previously included in Gross Revenues for the years to which such Impositions relate);

                              (xii) receipts attributable to returned tickets,
                  merchandise or other items to the extent of the amount refunded

                  (provided that revenues attributable to the resale of any such returned tickets, merchandise or other items shall be included within "Gross Revenues" for purposes of this Lease);

                              (xiii) the value of complimentary tickets for
                  which no good, service or other benefit (other than the mere benefit of an additional attendee) is received in return (with the specific understanding that (A) tickets given to radio stations for "promotional give-aways" shall be deemed to be complimentary tickets for which no good, service or other benefit is received in return and (B) Tenant shall provide prior notice to Landlord before "papering" a Tenant Event);

                              (xiv) the value of complimentary tickets issued to
                  sponsors in connection with, or as a part of, the overall sponsorship arrangement with such sponsor (provided that the value of all goods, services and other benefits received from the sponsor as a part of any sponsorship arrangement shall be included in "Gross Revenues" for purposes of this Lease); and

                              (xv) service charges or similar charges added to
                  the price of tickets by the Tenant's computerized ticketing agent to the extent that the revenue attributable to such charge is retained by such computerized ticketing agent.

            Any up-front, lump sum payment received from a sponsor (except as provided in clause (ix) of the immediately preceding sentence) which relates to a multi-year agreement shall be deemed received in equal annual parts over the term of such agreement for purposes of calculating the amount of Gross Revenues for each Lease Year during the term of such agreement. If any amount is included in Gross Revenues during any Lease Year by reason of it having "accrued" during that Lease Year and if that amount is not subsequently received as originally expected, then Tenant may take a deduction against Gross Revenues in that amount in the Lease Year that it is determined that such amount will not be received.

                  (26) "GSACF" shall mean the Garden State Arts Center
            Foundation.

                  (27) "Hazardous Substances" shall mean any hazardous or toxic substance or contaminated material including, without limitation, asbestos, oil and petroleum products and those substances within the scope of all federal, state and local environmental laws and ordinances, including the Resource Conservation and Recovery Act, as amended, the Comprehen-sive Environmental Response, Compensation and Liability Act, as amended and the Superfund Amendment and Reauthorization Act of 1986, as amended.

                  (28) "Hard Date" shall have the meaning assigned to it
            pursuant to the provisions of Section 3.2(c) hereof.

                  (29) "Impositions" shall mean all real estate taxes,
            assessments, excises and levies, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which shall or may during the Term be assessed, levied, charged, confirmed or imposed by any public authority from time to time during the Term (together with any interest and penalties thereon).

                  (30) "Insolvent" shall mean the occurrence or happening of any one or more of the following events with respect to Tenant:

                        (i) the commencement of a voluntary case under Title 11
                  of the United States Code ("Title 11") as from time to time in effect, or Tenant authorizing, by appropriate proceedings of trustees or other governing body, the commencement of such a voluntary case;

                        (ii) Tenant filing an answer or other pleading admitting
                  or failing to deny the material allegations of a petition filed against it commencing an involuntary case under Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert, in a timely manner, the material allegations of any such petition;

                        (iii) the filing of an action for relief in any
                  involuntary case under Title 11 against Tenant, which action is neither stayed nor dismissed within sixty (60) days after its filing;

                        (iv) Tenant seeking relief as a debtor under any
                  applicable law, other than Title 11, in any jurisdiction, which law relates to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                        (v) the entry of an order by a court of competent
                  jurisdiction (1) finding Tenant to be bankrupt or insolvent,
                  (2) ordering or approving Tenant's liquidation, reorganization or any modification or alteration of the rights of its creditors, or (3) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of Tenant's property; or

                        (vi) Tenant making an assignment for the benefit of, or
                  entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                        (vii) The suspension or discontinuance of the business
                  of Tenant.

                  (31) "Landlord" shall mean New Jersey Highway Authority, a body corporate and politic created and existing under and by virtue of the New Jersey Highway Authority Act, as amended, and any successor thereto.

                  (32) "Landlord Land" shall collectively mean the Park Tract and the Parking Tracts.

                  (33) "Landlord Events" shall mean the events, shows, festivals or performances presented by Landlord at the Amphitheater pursuant to the rights and provisions contained in Section 6.1 hereof.

                  (34) "Lease Year" shall mean any one of the fiscal years
            during the Term. The first Lease Year shall begin on the Commencement Date and end on October 31, 1996. The second Lease Year shall begin on November 1, 1996 and shall end on October 31, 1997. Each subsequent Lease Year shall begin and end on the same dates as the second Lease Year but in subsequent calendar years.

                  (35) "Legal Requirements" shall mean (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to the Entire Tract or any business or activity operated on any part thereof, including the construction, ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Amphitheater and (ii) any and all terms, provisions, agreements or restrictions created or imposed pursuant to any lease, contract, instrument or restrictive covenants or other documents applicable to and enforceable against the Entire Tract or the owner or operator of any business or activity conducted on any part thereof.

                  (36) "Master List" shall have the meaning assigned to it
            pursuant to the provisions of Section 2.6(a) hereof.

                  (37) "Minimum Capacity Requirements" shall mean seating
            capacity at the Amphitheater which satisfies both of the following:

                        (i) Covered seating for no less than 6,400 persons; and

                        (ii) A total seating capacity (including lawn seating
                  without cover) for no less than 17,100 persons.

                  (38) "Minimum Fixed Rental Amount" shall mean $1,650,000. If the total paid attendance at Tenant Events exceeds 1,620,000 cumulatively during the third, fourth and fifth Lease Years, then the Minimum Fixed Rental Amount shall be increased to $1,700,000 commencing in the sixth Lease Year.

                  (39) "Minimum Percentage Rental Amount" shall mean, for any
            Lease Year, 8.376% of the amount of Gross Revenues for such Lease Year.

                  (40) "Minimum Rental Amount" shall mean, for any Lease Year, the greater of (i) the Minimum Fixed Rental Amount or (ii) the Minimum Percentage Rental Amount for such Lease Year.

                  (41) "Mortgage" shall mean any enforceable deed of trust,
            mortgage, security agreement, collateral assignment or other lien that Tenant may hereafter affix or impose, during the Term, against all or any portion of the rights, interests and estates created hereunder in favor of Tenant, including, without limitation, the leasehold estate created by this Lease to secure the payment and performance of any valid and legally binding obligation to the Mortgagee or other secured party under such deed of trust, mortgage, security agreement or collateral assignment.

                  (42) "Mortgagee" shall mean the owner of any indebtedness or obligation secured by any Mortgage.

                  (43) "New Lease Notice" shall have the meaning assigned to it pursuant to the provisions of Section 10.8 hereof.

                  (44) "New Parking Facilities" shall mean that portion of the
            Parking Facilities which are constructed by Tenant after the Commencement Date.

                  (45) "Non-Termination Event of Default" shall have the meaning assigned to it pursuant to the provisions of Section 13.3 hereof.

                  (46) "Obligations" shall mean, when used with respect to a party hereto, any and all of the covenants, warranties, representations and other obligations made or undertaken by such party to the other party hereto pursuant to the provisions hereof.

                  (47) "Opening Date" shall mean the date upon which the first public performance is presented at the Amphitheater after completion of the Renovation Work.

                  (48) "Park Operations" shall collectively refer to the
            operations and businesses conducted on the Park Tract including, without limitation, (i) the operation and use of the Meyner Reception Center and Celebrity House, (ii) the operation and use of the New Jersey Vietnam Veterans' Memorial and the New Jersey Vietnam Veterans Memorial Education Center and (iii) the operation and use of the Telegraph Hill Nature Area.

                  (49) "Park Tract" shall mean all of the Entire Tract other than the Amphitheater Tract and the Parking Tracts.

                  (50) "Parking Facilities" shall mean the parking facilities, roadways, walkways and other accessways currently located, or hereafter constructed in accordance with the provisions of this Lease, on the Parking Tracts.

                  (51) "Parking License" shall mean the non-exclusive easements, rights and licenses granted to Tenant in and to the Parking Facilities pursuant to the provisions of Section 2.2 hereof.

                  (52) "Parking Tracts" shall mean (i) those tracts or parcels of land which are a part of the Entire Tract and which are depicted on the plat attached hereto as Exhibit "A-3", (ii) any other tract or parcel of land located within the Entire Tract on which any Parking Facilities may hereafter be constructed by Tenant with the prior consent of Landlord in order to provide sufficient on-site Parking Facilities for the use and operation of the Amphitheater and
            (iii) the roadways, walkways and other accessways which provide vehicular or pedestrian access to, from and between the parking lots, the Amphitheater and public rights of way (including, without limitation, the circular road around the perimeter of the Amphitheater and the parking lot adjacent to the Amphitheater).

                  (53) "Partially Restricted Facility" shall mean any arena, auditorium, building, hall, stadium or other enclosed venue at which live entertainment events may be presented (other than Fully Restricted Facilities).

                  (54) "Patron" shall mean, (i) when used in conjunction with the Amphitheater, any person holding a ticket for a particular performance or show to be held or presented at the Amphitheater on the date of such performance or show and (ii) when used in conjunction with the Park Operations, any person who may, at any time, be present on the Park Tract to engage in any activity permitted on the Park Tract.

                  (55) "Pavilion" shall mean Pavilion Partners, a Delaware
            general partnership, one of Tenant's general partners.

                  (56) "Permitted Encumbrances" shall mean the outstanding
            liens, easements, building lines, restrictions, security interests and other matters (if any) as reflected on Exhibit "B" attached hereto.

                  (57) "Permitted Rate" shall mean the lesser of (i) the prime rate of interest charged from time to time by large U.S. money center banks plus two percent (2%) per annum or (ii) the maximum non-usurious interest rate permitted by applicable law from time to time in effect.

                  (58) "Person" shall mean any individual, corporation,
            partnership, business trust, business association, governmental entity, governmental authority or other legal entity.

                  (59) "Pre-Approved D/S Parties" shall mean Ron Delsener and
            Mitch Slater.

                  (60) "Pre-Approved Manager" shall mean any one or more of (a)
            PACE Entertainment Corporation or any of its direct or indirect wholly-owned subsidiaries, (b) any Pre-Approved D/S Party or any direct or indirect wholly-owned subsidiary of a Pre-Approved D/S Party or (c). any corporation, partnership, limited liability company or other entity with respect to which one or both of PACE Entertainment Corporation and a Pre-Approved D/S Party possesses, directly or indirectly, no less than 50% of (x) the power to direct or cause the direction of the management or policies of such corporation, partnership, limited liability company or other entity as it relates to the operation and management of the Amphitheater (whether through the ownership of voting equity, by contract or otherwise) and (y) the authority to oversee, and the responsibility for overseeing, the day-to-day business operations of such corporation, partnership, limited liability company or other entity.

                  (61) "Pre-Approved Mortgagee" shall mean anyone or more of the
            Pre-Approved Parents or any direct or indirect wholly-owned subsidiary of any of the Pre-Approved Parents.

                  (62) "Pre-Approved Parents" shall mean PACE Entertainment
            Corporation, Viacom Inc. and Sony Corporation. If any of the Pre-Approved Parents, other than PACE Entertainment Corporation, should, at any time hereafter, transfer (by stock or asset sale, merger or otherwise) a significant operating subsidiary or division (which includes within 1t such Pre-Approved Parent's indirect interest in the Tenant) to a Person ("Acquiring Person") not controlled by such Pre-Approved Parent, then the ultimate parent entity of the Acquiring Person shall be a Pre-Approved Parent for purposes hereof if the transferring Pre-Approved Parent's indirect interest in the Tenant represents less than ten percent (10%) of the total value of the operating subsidiary or division being transferred.

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                  (63) "Premises" shall mean the rights, properties and
            interests of Landlord being leased and demised hereby as more fully described in Section 2.1 hereof, subject to the rights, properties and interests granted to or reserved by Landlord pursuant to the terms hereof.

                  (64) "Qualified Mortgage" shall mean a Mortgage in favor of a
            Pre-Approved Mortgagee which contains (A) a requirement that the mortgagee must provide to Landlord notice of the institution of a foreclosure proceeding and the opportunity during the period expiring thirty (30) days after the delivery of said notice to purchase and acquire said Mortgage and the indebtedness secured by said Mortgage at par value plus all accrued unpaid interest and uncollected fees and other amounts due and payable pursuant to such Mortgage, or at such lesser amount as may be mutually agreed by the parties, as a condition precedent to the right of such mortgagee conducting a public foreclosure sale under such Mortgage (although institution of the foreclosure proceeding, as opposed to the conducting of the actual foreclosure sale, may take place during such thirty day period), (B) an express agreement by the Mortgagee that insurance proceeds payable under, or in respect of, any policy of insurance covering losses to property (real or personal) shall be adjusted, paid and applied in accordance with Articles 9 and 14 of this Lease. (C) a provision that the indebtedness secured by such Mortgage may not be assigned to a Person other than a Pre-Approved Mortgagee without Landlord's consent (such consent not to be unreasonably withheld, conditioned or delayed) and (D) a provision that the indebtedness secured by such Mortgage shall be limited solely and exclusively to (i) loans ("Renovation Loans") extended for the sole purpose of funding Renovation Costs (and any renewals, extensions, replacements or consolidations, but not enlargements or other increases, of such loans) or (ii) indemnity obligations in favor of guarantors of a Renovation Loan; provided, however, (x) in no event may a Qualified Mortgage secure principal indebtedness in an amount that is greater than an amount which will cause the total amount of principal indebtedness secured by all then existing Qualified Mortgages, including such Qualified Mortgage, to exceed the lesser of the aggregate amount of Renovation Costs financed with Renovation Loans or $9,275,000 without the prior written consent of Landlord and (y) the Renovation Loan related to such Qualified Mortgage must provide, by its own terms, that interest accruing thereon is payable no less frequently than annually. A Qualified Mortgage may not contain any provision or requirement that creates or, with the giving of notice or passage of time (or both), would create an Event of Tenant Default or a Non-Termination Event of Default under this Lease.

                  (65) "Qualified Mortgagee" shall mean the mortgagee or
            mortgagees under or pursuant to a Qualified Mortgage.

                  (66) "Renovation Costs" shall mean all of the costs and other expenses incurred by Tenant in connection with the design, planning, preparation, commencement, carrying out and completion of the Renovation Work which costs and other expenses are of the type set forth in the Construction Budget and, where specific items are identified in the Construction Budget, are for such items or functionally equivalent items; provided, however, costs related to the negotiation, documentation or finalization of (x) the contractual and business arrangement between Landlord and Tenant (including, without limitation, costs associated with Tenant's proposal to enter into this Lease, to the extent such costs would not otherwise have been necessary or required to perform the Renovation Work) or (y) the contractual and business arrangement between Ardee and Pavilion shall not be included as "Renovation Costs".

                  (67) "Renovation Work" shall mean such renovation,
            rehabilitation, construction and upgrade activities at the Amphitheater as more fully described on Exhibit "C" attached hereto, to be performed in accordance with the Final Plan, as such Final Plan may hereafter be modified pursuant to the requirements of any Governmental Authority as a condition to the issuance of any Required Permit.

                  (68) "Rent" shall mean all amounts of any kind required to be paid by Tenant under the terms of this Lease including, without limitation, the Minimum Rental Amount, the Contingent Rental Amount, all amounts reimbursable to Landlord as a result of the payment or performance by Landlord of any of Tenant's Obligations, attorneys' fees and other costs and expenses incurred by Landlord arising out of the enforcement of the provisions of this Lease to the extent reimbursable by Tenant pursuant to the provisions of this Lease, late payment fees and interest that accrues on any of the foregoing.

                  (69) "Required Permits" shall mean all permits and
            authorizations which are required to be obtained pursuant to any applicable Legal Requirement for proper authorization to (i) commence and complete the Renovation Work and (ii) thereafter use the Amphitheater. Required Permits shall include all required building permits, grading permits, indirect source permits, special use permits, New Jersey Highway Authority Construction Permits, zoning or variance orders and necessary agreements from Governmental Authorities.

                  (70) "Restricted Area" shall mean all of the State of New
            Jersey except for (i) the Counties of Camden, Gloucester, Salem and Cumberland and (ii) the portion of Burlington County which lies west of Highway 206.

                  (71) "Restrictive Covenants" shall mean the restrictive
            covenants imposed on the activities of owners or operators of the Landlord Land pursuant to the provisions of Article 7 hereof.

                  (72) "Retained Personal Property" shall have the meaning
            assigned to it pursuant to the provisions of Section 2.6(b) hereof.

                  (73) "Show Hours" shall mean, on the days for which a
            performance or event is scheduled to be held or presented at the Amphitheater, those hours of the day beginning four hours prior to the scheduled time for commencement of such performance or event and ending four hours after the conclusion of such performance or event

                  (74) "Tenant" shall mean GSAC Partners, a Delaware general partnership whose sole general partners are Pavilion and Ardee.

                  (75) "Tenant Events" shall mean all events, performances or shows presented at the Amphitheater other than Landlord Events.

                  (76) "Tenant Revenues" shall mean that portion of Gross
            Revenues which is actually received by Tenant The portion of Gross Revenues which is received by any of Tenant's contractors. concessionaires (including concessionaires of subtenants, licensees or sublicensees), agents, subtenants, licensees, sublicensees or assigns shall not be included within the term "Tenant Revenues".

                  (77) "Term" shall mean the term of this Lease as described in
            Section 3.1 hereof.

                  (78) "Ticket Revenues" shall mean, with respect to any Tenant
            Event, the gross proceeds received from the sale of tickets to such Tenant Event, net of any sales or similar taxes. Ticket Revenues shall not include any of the following items:

                        (i) the Value of complimentary tickets for which no
                  good, service or other benefit is received in return (with the specific understanding that (A) tickets given to radio stations for "promotional give-aways" shall be deemed to be complimentary tickets for which no good, service or other benefit is received in return and (B) Tenant shall provide prior notice to Landlord before "papering" a Tenant Event);

                        (ii) the value of complimentary tickets issued to
                  sponsors in connection with, or as a part of, the overall sponsorship arrangement with such sponsor;

                        (iii) service charges or similar charges added to the
                  price of tickets by the Tenant's computerized ticketing agent to the extent that the revenue attributable to such charge is retained by such computerized ticketing agent;

                        (iv) the amounts included in the price of a ticket which
                  the artists, entertainers or other performers appearing at Tenant Events do not include in "revenues" for purposes of determining whether such artists, entertainers or other performers are entitled to their respective "percentage" fee (such as, the facility fee, parking charges, and service/handling charges); and

                        (v) the revenues received from the sale of the 160 box
                  seats at the Facility (other than the Foundation Seats) to the extent that the tickets for such seats are not "manifested".

            Except as expressly indicated in clause (v) above, revenues received from the sale of all other "non-manifested" tickets shall be included in "Ticket Revenues" for purposes of this definition. In addition, to avoid any ambiguity, uncertainty or doubt, the provisions of this definition shall not impact, alter, amend or modify any of the provisions of the defined term "Gross Revenues" as defined elsewhere herein.

                  (79) "Total Renovation Cost" shall mean the total amount of
            Renovation Costs incurred and paid by Tenant, including amounts paid and incurred pursuant to Section 5.1 (a)(3) hereof but excluding any amounts which may be reimbursed to Tenant by Landlord pursuant to any provision of this Lease.

                  (80) "Touring Act" shall mean, as of any time, a performer, entertainer, musician, comedian, actor or any group of the foregoing which have been, during the immediately preceding 24 month period, or are currently, for the next 12 month period, booked or scheduled to appear or perform five or more dates or shows as a "headliner at performance facilities with capacities for 8,000 or more people.

                  (81) "Utility Easement" shall mean the non-exclusive easement granted to Tenant pursuant to the provisions of Section 2.4 hereof for purposes of installing, constructing, laying, operating, maintaining, repairing, removing, demolishing and reconstructing Utility Lines across the Landlord Land in order to provide utility services to the Amphitheater Tract.

                  (82) "Utility Lines" shall mean all such pipes, wires,
            conduits, equipment, apparatus and facilities as shall be necessary or appropriate for the provision of utility services to the Amphitheater Tract.

            (b) All financial or accounting terms used in this Lease, which are not otherwise defined herein, such as "net income", "net loss", "revenues", "depreciation" and "amortization", shall have the meanings given to them pursuant to generally accepted accounting principles ("GAAP").

      Section 1.2 Number and Gender Captions; References. Pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate. Article and section headings in this Lease are for convenience of reference and shall not affect the construction or interpretation of this Lease. Whenever the terms "hereof', "hereby", "herein", or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Article" or "Section" shall be construed as referring to the indicated article or section of this Lease.

                                    ARTICLE 2

                            GRANT OF LEASE RIGHTS AND
                                 EASEMENT RIGHTS

      Section 2.1 Premises Leased. On and subject to the terms hereof, Landlord does hereby lease unto Tenant, and Tenant does hereby rent and lease from Landlord, the following described property:

            (a) all of the Amphitheater Tract;

            (b) all improvements now or hereafter located on the Amphitheater Tract, including the Amphitheater; and

            (c) all vertical and subterranean rights, presently existing or hereafter arising, appurtenant to the Amphitheater Tract, and all interests in and to the streets or alleyways in or contiguous thereto owned or claimed by Landlord or in which Landlord has any right, title or interest.

      Section 2.2 Parking Facilities. On and subject to the terms hereof, Landlord does hereby GRANT and CONVEY unto Tenant a non-exclusive easement, right and license ("Parking License") during the Term to use the Parking Tracts for purposes of parking the vehicles of all Employees and Patrons of the Amphitheater.

      Section 2.3 Access Easement On and subject to the terms hereof, Landlord does hereby GRANT and CONVEY unto Tenant a non-exclusive easement during the Term on, over and across the Landlord Land ("Access Easement") for the purpose of providing vehicular and pedestrian ingress and egress to, from, between and among the (i) Amphitheater Tract, (ii) the public rights of way abutting the boundaries of the Entire Tract and (iii) the Parking Facilities, on and subject to the following terms, provisions and conditions:

            (a) Use of the Access Easement shall be limited to the current location of the existing roads, ramps, drives, stairways, bridges, curb-cuts, walkways and passages as are currently constructed and located on the Landlord Land.

            (b) The Access Easement shall be usable by all Employees and Patrons of the Amphitheater.

            (c) Except as contemplated in connection with the installation or construction of the Access Improvements, Landlord may not relocate, remove or otherwise alter any existing road, ramp, drive, stairway, bridge, curb-cut, walkway or passage currently located on the Landlord Land unless and until substitute access facilities have been constructed and provided for the use of the Patrons and Employees of the Amphitheater which provide pedestrian and vehicular access to. from, between and among the (i) the Amphitheater Tract, (ii) the public rights of way abutting the boundaries of the Entire Tract and (iii) the Parking Facilities in substantially the same manner, scope, location and quality as is currently provided.

      Section 2.4 Utility Easement. On and subject to the terms hereof, Landlord does hereby GRANT and CONVEY unto Tenant during the Term a non-exclusive easement over, across, on and under the Landlord Land ("Utility Easement") for the purpose of establishing, installing, constructing, laying, operating, maintaining, repairing, removing, demolishing and reconstructing all such pipes, wires, conduits, equipment, apparatus and facilities (collectively, "Utility Lines") as shall be necessary or appropriate for the provision of utility services to the Amphitheater Tract or any portion thereof, including, but not limited to, water, electricity, natural gas, telephone, sanitary sewer and storm sewer. The Utility Easement shall be governed by the following terms, conditions and provisions:

            (a) Tenant shall utilize the Utility Easement 1n such locations and places over, across, on and under the Landlord Land so as to reasonably
      (i) minimize
      interference with the current use of the Landlord Land and (ii) maintain the existing aesthetic values associated with the Landlord Land and the Amphitheater Tract.

            (b) Except in the case of an emergency repair, prior to installing, constructing, laying or repairing any Utility Lines on, over, across or under the Landlord Land, Tenant shall provide thirty (30) days prior written notice thereof to Landlord. Landlord shall have the right to review the plans for the proposed installation or repair and consent or withhold consent based on such review; provided, however, that such consent shall not be unreasonably withheld or delayed.

            (c) The location of the Utility Easement shall be limited to the (i) specific location at which the existing Utility Lines serving the Amphitheater run on, over, under or across the Landlord Land and (ii) during the period of any installation, maintenance, repair, removal or reconstruction of any Utility Lines only, such space immediately adjacent to such existing Utility Lines as may be necessary for Tenant to install, construct, lay, maintain, repair, remove, demolish or reconstruct such Utility Lines.

            (d) During the Term, the Utility Easement, or any portion thereof, shall be assignable by Tenant separate and apart from the other rights, easements, licenses, interests and estates created pursuant to this Lease, to any third party utility provider.

      Section 2.5 Habendum. TO HAVE AND TO HOLD the Premises, the Parking License, the Access Easement and the Utility Easement together with all and singular the rights, privileges, and appurtenances thereunto attaching or in anywise belonging, unto Tenant and its successors and assigns, for the Term.

      Section 2.6 Retained Personal Property. In regard to the personal property currently located at the Amphitheater as of the Commencement Date, the parties agree as follows:

            (a) A complete and accurate list of the existing personal property located at the Amphitheater as of the Commencement Date is contained in
      (i) a computer generated list ("Master List") dated January 24, 1996 and entitled "Property Control - NJHA" which is not attached to this Lease but a copy of which has been provided to Tenant, (ii) Exhibit "H-2" attached to this Lease which contains a list of items located at the Amphitheater but which have been previously assigned to other departments/divisions and
      (iii) Exhibit "H-4" which contains a listing of unnumbered items located at the Amphitheater.

            (b) Of the personal property located at the Amphitheater as of the Commencement Date, as referenced in Section 2.6(a) hereof, the parties hereby agree, recognize, stipulate and acknowledge that Landlord retains ownership, control and possession of the following items of personal property ("Retained Personal Property"):

                  (1) The items listed on Exhibit "H-1" attached hereto which contains a list of those items being retained from the Master List.

                  (2) Those items listed on Exhibit "H-3" attached hereto which contains a list of those items being retained from the items listed on Exhibit "H-2" attached hereto.

                  (3) Those items listed on Exhibit "H-5" attached hereto which contains a list of those items being retained from the items listed on Exhibit "H-4" attached hereto.

                                    ARTICLE 3

                                  TERM OF LEASE

      Section 3.1 Term of Lease. The term of this Lease shall begin on the Commencement Date and end on October 31, 2017, the last day of the twenty-second Lease Year, or such earlier date as may be provided for herein as a result of an earlier termination of this Lease pursuant to the terms and provisions hereof (the "Term").

      Section 3.2 Landlord's Early Termination Option. The Landlord shall have the right and option (the "Special Termination Option") to terminate this Lease in accordance with, and subject to, the following terms, provisions and conditions:

            (a) Notice of Exercise. In order to validly exercise the Special Termination Option, the Landlord must provide written notice to the Tenant of its exercise of the Special Termination Option at least thirty (30) days before, but no more than ninety (90) days before, the end of the fifth Lease Year or the tenth Lease Year.

            (b) Standard for Valid Exercise. Landlord shall not have the right to exercise the Special Termination Option for financial or economic purposes. To validly exercise the Special Termination Option, Landlord shall be required to demonstrate that during the portion of the Term through the date on which the Special Termination Option is being exercised, there has been a pattern of Non-Termination Events of Default which were under the control of Tenant and which were, by their nature, curable. If, following an exercise of Special Termination

      Option by Landlord, Tenant does not believe that Landlord has the right to validly exercise the Special Termination Option in accordance with the standard set forth in the immediately preceding sentence, then Tenant may commence an arbitration proceeding to be conducted in accordance with the provisions of Section 3.3 hereof for a binding determination as to whether Landlord has the right to validly exercise the Special Termination Option by providing written notice to Landlord of Tenant's election to commence such arbitration proceeding within thirty (30) days after receipt of a notice provided pursuant to Section 3.2(a) hereof from Landlord purporting to exercise the Special Termination Option.

            (c) Obligation to Pay Buyout Amount. If the Landlord validly elects to terminate this Lease pursuant to the Special Termination Option, then, subject to the subsequent provisions hereof, the Landlord shall be obligated to pay to the Tenant, in immediately available funds, a lump sum cash payment in an amount equal to the Buyout Amount on the later to occur of (i) ninety (90) days after the date on which the Buyout Amount for such exercise of the Special Termination Option is fully and finally determined in accordance with the provisions of Section 3.4 hereof or (ii) the effective date of the termination of this Lease pursuant to such exercise of the Special Termination Option (as determined pursuant to Section 3.2(d) hereof). Notwithstanding the foregoing, Landlord shall have the right and option, exercisable in its sole discretion, to withdraw its exercise of the Special Termination Option by providing written notice of such withdrawal of the exercise of the Special Termination Option to Tenant on or before the date ("Hard Date") which is thirty (30) days after the date on which the Buyout Amount for such exercise of the Special Option is fully and finally determined pursuant to the provisions of
      Section 3.4 hereof. If Landlord should withdraw its exercise of the Special Termination Option pursuant to the right created in the immediately preceding sentence, then Landlord shall be obligated, notwithstanding any contrary provision contained herein, to pay and reimburse the out-of-pocket costs incurred or paid by Tenant in connection with the disputes and proceedings arising out of or relating to the exercise of the Special Termination Option or the determination of the Buyout Amount following the exercise of such Special Termination Option (including, without limitation, attorneys' fees, court costs and arbitration costs paid or incurred by Tenant).

            (d) Effective Date of Termination. The effective date of the termination of this Lease pursuant to a valid exercise of the Special Termination Option shall be determined in accordance with the following provisions:

                  (1) If the Hard Date with respect to such exercise of the
            Special Termination Option occurs within ninety (90) days following the end of a Lease Year, then the effective date of the termination of this Lease as a result of the exercise of such Special Termination Option shall be deemed to be the last day of such Lease Year.

                  (2) If the Hard Date with respect to such exercise of the
            Special Termination Option occurs at any other time, then the effective date of the termination of this Lease as a result of the exercise of such Special Termination Option shall be the last day of the Lease Year in which such Hard Date occurs.

      Section 3.3 Arbitration for Validity of Exercise of Special Termination Option. If Tenant provides a written notice to Landlord pursuant to Section 3.2(b) that it wishes to challenge the validity of an exercise of the Special Termination Option, then a binding arbitration procedure shall be commenced for the purpose of determining whether the standards specified in Section 3.2(b) have been met to permit a valid exercise of the Special Termination Option by Landlord in accordance with the following provisions:

            (a) Within thirty (30) days after the provision of Tenant's notice to Landlord pursuant to Section 3.2(b) hereof of its decision to implement such arbitration procedure, each of Landlord and Tenant shall select a Qualified Retired Judge (herein defined) to serve as one of the three arbitrators in such arbitration proceeding and provide written notice to the other of the identity of such Qualified Retired Judge so selected.

            (b) The first two Qualified Retired Judges so selected shall then endeavor to mutually agree upon and approve a third Qualified Retired Judge to serve as third arbitrator in such arbitration proceeding. If the first and second Qualified Retired Judges are unable to mutually select the third Qualified Retired Judge, then the third Qualified Retired Judge shall be selected in accordance with the following provisions:

                  (i) The first two Qualified Retired Judges shall submit a list to Landlord and Tenant containing the names of six (6) Qualified Retired Judges, three (3) of whom shall have been designated by each of the first two Qualified Retired Judges. The ordering of the six
            (6) names on such list shall be set by mutual agreement between the first two Qualified Retired Judges or, failing mutual agreement, by random drawing. There shall be no indication on the list as to the names which were selected by either of the first two Qualified Retired Judges.

                  (ii) Within fifteen (15) days after receipt of such list of names referred to above, Landlord and Tenant shall each return to the first two Qualified Retired Judges such list of names with no more than two (2) of the names deleted. The highest name remaining on the list returned by the parties hereto which was not deleted by either party shall be the third Qualified Retired Judge to serve as an arbitrator in such arbitration proceeding.

            (c) Within thirty (30) days after the selection of the third Qualified Retired Judge to serve as the arbitrator in connection with such proceeding, each of the parties hereto shall submit to the three arbitrators (with copies to the other party) a written document ("Arbitration Paper") which contains a discussion and analysis as to whether the Special Termination Option may be validly exercised in accordance with the provisions of this Lease. Each party shall have fifteen (15) days after receipt of the other party's Arbitration Paper to file a supplemental Arbitration Paper containing only information responsive to the other party's Arbitration Paper.

            (d) Within sixty (60) days after the selection of the third Qualified Retired Judge, a meeting shall be convened in a conference room in a hotel located at the Newark, New Jersey airport on a date and time selected by the third Qualified Retired Judge. Each party and its representative shall be entitled to attend such meeting and be given an opportunity to present testimony, other evidence and oral arguments to the three Qualified Retired Judges in favor of its position in connection with the determination as to whether the Special Termination Option was validly exercised. The third Qualified Retired Judge shall serve as the chairman of such meeting and will set forth reasonable rules and procedures to be followed.

            (e) Within thirty (30) days after the holding of such meeting, the three Qualified Retired Judges shall issue a written statement to the Landlord and the Tenant setting forth the final decision of the panel of Qualified Retired Judges as to whether the Landlord had the right to validly exercise the Special Termination Option in accordance with the provisions of this Lease. The decision of the panel of Qualified Retired Judges may be made by majority decision of two out of three of the Qualified Retired Judges serving on such panel. The decision of the panel of Qualified Retired Judges as to whether the Special Termination Option was validly exercised and shall be the final and binding determination on such issue for all purposes hereof and each party hereto agrees (subject to the rights and recourses expressly provided for in the New Jersey Arbitration Act) not to institute any litigation concerning the decision of the panel of Qualified Retired Judges (except that errors of law shall be subject to appeal).

            (f) All costs paid or incurred in connection with the conducting of such arbitration proceeding shall be paid by the party incurring same. The costs and fees payable to the panel of three Qualified Retired Judges and their expenses shall be paid fifty percent (50%) by Tenant and fifty percent (50%) by Landlord.

            (g) As used herein, the term "Qualified Retired Judge" shall mean a former or retired United States District Court Judge who regularly provides his services as a private arbitrator in connection with civil disputes.

      Section 3.4 Determination of Buyout Amount.

            (a) Definition. The term "Buyout Amount" shall mean, with respect to any exercise by Landlord of the Special Termination Option, the sum of the following amounts:

                  (1) The fair market value ("Value Amount") of Tenant's
            leasehold estate created hereunder taking into account what a willing buyer would pay a willing seller in cash for such leasehold estate, neither being under a compulsion to buy or sell and both being knowledgeable of all facts necessary to make an informed decision as to the value of such leasehold estate; plus

                  (2) A monetary sum ("Premium Amount"), in addition to the
            Value Amount, in an amount sufficient to amply compensate Tenant for the loss of the unique and irreplaceable "franchise" of owning the exclusive right to use, operate and exploit the Amphitheater.

      Notwithstanding anything to the contrary contained herein, in no event, under any set of circumstances, shall the Buyout Amount ever be less than the absolute minimum amount of the then unamortized portion of the Total Renovation Cost (with the express understanding that the Total Renovation Cost shall be amortized for these purposes on a straight-line basis over 240 months commencing on the Opening Date).

            (b) Attempted Mutual Agreement. For no fewer than thirty (30) days following the delivery of a notice by Landlord to Tenant pursuant to the provisions of Section 3.2(a) hereof exercising the Special Termination Option or, if Tenant challenges the validity of the exercise of the Special Termination Option pursuant to an arbitration proceeding pursuant to Section 3.3 hereof, for no fewer than thirty (30) days after a final and binding determination that such exercise of the Special Termination Option was validly made, Landlord and Tenant shall each meet with the other at such times and at such places as may be reasonably requested by the other party in an effort to mutually agree upon and determine the Buyout Amount for such exercise of the Special Termination Option.

            (c) Binding Arbitration. If Landlord and Tenant are unable to mutually agree upon and determine the Buyout Amount for such exercise of the Special Termination Option, then either party (the "Triggering Party") shall have the right, after expiration of the thirty (30) day period referred to in Section 3.3(b) hereof, to refer the determination of the Buyout Amount to a binding arbitration procedure to be conducted 1n accordance with the following provisions:

                  (1) The Triggering Party shall provide written notice to the other party ("Receiving Party") that the Buyout Amount shall be determined by binding arbitration. Such notice shall contain the name of a Qualified Individual (herein defined) who shall serve as one of the three arbitrators to determine the Buyout Amount (herein called the "first arbitrator").

                  (2) Within fifteen (15) days after receipt of the written
            notice provided pursuant to clause (1), the Receiving Party shall provide written notice to the Triggering Party of the identity of a Qualified Individual who will serve as one of the arbitrators to determine the Buyout Amount (herein called the "second arbitrator").

                  (3) The first and second arbitrators shall then endeavor to mutually agree upon and approve a third Qualified Individual to serve as one of the three arbitrators to determine the Buyout Amount (herein called the "third arbitrator"). If the first and second arbitrators are unable to mutually select the third arbitrator, then the third arbitrator shall be selected in accordance with the following provisions:

                              (i) The first and second arbitrators shall submit
                  a list to Landlord and Tenant containing the names of six (6) Qualified Individuals, three (3) of whom shall have been designated by the first arbitrator and three (3) of whom shall have been designated by the second arbitrator. The ordering of the six (6) names on such list shall be set by mutual agreement between the first and second arbitrators or, failing mutual agreement, by random drawing. There shall be no indication on the list as to which of the names were selected by the first arbitrator and which were selected by the second arbitrator.

                              (ii) Within fifteen (15) days after receipt of
                  such list of names referred to above, Landlord and Tenant shall each return to the first and second arbitrators such list of names with no more than two (2) of the names deleted. The highest name remaining on the list returned by the parties hereto which was not deleted by either party shall be the third arbitrator.

                  (4) Within thirty (30) days after the selection of the third arbitrator, each of the parties hereto shall submit to the three arbitrators (with copies to the other party) a written document ("Position Paper) which contains the specific amount that (i) such party believes is the appropriate amount for the Buyout Amount (including separate calculations of the Value Amount and the Premium Amount) and (ii) such written information as may be necessary to support such party's determination of the Buyout

            Amount. Each party shall have fifteen (15) days after receipt of the other party's Position Paper to file a supplemental Position Paper containing only information responsive to the other party's Position Paper.

                  (5) Within sixty (60) days after the selection of the third arbitrator a meeting shall be convened in a conference room in the hotel located at the Newark, New Jersey airport at a date and time selected by the third arbitrator. Each party and its representatives shall be entitled to attend such meeting and be given an opportunity to present testimony, other evidence and oral arguments to the arbitrators in favor of its position in connection with the determination of the Buyout Amount. The third arbitrator shall serve as the chairman of such meeting and will set forth reasonable rules and procedures to be followed.

                  (6) Within thirty (30) days after the holding of such meeting, the arbitrators shall issue a written statement to the Landlord and Tenant setting forth the final decision of the arbitrators as to the Buyout Amount The arbitrators shall agree upon a Buyout Amount by a unanimous vote. The amount selected by the arbitrators for the Buyout Amount shall be the final and binding determination of the Buyout Amount for all purposes hereof and each party hereto agrees (subject to the rights and recourses expressly provided for in the New Jersey Arbitration Act) not to institute any litigation concerning the decision of the arbitrators (except that errors of law shall be subject to appeal).

                  (7) All costs paid or incurred in connection with the process of determining the Buyout Amount shall be paid by the party incurring same. The costs and fees payable to the arbitrators and their expenses shall be paid fifty percent (50%) by Tenant and fifty percent (50%) by Landlord.

                  (8) As used herein, the term "Qualified Individual" shall mean
            (i) with respect to each of the first and second arbitrators, a professional real estate appraiser with at least ten (10) years experience in appraising commercial real estate properties and (ii) with respect to the third arbitrator, a person with at least ten
            (10) years experience in the live entertainment business.

            (d) Effect of Delay in Terminating this Lease. If (i) the final determination of the Buyout Amount was determined with the underlying assumption that the Lease would be terminated prior to a specific Lease Year and (ii) the Lease is not, pursuant to the provisions hereof, actually terminated prior to such Lease Year, then the Buyout Amount shall be appropriately adjusted to reflect the change in the Buyout Amount necessitated by the additional Lease Years being included within the Term. If Landlord and Tenant are unable to mutually agree upon the adjustment required pursuant to the immediately preceding provision, then such adjustment shall be determined pursuant to a binding arbitration proceeding conducted pursuant to Section 3.4(c) hereof.

      Section 3.5 Parent Approval. On or before the execution of this Lease, Tenant shall deliver or cause to be delivered to Landlord such documents or other instruments as may be necessary to evidence the following:

            (a) that each of PACE Entertainment Corporation, Sony Music Entertainment Inc. and Viacom Inc. have severally committed to provide, or cause to be provided, two-ninths (2/9ths) of the Total Renovation Cost; and

            (b) that Ardee has posted an irrevocable letter of credit, certificate of deposit or some other reasonably equivalent security for the benefit of the Tenant, to be used towards application of the funding of Renovation Cost, in an amount equal to (i) $2,000,000 minus (ii) the actual amount contributed to the capital of the Tenant by Ardee prior to the execution of this Lease and used exclusively for the payment or reimbursement of Renovation Costs.

If Landlord elects to execute this Lease prior to the obtaining of the above-described documents or other instruments, then Landlord shall be deemed to have forever released and waived Tenant's obligations set forth in this Section 3.5.

                                    ARTICLE 4

                              RENT AND IMPOSITIONS

      Section 4.1 Payment of Rent. All Rent payable hereunder by Tenant to or for the account of Landlord is and shall be payable by wire transfer of immediately available funds to the following account:

               CoreStates New Jersey National Bank
               ABA No. 0312-00730
               New Jersey Highway Authority Revenue Fund
               Account No. 200-118-875
               Advise: John F. Flynn, Comptroller - New Jersey Highway Authority

Landlord shall have the express right to designate a new account for its wiring instructions at any time, and from time to time, by providing at least fifteen
(15) days prior written notice thereof to Tenant. Notwithstanding anything in this Lease to the contrary, all rental payments due from Tenant to Landlord shall be made without any reduction or deduction whatsoever, including any reduction or deduction for any setoff, recoupment or counterclaim. Any rental payment that is not paid when due shall accrue interest from that date until paid at the Permitted Rate. If any rental payment due hereunder shall be more than fifteen (15) days past due, then a late fee shall be payable by Tenant to Landlord in an amount equal to two percent (2%) of the amount of the installment of Rent which is so past due. If any rental payment due hereunder shall be more than thirty (30) days past due, then a late fee shall be payable by Tenant to Landlord, in addition to the late fee payable pursuant to the immediately preceding sentence, in an amount equal to two percent (2%) of the amount of the installment of Rent which is so past due.

      Section 4.2 Rent for First Two Lease Years. For the first two Lease Years only, Tenant shall pay to Landlord the following amounts as Rent:

            (a) First Lease Year. Rent for the first Lease Year shall be determined in accordance with the following provisions:

                  (1) Base Rent. Tenant shall pay to Landlord the aggregate sum of $1,500,000, all of which has been previously paid.

                  (2) Profit Participation. If Tenant's net income from
            operation and use of the Amphitheater during the first Lease Year exceeds $1,000,000, then Tenant shall pay to Landlord on or before November 29, 1996. 100% of the amount by which Tenant's net income so exceeds the amount of $1,000,000. The calculation of Tenant's net income from the operation and use of the Amphitheater during the first Lease Year shall be subject to the following conditions:

                              (i) Notwithstanding any treatment otherwise
                  allowed by generally accepted accounting principles, in no event shall any deduction be taken in the calculation of Tenant's net income in the first Lease Year for any Renovation Costs.

                              (ii) Notwithstanding any treatment otherwise
                  allowed by generally accepted accounting principles, the salaries and wages of only those employees (full time and part-time) hired by Tenant to work exclusively at the Amphitheater may be deducted as an operating expense in determining Tenant's net income. Accordingly, no portion of the salaries and wages of personnel who either office at a location other than the Amphitheater or who provide services in connection with business operations other than the Amphitheater shall be deducted as a general and administrative expense or other operating expense of any kind in determining Tenant's net income. In no event shall allocations of corporate or other overhead of any general partner, parent entity or Affiliate of Tenant or of any other party, be deducted as a general or administrative cost or other operating expense of any kind in determining Tenants net income; provided, however, the travel and lodging costs of executive or administrative personnel may be charged to the Amphitheater and deducted for purposes of calculating Tenant's net income to the extent that such costs are properly and reasonably allocable to the provision of necessary services related to the ownership, operation, maintenance or use of the Amphitheater.

                              (iii) Notwithstanding any treatment otherwise
                  allowed by generally accepted accounting principles, and to the extent not otherwise covered by Section 4.2(a)(2)(i) above, in the event that the Tenant permits any subtenant, licensee, sublicensee, contractor, concessionaire or other similar party to reduce the commissions, royalties, rent or other payments otherwise payable by such party to Tenant by an amount equal to all or any portion of the amount paid by such party for additional capital improvements, additional equipment, smallwares or other similar expenditures in respect of, or relating to, the Amphitheater, the amount of any such reduction in payments shall nonetheless be included in Tenant's income for the purpose of determining Tenant's net income.

                              (iv) Notwithstanding any treatment otherwise
                  allowed by generally accepted accounting principles, the value of all goods, services and other benefits (excluding media time provided in conjunction with "promotional" ticket give-aways) received from a sponsor in connection with any sponsorship arrangement shall be included in Tenant's income for the purpose of determining Tenant's net income.

                              (v) Notwithstanding any treatment otherwise
                  allowed by generally accepted accounting principles, in the event that any general partner, parent entity or other Affiliate of Tenant provides goods or services to Tenant (including, without limitation, the costs of administering insurance claims which are built into the cost of premiums charged to the Tenant for liability insurance provided by Affiliates of the Tenant), the expense associated with any such good or service shall not be deducted by Tenant as a general or administrative cost or other operating expense of any kind to the extent that such expense exceeds the fair market value for such good or service (assuming, for purposes of determining the fair market value, that the cost of such good or service is negotiated by unrelated and unaffiliated parties on an arms-length basis); provided, however, that the cost of liability insurance charged to the Tenant of

                  $0.40 per attendee is hereby approved and accepted by Landlord as an "arms-length" and fair charge.

            (b) Second Lease Year. Tenant shall pay to Landlord for the Second Lease Year the aggregate sum of $1,650,000, $650,000 of which shall be payable on March 31, 1991, $500,000 of which shall be payable on June 30, 1997 and $500,000 of which shall be payable on September 30, 1997. Unlike the first Lease Year, Landlord shall not be entitled to any profit participation with respect to the operation of the Amphitheater during the second Lease Year.

      Section 4.3 Rent for all Subsequent Lease Years. For the third Lease Year and each of the remaining Lease Years thereafter included within the Term, Tenant shall pay to Landlord the following amounts as Rent

            (a) Minimum Rent. Tenant shall pay to Landlord the Minimum Rental Amount during each such Lease Year in the following installments:

                  (1) $650,000 shall be due on March 30 of such Lease Year;

                  (2) $500,000 shall be due on June 30 of such Lease Year;

                  (3) $500,000 shall be due on September 30 of such Lease Year;
            and

                  (4) the remaining portion of the Minimum Rental Amount for such Lease Year, if any, shall be due on November 30 of the next succeeding Lease Year.

      If the Minimum Fixed Rental Amount should hereafter increase to $1,700,000 pursuant to the provisions of Section 1.1(a)(38) hereof, then the installment of rent payable on March 30 of each Lease Year for which the increase in the Minimum Fixed Rental Amount applies shall be increased from $650,000 to $700,000.

            (b) Contingent Rent. Tenant shall pay to Landlord the Contingent Rental Amount for each such Lease Year in a single installment on November 30 of the next succeeding Lease Year.

      Section 4.4 Other Rental Payments.

            (a) If the total paid attendance at Tenant Events exceeds 1,620,000 cumulatively during the third, fourth and fifth Lease Years, then, in addition to the increase in the Minimum Fixed Rental Amount for all subsequent Lease Years as required by the provisions of Section 1.1(a)(38) hereof, a one-time bonus rental payment of $150,000 shall be payable by the Tenant to the Landlord on or before November 30, 2000.

            (b) As a reimbursement to Landlord for the cost of the Access Improvements and certain costs directly or indirectly related thereto and to the Renovation Work, Tenant shall pay to Landlord, commencing on November 30, 2004 and continuing on each November 30 thereafter through and until November 30, 2013, a fixed annual amount equal to $300,000.

      Section 4.5 Adjustment to Rental Amount (Reopenings). If the Artist Share exceeds sixty-seven and one-half percent (67-1/2%) ("Maximum Expected Artist Share") during one or both of (i) the period of time covered by the third, fourth and fifth Lease Years and (ii) the period of time covered by the sixth, seventh, eighth, ninth and tenth Lease Years, then (A) Tenant shall provide written notice thereof to Landlord ("Reopening Notice") within 15 days after the last day of the fifth or tenth Lease Year, as applicable, and (B) the following provisions shall apply:

            (a) Landlord shall be obligated for at least sixty (60) days following receipt of the Reopening Notice to negotiate with Tenant, in good faith, appropriate modifications to this Lease for the remaining Term.

            (b) If, within sixty (60) days after Tenant has provided a Reopening Notice to Landlord for either of the relevant periods of time specified above, the parties hereto have been unable to mutually agree upon an acceptable modification to the terms of this Lease as contemplated by clause (a), then Tenant shall have the right to terminate this Lease by written notice to Landlord at anytime on or before January 31 of the sixth or eleventh Lease Year, as applicable. If Tenant exercises the right to terminate the Lease pursuant to the provisions of the immediately preceding sentence, then Landlord shall be obligated to pay and deliver to Tenant within ninety (90) days after receipt of such termination notice the then unamortized portion of the Total Renovation Cost (with the express understanding that the Total Renovation Cost shall be amortized for these purposes on a straight line basis over 240 months commencing on the Opening Date). Notwithstanding anything to the contrary contained herein, if any Qualified Mortgage exists at any time during which Tenant wishes to terminate this Lease pursuant to the provisions of this Section 4.5(b), then Tenant may not terminate this Lease unless all of the beneficiaries under all then existing Qualified Mortgages have consented, in writing, to the termination hereof.

            (c) Reference is made to the fact that (i) Tenant, Tenant's partners and the Affiliates of Tenant's Partners own, operate and manage other outdoor entertainment facilities in other locations which are similar to the Amphitheater (collectively, "Amphitheater Network") and (ii) some of the artists, entertainers or other performers appearing at the Amphitheater from time to time will also appear during the same Lease Year at one or more of the other entertainment facilities in the Amphitheater Network (the "Multi-Amphitheater Artists"). If Tenant intentionally and artificially manipulates contractual relationships with any Multi-Amphitheater Artist in order to increase the Artist Costs at the Amphitheater which otherwise would have been incurred in connection with the operation of the Amphitheater in exchange for reduced artist costs with such Multi-Amphitheater Artists at one or more of the other entertainment facilities in the Amphitheater Network, then the amount of the Artist Cost for each such Multi-Amphitheater Artist shall be restated for purposes of calculating the Artist Share upon arms-length terms which would have been available to Tenant had no such intentional and artificial manipulation occurred. For purposes of the foregoing provisions, Tenant has advised Landlord, and Landlord acknowledges, that the economic terms with Multi-Amphitheater Artists will vary from entertainment facility to entertainment facility based upon a variety of factors including, without limitation, (i) the size of the entertainment facility involved, (ii) the size of the metropolitan area in which the entertainment facility is located, and (iii) the degree of competition from other entertainment facilities in the market in which the entertainment facility is located. Accordingly, the mere existence of differing economic terms with a Multi-Amphitheater Artist between various entertainment facilities within the Amphitheater Network may not, by itself, be conclusive evidence of any intentional and artificial manipulation of contractual relationships resulting in an increase of the Artist Costs in connection with the operation of the Amphitheater in exchange for lower artist costs at another entertainment facility in the Amphitheater Network.

      Section 4.6 Payment of Impositions Attributable to the Tenant's Use of Amphitheater Tract and the Parking Tracts. Tenant will pay as and when the same shall become due all Impositions attributable to (i) the Amphitheater Tract and
(ii) the use of the Parking Tracts by Tenant pursuant to the Parking License. Where any Imposition that Tenant is obligated to pay may be paid pursuant to law in installments, Tenant may pay such imposition in installments as and when such installments become due. Landlord shall furnish to Tenant, promptly upon receipt thereof, copies of all notices of Impositions attributable to the Amphitheater Tract which may be received by Landlord. Upon the payment by Tenant of any Impositions, Tenant shall deliver to Landlord evidence of such payment.

      Section 4.7 Payment of Impositions Attributable to the Landlord Land. Landlord will pay as and when the same shall become due all Impositions attributable to the Landlord Land except to the extent that any such Imposition is attributable to the use by Tenant of the Amphitheater Tract pursuant to this Lease, the Parking Tracts pursuant to the Parking License or the Access and Utility Easements over, across, on or under the Landlord Land, in which instances the Impositions shall be paid by Tenant to the extent thereof. Where any Imposition that Landlord is obligated to pay may be paid pursuant to law in installments, Landlord may pay such Imposition in installments as and when such installments become due. Tenant shall furnish to Landlord, promptly upon receipt thereof, copies of all notices of Impositions attributable to the Landlord Land which may be received by Tenant. Upon payment by Landlord of any Impositions, Landlord shall deliver to Tenant evidence of such payment.

      Section 4.8 Tax Contests.

            (a) Each party (the "Contesting Party") shall have the right, at its own expense, to contest the amount or validity, in whole or in part, of any Imposition for which such party is responsible pursuant to the provisions of this Lease by appropriate proceedings diligently conducted in good faith. Upon the termination of any proceedings, it shall be the obligation of the Contesting Party to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interests, penalties or other liabilities in connection therewith. Nothing herein contained, however, shall be so construed as to allow such Imposition to remain unpaid for such length of time as shall permit the Entire Tract, or any part thereof, to be sold, taken or otherwise adversely affected by any Governmental Authority for the non-payment of the same. The Contesting Party shall promptly furnish the other party (the "Non-Contesting Party") with copies of all proceedings and documents with regard to any such contest, and the Non-Contesting Party shall have the right, at its expense, to participate therein.

            (b) The Non-Contesting Party will, at the request of the Contesting Party, reasonably cooperate with the Contesting Party in connection with the Contesting Party's good faith contesting of the amount or validity, in whole or in part, of any Imposition. In that connection, the Non-Contesting Party shall execute, within fifteen (15) days after receipt of written request therefor, any and all documents reasonably requested by the Contesting Party in connection with the foregoing. The Contesting Party shall reimburse the Non-Contesting Party for all out-of-pocket expenses incurred by the Non-Contesting Party (including reasonable attorney's fees) in performing its obligations under this Section 4.8.

      Section 4.9 Right to Perform Obligation as to Impositions. If either party hereto fails to timely pay any Imposition for which it is responsible hereunder and if such party is not contesting the validity or amount of such Imposition pursuant to the provisions of Section 4.8 hereof, then the other party hereto may, at its election (but without obligation), pay such Imposition with any interest and penalties due thereon, and the amount so paid shall be repayable by such party to the other party, on demand, together with interest thereon at the Permitted Rate from the date of such payment until repaid. Before either party may pay any Imposition on behalf of the other party, such party shall give the other party fifteen (15) days' prior written notice thereof.

      Section 4.10 Accounting Books and Records.

            (a) Maintenance of Records. Tenant shall keep and maintain complete, true and accurate records, books and accounts, at the Amphitheater, in accordance with generally accepted accounting principles, and such records shall contain full, true, complete and correct entries of all dealings and transactions in relation to the business of Tenant and shall include, but not be limited to, records of its Gross Revenues and other transactions and financial matters relating to the obligations of Tenant under this Lease, including, but not limited to, operating expenses, ticket revenues, parking receipts, concession revenues, Artist Costs and sponsorship revenues. Tenant shall keep all of these records for a minimum of seven
      (7) years. If Tenant should ever become involved in any businesses other than the operation and management of the Amphitheater, then Tenant covenants and agrees with Landlord that such businesses will be accounted for with separate and distinct books and records from the books and records for the business of operating and managing the Amphitheater.

            (b) Audit and Review Rights. Landlord (and its agents, including independent auditors engaged by Landlord) shall have the right, from time to time during regular business hours and upon reasonable advance notice to Tenant, to examine and inspect the books and records of Tenant, including, without limitation, (A) any tax reports and returns of Tenant,
      (B) all records and information pertaining to the Renovation Work (including all of the Renovation Costs), (C) all records and information pertaining to Gross Revenues, (D) all records and information pertaining to operating expenses during the first Lease Year and (E) if Tenant exercises its rights pursuant to Section 4.5 hereof for any Lease Years,
      (i) all records and information pertaining to Ticket Revenues and Artists Costs for all Tenant Events during such Lease Years and (ii) such records and information as may be necessary or reasonably required by Landlord to determine the Artist Costs with respect to each of the Multi-Amphitheater Artists at each of the outdoor entertainment facilities located in the Amphitheater Network and (iii) such additional financial information and records as may be reasonably required by Landlord in connection with good faith negotiations of appropriate modifications to the Lease. In addition, to the extent legally available, Tenant does hereby grant to Landlord (and its agents, including independent auditors engaged by Landlord) the right, from time to time during regular business hours and upon reasonable advance notice, to examine and inspect the books and records of Tenant's concessionaires, licensees, subconcessionaires, sublicensees and other persons who may receive any items of Gross Revenues.

            (c) Costs of Review or Audit. If, as a result of any review or audit of the books and records of Tenant by Landlord pursuant to the rights contained in clause (b) above, the final amount of Rent payable for any Lease Year is increased by $25,000 or more above the amount paid by Tenant for such Lease

      Year, then Tenant shall be obligated to reimburse to Landlord all of the reasonable costs and expenses incurred in connection with the review or audit which ultimately resulted in such increase.

            (d) Interim Reports. During the course of each Amphitheater Season, Tenant shall provide on a monthly basis to Landlord interim reports generated in the ordinary course of business by Tenant providing information concerning Gross Revenues on a show-by-show basis during such Amphitheater Season such as, without limitation, the amounts of ticket sales, food and beverage sales, merchandise sales and per capita revenue per performance.

      Section 4.11 Annual Reports. Within sixty (60) days after the completion of each Lease Year, Tenant shall provide to Landlord the following:

            (a) Gross Revenue Report. (i) A complete report prepared by Tenant of the amount of Gross Revenues for such Lease Year together with supporting calculations and (ii) a separate report signed by an independent certified public accountant stating that no inaccuracies or inconsistencies in the amount of Tenant Revenues included in such report were discovered during such accountant's audit of the books of Pavilion (or, if for whatever reason, the books of Pavilion should no longer be audited at any time hereafter, the books of PACE Entertainment Corporation).

            (b) Financial Statements. An unaudited balance sheet, statement of income, statement of cash flows and statement of partners equity for Tenant as at the end of such Lease Year and for the Lease Year just closed, setting forth the corresponding figures for the previous Lease Year in comparative form, all in reasonable detail and all prepared in accordance with GAAP.

            (c) Artist Share. A report prepared by Tenant of the Artist Share for such Lease Year together with supporting calculations.

      Section 4.12 Reports Related to a Reopening Notice. If Tenant provides a Reopening Notice to Landlord pursuant to Section 4.5 hereof, then Tenant shall be required to provide to Landlord, simultaneously with such Reopening Notice,
(i) a complete report prepared by Tenant of (x) the total amount of Artist Costs for all Tenant Events during the relevant period of time to which the Reopening Notice relates and (y) the total amount of Ticket Revenues for all Tenant Events during the relevant period of time to which the Reopening Notice relates together with supporting calculations and (ii) a separate agreed upon procedures letter signed by an independent certified public accountant confirming the amount of Artist Costs and Ticket Revenues so reported based upon the procedures listed in Exhibit "P" attached hereto.

                                    ARTICLE 5

                        CONSTRUCTION, USE AND MAINTENANCE
                                 OF AMPHITHEATER

      Section 5.1 Renovation of Amphitheater.

            (a) Generally. Subject to the provisions contained in Section 5.2 and Section 15.4 of this Lease, Tenant shall (i) commence within sixty
      (60) days after the last event, show or performance presented at the Amphitheater during the second Lease Year and (ii) thereafter prosecute diligently and continuously until completed and cause to be completed on or before June 30, 1998, at its sole cost and expense, the Renovation Work. Tenant hereby agrees and covenants with Landlord as follows:

                  (1) The Total Renovation Cost shall not be less than
            $8,750,000 in the aggregate.

                  (2) Upon the request of Landlord, Tenant shall provide to
            Landlord reasonably requested support and back-up demonstrating the Total Renovation Cost.

                  (3) If, upon completion of the Renovation Work contemplated by the Final Plan, the Total Renovation Cost should prove to be less than $8,750,000, then the following provisions shall apply:

                        (i) Landlord may, at its option, require Tenant to
                  reimburse to Landlord any amounts paid by Landlord to Tenant pursuant to the provisions of Section 5.1(k) hereof; provided, however, (i) such amounts so reimbursed by Tenant to Landlord shall be treated as Renovation Costs and included in the Total Renovation Cost for all purposes hereof and (ii) in no event shall Tenant be obligated to reimburse to Landlord pursuant to this provision more than the amount which would result in the Total Renovation Cost being equal to $8,750,000.

                        (ii) If, after the application of clause (i), the Total
                  Renovation Cost continues to be less than $8,750,000, then Tenant agrees to meet with Landlord and reach a mutually acceptable decision as to additional renovation activities at the Amphitheater which will be implemented with the remaining funds required to be expended to cause the Total Renovation Cost to equal $8,750,000. All such additional amounts shall be required to be expended by Tenant within twelve (12) months after completion of the Renovation

                  Work, if practicable, unless Landlord and Tenant mutually agree otherwise.

                  (4) In order to minimize disruption to the operation of the
            Amphitheater during the 1997 operating season, insure the availability during proposed Tenant Events and Landlord Events for 1997 of essential facilities and resources at the Amphitheater, minimize the adverse impact on the appearance of the surroundings during such Tenant Events and Landlord Events and at other times, and lessen the degree of interference with the dewinterization and winterization processes for the second Lease Year, only those major elements of the Renovation Work identified on the construction schedule included in Exhibit D hereto shall be performed on or after the date hereof through and including November 15, 1997 (the "Limitation Period"). No item set forth on the construction schedule shall be performed before the date identified for such item on the schedule; provided, however, that Tenant may perform any item of Renovation Work (including items identified on the construction schedule) on any date after the Limitation Period and in any sequence it determines to be appropriate, subject to its obligations in Section 5.1 (a)(i) and (ii) above and its compliance with the Final Plan. To the extent either party wishes to (i) modify the existing construction schedule in a way that affects the Renovation Work to be performed during the Limitation Period, or (ii) perform any other item of Renovation Work that would cause during the Limitation Period any one or more of the disruptive or adverse effects identified above, the party seeking to do so shall notify the other party and, thereafter, the parties shall promptly meet and endeavor in good faith to reach a mutually acceptable resolution of the issue.

            (b) Landlord's Oversight Rights. Landlord shall have the right to participate in the review and oversight process relating to the planning and construction of the Renovation Work in accordance with the following provisions:

                  (1) Landlord has participated in the planning of the
            Renovation Work and hereby approves and accepts the Final Plan as the description of the Renovation Work; provided, however, with respect to the portions of the Final Plan that have not yet been finalized and any changes hereafter made to the Final Plan, the Landlord shall continue to have rights of plan approval (including approval as to aesthetic issues, conceptual representations and the development of a critical path), such right of plan approval not to be unreasonably withheld or delayed.

                  (2) Landlord shall have the right to be present at the
            construction site at all times during the performance of the Renovation Work for purposes of verifying that the Renovation Work is being completed in compliance with the Final Plan and that the Renovation Costs are being expended in a manner consistent with the requirements of this Lease. Accordingly, Landlord shall have the right to monitor the Renovation Work to verify (i) the conformity of the Renovation Work to the Final Plan and (ii) the expenditure of not less than $8,750,000 of Renovation Costs. In exercising its rights hereunder, Landlord may designate an agent (the "Construction Consultant") to act on its behalf. Tenant agrees to cooperate with Landlord or Landlord's Construction Consultant (and to cause its contractors, subcontractors and other agents to likewise cooperate) in the exercise of Landlord's rights hereunder. Accordingly, Tenant will (and will cause its contractors, subcontractors and other agents) to
            (i) include Landlord or its Construction Consultant in all job meetings (whenever held) and (ii) provide Landlord or its Construction Consultant with all progress reports relating to the Renovation Work. In addition, Tenant and its agents will (x) provide all estimates and payment documents to Landlord or its Construction Consultant (including all additional back-up or supporting material reasonably requested to evidence that all payments were made and that the services and/or materials to which such payments relate were provided and used exclusively with respect to the Renovation
            Work) for review and (y) permit Landlord or its Construction Consultant to review shop drawings, product data, samples and other submittals. To the extent that Landlord or its Construction Consultant identifies (i) work that does not conform with the Final Plan or any of the other requirements of this Lease or (ii) the payment of expenditures that are not of the type set forth in the Construction Budget or, where specific items are identified in the Construction Budget, are not for such items or functionally equivalent items, it will promptly notify Tenant or its agent of same. In determining the Total Renovation Cost, only those expenditures in respect of the Renovation Work that constitute Renovation Costs shall be included. If Landlord and Tenant should disagree as to whether one or more expenditures constitute Renovation Costs, then Landlord and Tenant shall meet promptly after such disagreement is known and endeavor in good faith to resolve their differences. If Landlord and Tenant are not able to resolve any such disagreement, then Landlord and Tenant shall be entitled to exercise the rights, and pursue the remedies, available to them in this Lease.

                  (3) Landlord acknowledges and agrees that it has no
            supervisory authority over Tenant's contractors and subcontractors, and all such supervisory responsibility lies with Tenant in addition, Landlord shall have no administrative rights or obligations with respect to the performance of the Renovation Work. Tenant acknowledges and agrees that the presence of Landlord or its Construction Consultant during the performance of the Renovation Work does not relieve Tenant of its duties to perform the work in conformity with the Final Plan and the other requirements of this Lease, unless changes to such Final Plan or such other requirements of this Lease have been agreed to in writing and signed by both Landlord and Tenant.

            (c) Minimum Capacity Requirements. The seating capacities at the Amphitheater upon completion of the Renovation Work shall satisfy the Minimum Capacity Requirements; provided, however, if a third party successfully institutes litigation or other proceedings which has the effect of preventing or precluding Tenant from completing the Renovation Work in a manner which satisfies the Minimum Capacity Requirements, then
      (i) Tenant shall not be obligated to complete the Renovation Work in a manner which satisfies the Minimum Capacity Requirements and (ii) each of Landlord and Tenant shall be obligated to negotiate in good faith such appropriate and necessary changes to the terms of this Lease as may be necessary to reflect the changed economic conditions resulting from the decreased maximum capacity.

            (d) General Contractor. At least fifteen (15) days prior to commencement of the Renovation Work, Tenant shall deliver to the Landlord a true and correct copy of the contract with the general contractor, which contract shall give the Landlord the right, but not the obligation, to assume the Tenant's obligations and rights under such contract if the Tenant should default. Unless Tenant's general contractor has a net worth of $18,000,000 or more or is otherwise reasonably acceptable to Landlord, then Tenant shall be required to obtain and deliver to the Landlord not less than ten (10) days prior to the anticipated commencement of construction of the Renovation Work, a performance and payment bond issued by a surety meeting the qualifications required by Landlord and naming Landlord as an additional insured thereunder or as a permitted assignee thereof. At Tenant's option, the obligation to deliver a performance and payment bond pursuant to the provisions of the immediately preceding sentence may be met by causing performance and payment bonds to be issued by sureties meeting the qualifications required by Landlord and naming the general contractor and the Tenant as insureds and Landlord as an additional insured thereunder or as a permitted assignee thereof with respect to each of the material subcontractors effecting the Renovation Work.

            (e) Deliveries to Landlord upon Completion. Immediately upon completion of construction of the Renovation Work, the Tenant shall, at its sole cost, deliver to the Landlord (i) a detailed "as built" set of plans and survey which shows in detail the Improvements constituting the Renovation Work including, without limitation, the expansion of the Amphitheater, the additional on-site parking, the utilities, easements, landscaping, roads, location of ingress and egress, curbs, gutters, lighting and location of permanent signs, (ii) copies of all warranties, service and maintenance agreements and equipment manuals related to the Amphitheater that are in the possession of Tenant and (iii) a certificate signed by an authorized financial representative of Tenant certifying to the Total Renovation Cost, with reasonable detail as to the amounts of Renovation Costs spent and incurred.

            (f) Construction Standards. All construction work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations and requirements, and in accordance with the standard, if any, of the Board of Fire Underwriters, or other organizations exercising the functions of a board of fire underwriters whose jurisdiction includes the Amphitheater.

            (g) Materials and Workmanship. All materials and workmanship shall be of good quality, and upon completion of construction, the Renovation Work will be structurally safe and sound, and all parts thereof and all mechanical equipment therein and all utilities serving the Amphitheater and the Parking Facilities will be in good and working order and will have been properly installed, tested and paid for, and in case of repairs, restoration, changes, additions, alterations and improvements, shall be at least equal to the original.

            (h) Landlord's Disclaimer. The Landlord makes no warranties or representations and accepts no liabilities or responsibilities with respect to or for the adequacy, sufficiency or suitability of or defects in or with respect to the design, construction, renovation or installation of the Renovation Work.

            (i) No Deferral of Rent. If the acquisition, construction, renovation and installation of any Renovation Work is delayed for any reason, there shall be no diminution or postponement of the amounts which are due and payable by Tenant to Landlord under the terms of this Lease.

            (j) Viability of Construction Deadlines. Tenant represents and warrants to Landlord that the requirement of completing the Renovation Work on or before June 30, 1998 is commercially reasonable and reasonably performable by Tenant

            (k) Costs of Certain Repairs.

                  (1) Reference is made to that certain report dated April of
            1996 prepared by T. Y. Lin International (in association with Alvi Associates, Inc.) ("Property Condition Report") recently commissioned by Landlord, a copy of which has been provided to Tenant. Tenant hereby agrees to assume responsibility for completing all of the repairs listed in the Property Condition Report Tenant agrees to cause the repairs identified as "high priority" and "medium priority" in the Property Condition Report to be completed while conducting the Renovation Work. In consideration for Tenant's agreement contained in the immediately preceding sentence, Landlord does hereby agree to pay to Tenant, as a reimbursement for the cost of such repair work, the actual cost of the repairs identified as "high priority" and "medium priority" repairs in the Property Condition Report promptly after Tenant completes such repairs. Tenant shall invoice Landlord for the cost of all such repair work and shall provide reasonable support and back-up as to the costs incurred in connection with completing such repairs. Reference is made to the fact that the Property Condition Report estimated that the "high priority" and "medium priority" repair items would cost $16,800.00.

                  (2) Reference is made to that certain Study and Report for
            Fire Alarm, Sprinkler and Security Systems recently commissioned by Landlord, prepared by Barnickel Engineering Corporation and dated September 12, 1996 ("Fire/Safety Report"), a copy of which has been provided to Tenant. Tenant hereby agrees to assume responsibility for completing all of the Mandatory Work (herein defined) listed in the Fire/Safety Report while conducting the Renovation Work. In consideration for Tenant's agreement contained in the immediately preceding sentence, Landlord does hereby agree to pay to Tenant, as a reimbursement for the cost of the Mandatory Work, the actual cost of all the Mandatory Work listed in the Fire/Safety Report promptly after Tenant completes such Mandatory Work. Tenant shall invoice Landlord for the cost of all such Mandatory Work and shall provide reasonable support and back-up as to the costs incurred in connection with completing such Mandatory Work. As used herein, the term "Mandatory Work" shall mean only those six (6) items discussed in the Fire/Safety Report in the Section entitled "Arts Center - Amphitheater - Building #600" and further identified on page 58 of such report in Subsection E entitled "Recommendations" which are required to be completed or implemented to satisfy governmental requirements or to obtain necessary governmental permits.

            (l) Assignment of Final Plans. Tenant does hereby assign, transfer and convey to Landlord all rights, title and interest in and to the Final Plan which Tenant may have therein. Landlord hereby grants to Tenant the right to utilize the Final Plan in connection with the Renovation Work and any subsequent repair, alteration or renovation work to be conducted at the Amphitheater during the term of this Lease, as permitted hereunder, such grant being subject to, and limited by, the extent of Landlord's rights in the Final Plan as assigned to it by Tenant.

            (m) Sewer Capacity. Acknowledging the current uncertainty as to whether the existing sewer capacity at the Amphitheater will be sufficient to handle the sewer requirements following completion of the Renovation Work, the parties agree that (i) Tenant will install meters at all relevant locations to monitor sewer flow during the second Lease Year and complete engineering work to determine whether the Renovation Work and resulting expanded seating capacity at the Amphitheater will result in sewer flow that exceeds the capacity of the existing sewer facilities at the Amphitheater and (ii) if the present sewer capacity is determined, as a result of the information obtained from such meters, to be insufficient to handle the maximum loads required following completion of the Renovation Work, then Tenant shall install, as a part of the Renovation Work, three standard 10,000 gallon holding tanks as a part of the sewage treatment system to meet excess flow requirements.

            (n) Parking Capacity. Reference is made to the fact that Landlord and Tenant, as a result of differing assumptions on the ratio of parked cars to number of Patrons attending events at the Amphitheater, disagree as to whether the number of parking spaces to be located in the Parking Facilities will be sufficient for heavily attended events following completion of the Renovation Work. As a result, Tenant shall hereafter prepare and submit to Landlord a contingency parking plan (which Tenant reserves the right to amend or modify from time to time by providing notice thereof to Landlord) to address potential shortages of onsite parking which will be available for implementation should there be actual shortages of onsite parking following completion of the Renovation Work. In no event shall such parking contingency plan place the location of any satellite lots in such a manner that will necessitate, by design, additional traffic in the Township of Holmdel, New Jersey or utilize or require parking in the Township of Holmdel without the prior consent of the Township of Holmdel.

      Section 5.2 Permits and Costs.

            (a) Required Permits. Tenant's obligation to commence and complete the Renovation Work pursuant to this Lease shall be conditioned upon Tenant having obtained all of the Required Permits. From and after the execution of this Lease, Tenant shall take all such reasonable actions as may be necessary to obtain all of the Required Permits. Landlord shall cooperate with Tenant as may be reasonably requested by Tenant in connection with the obtaining of all of the Required Permits.

            (b) Renovation Costs. For purposes of clarification and in order to avoid uncertainty or ambiguity, it is hereby expressly stipulated, understood and acknowledged that Tenant shall be required to perform this Lease including without limitation all of its Obligations and, in connection therewith, shall be solely responsible for causing the Renovation Work to be completed in accordance with the provisions hereof and shall bear, at its sole cost, expense and risk, all of the Renovation Costs incurred in connection with the completion of the Renovation

      Work, including any construction or other cost overruns of any kind which exceed budgeted amounts.

      Section 5.3 Access Improvements. Subject to the provisions of Section 15.4 of this Lease, Landlord shall substantially complete on or before May 31, 1998, at its sole cost and expense (subject to the right of reimbursement described in Section 4.4(b) hereof), the construction and installation of all of the Access Improvements.

      Section 5.4 Depreciation and Removables. Any and all depreciation, amortization and investment tax credits for state or federal income tax purposes generated or available in connection with the Renovation Work, shall belong to, and accrue to the benefit of Tenant during the Term. Upon the expiration or termination of this Lease, (i) all personal property and equipment located at, or affixed to the Amphitheater as of the effective date hereof or added as part of the Renovation Work (including, without limitation, all personal property and equipment contemplated by the Construction Budget or otherwise added as a part of the Renovation Work, other than the computer equipment, phone system and two-way radios included therein), and all replacements of any portion thereof during the term of this Lease, shall be the property of Landlord and may not be removed by Tenant and (ii) all other personal property and equipment of Tenant installed or located at the Amphitheater at the expense of Tenant (including the computer, phone system and two-way radios included in the Construction Budget) shall remain the property of Tenant and may be removed by Tenant prior to the expiration of the term of this Lease. Any personal property and equipment which Tenant has the right to remove pursuant to clause (ii) of the immediately preceding sentence which has not been removed prior to the expiration of the Term, shall be considered abandoned property and Landlord shall have the right, if it wishes, to claim such property. All improvements and fixtures (as opposed to personal property and equipment which shall be governed by the preceding provisions of this Section 5.4) placed in or on the Amphitheater Tract or the Landlord Land by Tenant during the term of this Lease as a part of the Renovation Work (or otherwise) shall be the property of Landlord upon the expiration of the Term and may not be removed by Tenant. Upon the expiration or termination of this Lease, Tenant shall use its best efforts, without any obligation to expend any funds, to enable Landlord or its designee, without interruption, to become the licensee under all licenses and permits for the purchase, storage and sale of alcoholic beverages at the Amphitheater, such efforts to include the execution of such documents and instruments by Tenant (and its food and beverage concessionaire, if necessary) as may be reasonably requested by Landlord which purport to assign all of such permits and licenses to Landlord.

      Section 5.5 Continuing Right of Tenant to Make Changes, Alterations and Additions. After the completion of the Renovation Work, Tenant shall have the right at any time and from time to time during the Term to make such changes, alterations, and additions thereto so often and as many times as Tenant may desire, subject only to receipt of Landlord's prior written approval and consent to any such changes, alterations or additions (such approval and consent not to be unreasonably withheld or delayed).

      Section 5.6 Tenant's Indemnity. Tenant has no right to, and shall not obligate, or endeavor to obligate, Landlord or Landlord's fee simple interest in and to the Entire Tract (or any portion thereof) for the claims of any contractor, subcontractor, laborer or person furnishing materials, supplies or services in connection with any construction, demolition or repair by Tenant on any portion of the Entire Tract. Tenant shall obtain the requisite waivers of liens and releases of liens from all such contractors, subcontractors, laborers and materialmen and shall file them in the appropriate recording offices and at the appropriate times to prevent any encumbrance or obligation in respect of Landlord's fee simple interest in and to the Amphitheater Tract. Tenant covenants and agrees to indemnify, defend, protect and save harmless Landlord from and against any and all liabilities, penalties, damages, claims, costs, charges and expenses including, without limitation, court costs and reasonable attorneys' fees, which may be imposed upon, incurred by or asserted against Landlord or Landlord's interest in the Amphitheater, the Amphitheater Tract or the Landlord Land in connection with any such claims made by any such party.

      Section 5.7 Use of Amphitheater. Subject only to Landlord's right to use the Amphitheater as specifically set out in Section 6.1 hereof, Tenant shall have the sole and exclusive right to use, occupy and enjoy the Amphitheater Tract during the Term for the following activities:

            (a) for producing and presenting entertainment events or shows, including, without limitation, commercial concerts of musical performers or comedians, artistic performances of symphonic music, ballet or opera, theatrical performances and cinemagraphic films, pre-recorded or simulcast video and audio productions;

            (b) for the holding or conducting of fairs and festivals;

            (c) as a center or location for educational conferences, seminars, corporate meetings, shareholder meetings, civic events, graduations or political fundraisers;

            (d) as a place for selling food, beverages (including alcoholic beverages as expressly provided for in Section 5.10(d) hereof) and other merchandise; and

            (e) for any and all other lawful purposes which are directly-related to the foregoing uses and purposes.

Without limiting the generality of the foregoing provisions, Landlord agrees and acknowledges that the Amphitheater may be used for performing with or without amplified sound, popular and contemporary music, rock and roll, pyrotechnic shows, and other substantially similar sound-intensive and light-intensive activities.


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

      Section 5.8 Compliance with Laws. Tenant shall obey and comply with all present and future laws, ordinances, rules and regulations of all Governmental Authorities which, in any way, affect, apply to or otherwise relate to the Amphitheater, the Amphitheater Tract, the Landlord Land and/or the operation of the business of Tenant at the Amphitheater and on the Parking Tracts pursuant to the provisions of this Lease. Tenant shall have the right, at its sole cost and expense, to contest the validity of any of the foregoing in good faith. If necessary, Landlord shall cooperate with Tenant in connection with any such good faith protest or contest; provided, however, that the cost thereof, including Landlord's reasonable attorney's fees shall be borne by Tenant. Tenant hereby agrees to indemnify, defend, protect and save harmless Landlord from all losses, damages, deficiencies, liabilities, costs, expenses, actions, demands, suits, claims, fines, judgments and assessments whatsoever, including Landlord's court costs and reasonable attorney's fees, which may be imposed upon, incurred by or asserted against Landlord from any cause or in any manner whatsoever relating to or arising out of Tenant's failure to abide by any such laws, ordinances, rules and regulations.

      Section 5.9 Triple Net Lease. Except for the costs of organizing, promoting, producing and presenting each of the Landlord Events (which shall be the obligation of Landlord as specified in Section 6.1(a) hereof), Tenant shall be responsible, at its sole cost and expense throughout the Term, to pay and discharge all costs and expenses incurred in, relating to or arising out of the use, ownership, operation, maintenance and repair of the Amphitheater and the Amphitheater Tract. In connection with the foregoing, but without limiting its generality, the parties agree as follows:

            (a) In addition to Tenant's obligations in respect of the Parking Facilities as specified in Section 8.2 hereof, Tenant shall, during the Term keep and maintain the Amphitheater and the Amphitheater Tract in good and sanitary order, condition and repair, ordinary wear and tear excepted.

            (b) In addition to Tenant's obligations to pay the costs of electrical lighting for the Parking Facilities to the extent provided for in Section 8.2 hereof, Tenant shall, during the Term, pay for all utilities (including, without limitation, gas, electricity, water, sewage and fuel) to the extent used in or on the Amphitheater Tract, and Landlord, in its capacity as Landlord under this Lease (not in its capacity as a third party), shall have no responsibility for any interruptions in the supply of such utilities. Tenant shall have the express right and authority, at its sole cost and expense, to provide separate metering for all utilities supplied to the Amphitheater Tract and the Parking Tracts as opposed to the utilities supplied to the Park Tract. In addition to the foregoing, Tenant shall be obligated to purchase and install its own telephone system on the Amphitheater Tract and to pay for the cost of installation, operation and maintenance of such phone system.

            (c) Tenant shall pay all fees, costs and similar charges in connection with the obtaining and subsequent renewing of any and all Required Permits and complying with all Legal Requirements.

            (d) As required pursuant to the provisions of Section 4.6 hereof, Tenant will pay as and when the same shall become due Impositions attributable to (i) the Amphitheater Tract and (ii) the use of the Parking Tracts by Tenant pursuant to the Parking License.

      Section 5.10 Operational Matters.

            (a) Operational Input. Tenant shall use recognized modern business practices to provide efficient and high quality services to the public in connection with the operation and maintenance of the Amphitheater. Tenant shall, in all respects, conduct its operation in a first class manner by offering services and productions comparable or superior to similar privately operated amphitheaters. Tenant understands and acknowledges that the Amphitheater is a significant community asset to be operated in a reputable manner. In furtherance of the foregoing, Tenant hereby agrees to submit to the Landlord (i) on a weekly basis a photocopy of Tenant's then effective scheduling calendar which indicates the names and dates of all artists which are then "on hold" and which are then "confirmed" and (ii) prior notice of the identity of all major concessionaires, sponsors and key management personnel before entering into contractual arrangements with any such persons. Landlord shall have the right to review and comment upon (A) the identity of performers and entertainers proposed to appear at the Amphitheater, (B) the identity of sponsors, (C) the identity and performance of concessionaires and key management personnel, (D) general ticketing and pricing policies and (E) promotional and advertising policies and procedures. Tenant's obligation in regard to the foregoing shall be to (1) reasonably and in good faith consider (i) comments received from Landlord pursuant to the rights created in the immediately preceding sentence and (ii) concerns raised by Landlord with respect to potential violence or use of controlled substances or other illegal actions at concerts that Landlord has reason to believe may occur at one or more of Tenant's proposed events and (2) address such comments and concerns in the manner that Tenant, in its best judgment, believes they should be addressed after taking into account the relevant facts and circumstances. Tenant will endeavor in good faith to address Landlord's comments and concerns in a manner satisfactory to Landlord if, in Tenant's best judgment, it is appropriate to do so; provided, however, Landlord acknowledges and agrees that the ultimate decision as to what action, if any, should be taken rests solely with Tenant. Regardless of whether Tenant decides to take any action in response to a comment or concern raised by Landlord. Tenant will advise Landlord within a reasonable period of time following receipt of such comment or concern as to what it plans to do. If Tenant determines that no action should be taken, it will advise Landlord as to the reason for its determination.

            (b) Amphitheater's Name. The name of the Amphitheater shall be "Garden State Arts Center" throughout the Term unless both Landlord and Tenant mutually agree otherwise. If Landlord and Tenant should at any time thereafter mutually approve the granting of a commercial right to name the Amphitheater to a sponsor, then the sponsorship fees attributable to that right to name shall be split between Landlord and Tenant in a manner mutually approved by Landlord and Tenant.

            (c) Existing Employees. When making decisions in connection with the staffing of the Amphitheater, Tenant shall interview for job openings at the Amphitheater any existing full-time and seasonal employees identified to Tenant by Landlord. Tenant agrees to use good faith efforts to employ such individuals, but Tenant shall be under no obligation to do so.

            (d) Alcoholic Beverages. Tenant agrees to implement an alcohol control program to insure the responsible consumption of alcoholic beverages by the Patrons of the Amphitheater. The alcohol control program
      (i) will be substantially similar to the program described in Exhibit "Q" attached hereto and (ii) may not be materially modified without the prior consent of Landlord. If a modification to the alcohol control program should ever be proposed, then Tenant shall provide a copy of such proposed modification to Landlord before the implementation thereof. A copy of the "TIPS" manual used in connection with the training contemplated by Exhibit "Q" has been provided by Tenant to Landlord prior to the execution of this Lease. Tenant also agrees that it will not permit, at any time during the Term, any alcoholic beverages other than beer and wine to be sold anywhere on the Amphitheater Tract other than in private hospitality and VIP areas.

            (e) Signs.

                  (1) Landlord and Tenant shall have the joint right throughout the Term to make use of the two electronic Arts Center billboard signs located on the Park Tract and being visible from the northbound and southbound lanes of the Garden State Parkway. Tenant's use of such Arts Center billboard signs shall be limited to identification of sponsors and advertising upcoming Tenant Events. Landlord reserves the right to utilize the Arts Center billboard signs for all other purposes of Landlord including, without limitation, public service messages, GSACF purposes, recognition of public donors and alerting the public to emergency situations or occurrences; provided, however, Landlord shall not display the name of any commercial enterprise on such Arts Center billboard signs which are directly competitive with or otherwise in conflict with any of the then five (5) largest sponsors of Tenant at the Amphitheater. The allocation of the usage of such Arts Center billboard signs between Landlord and Tenant shall be consistent with the past practices of such allocation of usage between the advertising of commercial concerts and the sponsors for such commercial concerts at the Amphitheater, on the one hand, and the other uses of Landlord, on the other hand.


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

                  (2) Due to legal restrictions imposed upon Landlord, Tenant shall not have the right to make use of variable message signs on the Garden State Parkway; provided, however, if, at any time during the Term, Landlord should make such variable message signs available for advertisement by commercial enterprises, then Tenant shall be granted a first right and option to place messages thereon advertising events to be presented at the Amphitheater at the most favorable rates available to any other commercial enterprises. Landlord and Tenant will each negotiate in good faith a mutually acceptable arrangement with respect to Tenant's use of the toll booth placards on the Garden State Parkway.

                  (3) Tenant acknowledges and understands that, because of the proximity of the Garden State Parkway to the Amphitheater, Landlord has a strong interest in preventing distractions to motorists and in maintaining the aesthetic values of the Entire Tract. Accordingly, Tenant shall not construct, build, erect or otherwise make use of any billboard, sign or similar display anywhere on the Amphitheater Tract or the Parking Tracts which will be visible to vehicles traveling on the Garden State Parkway without the prior consent of Landlord.

            (f) Civic/Charitable Event. In order to encourage the Tenant to pursue a more diversified line-up of attractions, Landlord agrees that it will consider, on a case by case basis, permitting the application of the following provisions with respect to Civic/Charitable Events to be presented at the Amphitheater by third party promoters notwithstanding the contrary provisions contained in the definition of the term "Gross Revenues":

                  (1) The proceeds from the sale of tickets for any such
            approved Civic/Charitable Event shall not be included in Gross Revenues for purposes of this Lease.

                  (2) Any sublease revenues received by Tenant from, or in
            respect of, any such approved Civic/Charitable Event shall be included in the Gross Revenues for purposes of this Lease.

      For each Civic/Charitable Event which Tenant desires to have the provisions described above apply, Tenant shall provide thirty (30) days prior written notice thereof to the Landlord advising of (i) the date and time of the proposed Civic/Charitable Event, (ii) the entertainers (if any) to appear at such proposed Civic/Charitable Event, (iii) the name of the promotor of such proposed Civic/Charitable Event, (iv) the amount of sublease rent (if any) to be received by Tenant in respect of such proposed Civic/Charitable Event and (v) a statement that the Tenant will have no interest in the ticket revenues attributable to such proposed Civic/Charitable Event. Landlord agrees that it will provide a response


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

      within five (5) working days from the date all required information has been received by Landlord for each request made by the Tenant pursuant to the foregoing provisions.

            (g) Limitation on Uses. Tenant shall use and occupy the Amphitheater, the Amphitheater Tract and the Parking Tracts pursuant to the provisions of this Lease solely for the purposes listed in Section 5.7 hereof. The Amphitheater and the Amphitheater Tract shall not be otherwise occupied without the prior written consent of Landlord.

            (h) Handicapped Accessibility. Tenant shall operate the Amphitheater and the Parking Facilities in such a manner as to assure that it complies fully with all state, federal and local standards for handicapped accessibility including, without limitation, the Americans With Disabilities Act.

            (i) Non-Discrimination. Tenant shall not discriminate in employment or contracting or subcontracting in connection with the Renovation Work or the operations of the Amphitheater on the basis of race, color, religion, sex or national origin. Tenant shall comply with all applicable statutes, ordinances, rules and regulations concerning affirmative action and shall require such compliance therewith by all contractors and subcontractors.

            (j) Balanced Programming. Tenant and Landlord shall use their reasonable best efforts to cause the programming at the Amphitheater to be balanced so as to assure a reasonably proportioned blend of cultural experiences, recognizing and accepting the fact that some (e.g. so-called "high arts") may not be as profitable as others (e.g. "rock-n-roll"). For purposes of this Lease, "balanced" shall mean a reasonable assortment of varied tastes of the general population including, without limitation, popular, rock-n-roll, blues, soul, jazz, folk, classical, and country and western music, and comedy and theater. The parties acknowledge that the examples contained in this subsection may not be indicative of general taste during the entire Term. It is the intent of the parties throughout the Term to appeal to the varied entertainment tastes of the general public as such tastes may change over time. Landlord shall have the right to provide notice to Tenant at any time following the end of any Lease Year of any specific suggestions that it may have with respect to future programming in order to comply with the intent and purposes of this subsection; provided, however, in no event shall the provisions of this
      Section 5.10(j) ever be made the basis for declaring Tenant to be in default under this Lease because of the inherently subjective nature of these provisions.

            (k) Crowd Control and Cleanup. Tenant at its expense, shall be responsible for cleanup of the Amphitheater, the Amphitheater Tract and the Parking Tracts, crowd control, security and traffic control on those days and nights on which a Tenant Event is held. In addition, upon the provision of 20 days advance request from Landlord, Tenant shall be similarly responsible for such services, at Landlord's expense, on those days and nights on which Landlord Events are held. Tenant agrees that all cleanup of the Parking Tracts shall be completed before 5:00 a.m. on the morning after the presentation of an event for which Tenant is responsible for cleanup in accordance with the foregoing provisions.

            (l) Trash Collection and Security. Tenant shall provide adequate trash collection and cleaning service to assure that the refuse of the Patrons of the Amphitheater do no litter any property adjoining the Amphitheater Tract or the Parking Tracts including, without limitation, the Park Tract. Tenant shall be responsible for providing such temporary barriers and sufficient security personnel as are reasonably necessary to prevent Patrons of the Amphitheater from parking on, walking on or otherwise trespassing upon such adjoining properties. Tenant shall be responsible for providing security in accordance with industry standards for first class outdoor entertainment facilities similar to the Amphitheater (i) at the Amphitheater and on the Amphitheater Tract on a year-round basis throughout the Term and (ii) on the Parking Tracts during Show Hours only. In connection with security services to be provided by Tenant, Tenant (with input from the New Jersey State Police) shall use its expertise to develop a detailed security plan to address the special circumstances that exist at the Amphitheater. Upon Landlord's prior request, Tenant shall meet with Landlord to review its security plan prior to the start of each Amphitheater Season and promptly following the conclusion of each Amphitheater Season. Landlord will cooperate with Tenant in coordinating support from the New Jersey State Police, the police agency responsible for protection of life and property within the confines of the New Jersey Highway Authority, to the extent that Tenant and the New Jersey State Police deem such support appropriate. Tenant agrees to provide Landlord not less than twenty (20) days prior written notice of a need for New Jersey State Police support at any Tenant Event. Tenant agrees to reimburse the Landlord for the cost of the use of the troopers assigned to details at the Amphitheater.

            (m) Coordination with Meyner Center. Tenant shall use good faith efforts to coordinate its operations at the Amphitheater with the operations of the private operator of the Meyner Reception Center and Celebrity House, consistent with past practices.

            (n) Curfew. The performance of each Tenant Event may not end later than 12:00 midnight and may not begin earlier than 9:00 a.m.

            (o) Use of Mall Area. Tenant Events may be presented on the Amphitheater Tract only. Tenant Events may not be presented anywhere on the Landlord Land including, without limitation, the mall area adjacent to the


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

      Amphitheater, without the prior written consent of the Landlord. However, in conjunction with the operation of Tenant Events at the Amphitheater and with prior written notice to Landlord, Tenant may set up booths in the aforementioned mall area for the purpose of generating additional revenues; provided, that (i) no amplified sound is generated from the mall area in connection with such activities and (ii) such use of the mall area does not give rise to reasonable complaints from citizens in surrounding communities.

            (p) Amphitheater's General Manager. Tenant shall not hire a new general manager of the Amphitheater at any time during the term of this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. To avoid uncertainty, ambiguity or doubt, it is hereby expressly agreed, stipulated and acknowledged that the general manager of the Amphitheater as of the date of the execution of this Lease has been previously approved by Landlord. Prior to hiring any new general manager of the Amphitheater, Tenant shall provide prior notice thereof to Landlord with such reasonable information concerning the individual proposed to be hired as may be requested by Landlord. As used in this Section 5.10(p), the term "general manager" shall mean the highest ranking employee of Tenant who physically offices at the Amphitheater and is responsible for overseeing and directing the day-to-day operation of the Amphitheater. The rights granted to the Landlord under this Section 5.10(p) are in addition to, and not to the exclusion of, the Landlord's right to comment on the identity and performance of "key management personnel" as provided in Section 5.10(a) hereof.

            (q) Turnstiles. Tenant shall, as a part of the Renovation Work, reinstall at the Amphitheater's point(s) of entry the turnstiles currently located at the Amphitheater. If, at some time during the term of this Lease, Tenant should wish to install a different type of entry system which would provide the same or better verification of the number of Patrons attending the Tenant Events at the Amphitheater, then Landlord shall not unreasonably withhold its consent to the installation of such entry devices in place of the originally installed turnstiles.

            (r) Furnishing of the Hospitality Room. Tenant shall provide furniture and similar furnishings for the concession area hospitality room located at the Amphitheater.

            (s) Third Party Agreements. Tenant hereby agrees that it will honor the existing license arrangement previously entered into by Landlord with local garages for purposes of providing "wrecker/repair" services for vehicles of Patrons in need of assistance, provided that Landlord causes such licensing arrangements to be amended in such a manner that results in Tenant being a direct beneficiary of all indemnity provisions and insurance provisions set forth therein. In addition, Tenant acknowledges that Landlord shall have the right to continue to allow its


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

      third party provider to have pay telephones located at the Amphitheater in a manner consistent with past practices at the Amphitheater with no additional consideration payable to Tenant, so long as (i) the third party provider services the pay telephones located thereon in the manner required by its agreement with the Landlord and (ii) Landlord reasonably cooperates with Tenant, and supports Tenant's efforts, in connection with any request made to such third party provider by Tenant to increase the number of pay telephones located at the Amphitheater.

      Section 5.11 Non-Compete Covenants. Notwithstanding any of the other provisions contained in this Lease, the parties hereto agree, and covenant with one another throughout the Term as follows:

            (a) Fully Restricted Facilities. Subject to the specific exceptions contained in this Section 5.11, neither Landlord nor Tenant (or its Affiliates) shall, directly or indirectly, become engaged or involved in any manner whatsoever with respect to the booking, production, presentation or promotion of any live musical or comedic concert (other than concerts presented at the Amphitheater) to be presented at a Fully Restricted Facility in the Restricted Area.

            (b) Limited Exception for Greenfields. Notwithstanding the provisions of clause (a) of this Section 5.11, the Tenant (and its Affiliates) shall have a limited right to book, present, promote and produce live concerts featuring musical or comedic entertainers at Greenfields in the Restricted Area if such concert satisfies any one or more of the following conditions:

                  (1) an identical live concert featuring the same musical or comedic entertainers will also be presented at the Amphitheater during the same Amphitheater Season; or

                  (2) such live concert cannot be booked for presentation at the
            Amphitheater, despite the best efforts of the Tenant to so book such live concert at the Amphitheater.

      If the Tenant (or any of its Affiliates) intends to book, present, promote or produce any live concert at a Greenfield pursuant to the provisions of this Section 5.11(b), then the Tenant shall be required, as a condition precedent to the rights created in this Section 5.11(b), to provide written notice thereof to the Landlord with a specific description of (i) the concert involved, (ii) the reasons that the provisions of Section 5.11(b) apply to such concert and (iii) the efforts made to book such concert at the Amphitheater.

            (c) Partially Restricted Facilities. Neither Landlord nor Tenant (or its Affiliates) shall, directly or indirectly, become engaged or involved in any manner whatsoever with respect to the booking, production, presentation or promotion of any live musical or comedic concert (other than Club Shows) to be presented during any Amphitheater Season in a Partially Restricted Facility in the Restricted Area unless and except such party has first complied with all of the following requirements:

                  (1) such party shall have exercised its best efforts to book such live concert for presentation at the Amphitheater; and

                  (2) such party shall have provided written notice to the other party hereto providing a specific description of (i) the concert involved and the identity of the Partially Restricted Facility in which such concert is proposed to be booked and (ii) the efforts made to book such concert at the Amphitheater.

            (d) Ownership or Management of Fully Restricted Facilities in the Restricted Area. Neither Landlord nor Tenant (or its Affiliates) shall, directly or indirectly, become engaged or involved in any manner whatsoever with respect to the ownership or management of any Fully Restricted Facility in the Restricted Area.

            (e) Access to Acts. If Tenant should, at any time during the Term, propose to present a live concert at a Greenfield pursuant to Section 5.11(b)(2) hereof or at a Partially Restricted Facility during any Amphitheater Season in the Restricted Area pursuant to Section 5.11(c) hereof, then Tenant shall, if requested by Landlord, exercise reasonable efforts to provide a representative of Landlord access to the agent of the headline act appearing at such live concert (or, if the act has no agent, such other appropriate representative) for the purpose of verifying that such act was unwilling to appear at the Amphitheater.

            (f) Modification of Affiliate Definition. For purposes of this
      Section 5.11 only, the following provisions shall supplement and amend the definition of the term "Affiliate":

                  (1) Irrespective of whether Ron Delsener owns any interest in
            Tenant, direct or indirect, Ron Delsener shall be deemed to be an Affiliate of Tenant until January 3, 2002 or, if later, the date on which Ron Delsener's employment with Ardee and all of its Affiliates is terminated.

                  (2) At all times during the Term of this Lease, Brian Becker shall be an Affiliate of Tenant. The provisions of this clause (2) shall apply irrespective of whether Brian Becker owns any interest in Tenant, direct or indirect.

                  (3) Irrespective of whether Mitch Slater owns any interest in
            Tenant, direct or indirect, Mitch Slater shall be deemed to be an Affiliate of Tenant until January 3, 2002 or, if later, the date on which Mitch Slater's employment with Ardee and all of its Affiliates is terminated.

                  (4) Irrespective of whether Louis Messina owns any interest in
            Tenant, direct or indirect, Louis Messina shall be deemed to be an Affiliate of Tenant until the date which is three (3) years after the date on which Louis Messina's employment with PACE Entertainment Corporation and all of its Affiliates is terminated.

            (g) Remedies and Enforceability. If the provisions of Section 5.11 should be held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration or area or all of them, and such provisions shall then be applicable in such modified form. Since a violation of the provisions of this Section 5.11 will result in irreparable harm, the non-defaulting party shall be entitled to an injunction restraining the commission or continuation of any violation of the provisions of this Section 5.11 or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy expressly provided for under the terms of this Lease or permitted at law or in equity.

      Section 5.12 Emission of Sound. In connection with its use and operation of the Amphitheater and its presentation of Tenant Events, Tenant shall comport with generally accepted industry standards and operate consistent with past practices at the Amphitheater in regard to the emission of sound.

      Section 5.13 Landlord Upgrades and Improvements. If (i) Landlord, at any time during the Term, wishes to make any improvements or upgrades at the Amphitheater and (ii) Tenant approves, in its sole and absolute discretion, of such proposed upgrades or improvements, then Tenant shall install, construct or otherwise put in place such upgrades and improvements at the sole cost and expense of Landlord. Landlord shall reimburse to Tenant any and all costs and expenses incurred or paid in connection with causing any such improvements or upgrades selected by Landlord to be installed, constructed or otherwise put in place.


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

                                    ARTICLE 6

                             OTHER LANDLORD BENEFITS

      Section 6.1 Landlord Events. As additional consideration for the agreements contained herein in favor of Tenant, Tenant does hereby grant to Landlord the right to use the Amphitheater (excluding Tenant's executive offices except as contemplated pursuant to Section 6.1(j) hereof), in a manner consistent with past practices, for the presentation and holding during each Lease Year of (i) up to ten ethnic heritage festivals of a similar nature, and at the same general times, as have been presented or held at the Amphitheater and/or in the mall and plaza area in years preceding the first Lease Year, (ii) up to twenty events, performances or shows for which the Patrons attending are not required to pay any fee or other charge for admission, and (in) a non-gated winter holiday celebration and display in the mall and plaza area during the months of November and December. If Landlord wishes, at any time during the Term, to increase the number of Landlord Events and Tenant has available dates for such events, the parties will discuss in good faith the scheduling of such additional events; provided, however, that Landlord acknowledges, understands and agrees that due to the nature of the types of events which will be presented by Tenant at the Amphitheater, the scheduling and booking of such events often has a very short lead time which will result in very short notice as to whether Tenant has available dates for additional Landlord Events. The Landlord's use of the Amphitheater pursuant to this Section 6.1 shall be governed by the following provisions:

            (a) Landlord Event Costs. Landlord shall be responsible for paying all costs of organizing, promoting, producing and presenting each of the Landlord Events and, in that connection, Landlord shall (i) reimburse to Tenant all of Tenant's direct out-of-pocket costs incurred in connection with the holding, presenting or performing of each of the Landlord Events at the Amphitheater upon invoice therefor (with the express understanding that Tenant shall, upon request of Landlord, provide to Landlord a non-binding good faith written expense estimate prior to each Landlord Event based upon information provided by Landlord as to the scope of such Landlord Event, such estimate to be provided to Landlord within three (3) business days after Tenant's receipt of the foregoing information concerning the scope of such Landlord Event), (ii) pay to Tenant the amount specified in Exhibit "S" attached hereto ("Indirect Cost Amount") for each Landlord Event as reimbursement to Tenant for its indirect costs and expenses (such as house staff costs, utility costs and insurance costs) and (iii) pay to Tenant $500.00 for each Landlord Event for which Landlord requires Tenant to provide the services of Tenant's production manager pursuant to the provisions of Section 6.1(b)(1) hereof. At the end of the fifth Lease Year, and at the end of each fifth Lease Year thereafter during the Term, the amounts reflected in Exhibit "S" attached hereto for the Indirect Cost Amount shall be increased by the


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

      same percentage amount that the CPI Index increased during the same five year period. "CPI Index" shall mean the Consumer Price Index for All Urban Consumers (U.S. City Average for all items), 1982 - 84 equals 100 Base, published monthly by the U.S. Department of Labor's Bureau of Labor of Statistics, or any successor agency or publication.

            (b) Tenant's Services. Tenant shall provide the following services in connection with the Landlord Events:

                  (1) In connection with the operation of the Amphitheater
            during Landlord Events, Tenant shall make available its production manager and general operational staff (which includes its security manager, house staff supervisor, marketing director, an accountant and, when necessary, its box office manager) at each of the Landlord Events in a manner consistent with the industry practices of building management at third party promoted events, at no additional charge to Landlord. In addition, Tenant shall provide the services of Tenant's production manager, at each Landlord Event for which Landlord has requested in writing the services of such production manager at least five (5) business days prior to such Landlord Event, to advance all production and operational matters at such Landlord Event (the services to be rendered by such production manager in connection with the production and operation of each such Landlord Event being herein called the "Production Manager Services").

                  (2) Tenant will assist Landlord with its mailing list
            maintenance, ticket processing and revenue tracking associated with Landlord Events. In this connection, Tenant will make available to Landlord computer terminals and on-line access to Tenant's ticketing service (consistent with the access Landlord has had historically with respect to its own computerized ticketing service), along with sufficient blank point of sale ticket stock. Landlord shall reimburse to Tenant, upon invoice received from Tenant, Tenant's cost for all blank point of sale ticket stock provided to Landlord pursuant to the provisions contained in the immediately preceding sentence. As of the date hereof, Tenant's cost is $.04 per ticket for blank point of sale ticket stock.

                  (3) Tenant shall provide or make available to Landlord, so long as Tenant continues to publish a program book for Tenant Events, the right to insert a reasonable amount of separately printed information into such program books in order to advertise upcoming Landlord Events and GSACF benefits events; provided, however, if Tenant does not publish a program book, Tenant agrees to arrange for the distribution of the Landlord's separately printed information at all Tenant Events. To the extent that Tenant incurs any out-of-pocket costs or expenses which would


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

            not otherwise be incurred by it in connection with either (i) inserting any of Landlord's separately printed information into Tenant's program books or (ii) arranging for the distribution of the Landlord's separately printed information if Tenant does not publish a program book, such out-of-pocket costs or expenses shall be reimbursed to Tenant by Landlord upon invoice provided to Landlord.

            (c) Prohibition on Touring Acts. It shall be specifically and expressly prohibited to feature or include any Touring Act at any Landlord Event unless Landlord first offered to Tenant the right, option and opportunity to book such Touring Act at the Amphitheater for a Tenant Event and Tenant declined the opportunity to book such Touring Act at the Amphitheater. For purposes of the provisions of the immediately sentence, the determination as to whether a performer, entertainer, musician, actor or any group of the foregoing shall be characterized as a "Touring Act" shall be made at the time that Landlord books such performer, entertainer, musician, comedian, actor or any group of the foregoing for performance in a Landlord Event at the Amphitheater.

            (d) Landlord's Insurance. Landlord shall secure and maintain in force during each Landlord Event a commercial general liability insurance policy with limits of not less than $10,000,000 with respect to bodily injury or death to any number of persons in one accident or occurrence and with respect to property damage in any one accident or occurrence; provided, however, that Landlord shall have the right to maintain (but shall be responsible for payment of) a "self-insured retention" of no more than $250,000 per occurrence and $850,000 in the aggregate. All insurance maintained in accordance with the provisions of this Section 6.1(d) shall be issued by companies reasonably satisfactory to Tenant. Such liability insurance policy shall name Tenant and its general partners as an additional insured and shall include contractual liability subject to no limitations other than those found in a standard commercial general liability form. Landlord shall furnish Tenant with duplicate originals or copies certified as being true and correct of the policy of insurance required pursuant to the provisions of this Section 6.1(d), and shall furnish to, and maintain with, Tenant at all times as a condition to the holding presenting or performance of any Landlord Events, a certificate of the insurance carrier certifying that such insurance shall not be canceled without at least 15 days advance written notice to Tenant. The insurance described in this Section 6.1(d) may be obtained by Landlord by endorsement or equivalent means under any blanket insurance policies maintained by Landlord, provided that the coverage and other terms of such insurance comply with the provisions of this Section 6.1(d). The limits of insurance coverage provided for herein shall be increased by Landlord from time to time at the request of Tenant, but no more frequently than once every five (5) years during the Term to such amounts as should be reasonably carried or


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

      provided for the insured perils being covered so long as such increased amount of coverage can be obtained at a commercially reasonable rate.

            (e) Landlord's Indemnity. Landlord covenants and agrees to indemnify, defend, protect and save harmless Tenant, its general partners and the Affiliates, partners, officers, directors and employees of its general partners from and against any and all liabilities, penalties, damages, claims, costs, charges and expenses including, without limitation, court costs and reasonable attorneys' fees, which may be imposed upon, incurred by or asserted against Tenant or Tenant's interest in the Amphitheater from any cause or in any manner whatsoever (including Covered Tenant Negligence) relating to or arising out of the operation, possession or use of the Amphitheater or the Parking Facilities in connection with any Landlord Event (except for those liabilities, penalties, damages, claims, costs, charges and expenses caused in whole or in part by Excluded Tenant Negligence). As used in this Section 6.1(e), the following terms shall have the meanings indicated below:

                  (1) "Covered Tenant Negligence" shall mean any negligent acts or omissions of Tenant which arise out of or relate to any Production Manager Services provided at a Landlord Event.

                  (2) "Excluded Tenant Negligence" shall mean any negligent act or omission or other act of willful misconduct by Tenant which is not Covered Tenant Negligence.

            (f) Ticket Revenues for Landlord Events. Landlord shall be entitled to receive and retain all ticket revenues associated with the sale of tickets to each Landlord Event and all such ticket revenues shall be excluded from "Gross Revenues" for purposes of this Lease. Except as contemplated by the provisions of Section 6.1(b)(2) hereof, Landlord shall be responsible for arranging the sale and distribution of tickets to each of the Landlord Events.

            (g) Concession Operations. Subject to the subsequent provisions hereof relating to Landlord's "festivals", Tenant shall maintain, during and in respect of all of the Landlord Events, the sole and exclusive right (but not the obligation) (i) to operate all concession facilities and operations at the Amphitheater including, without limitation, the sale of food, beverage, alcohol and merchandise at the Amphitheater and (ii) to receive and retain all revenues associated with the operation of such concession facilities and operations at the Amphitheater during the Landlord Events (which revenue shall constitute "Gross Revenues" for all purposes of this Lease). Tenant agrees to exercise reasonable efforts to convince its concessionaires to open for business and operate throughout all Landlord Events; provided, however, that Tenant shall not be liable or responsible to Landlord should any of such concessionaires elect not to open its concession


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

      business during or as a part of any of the Landlord Events. Upon request of Landlord, Tenant shall notify Landlord within ten (10) business days following receipt of such request as to which of Tenant's concessionaires intend to be open for business during Landlord Events designated in such request which are scheduled to occur within four (4) months following such request. If any of Tenant's concessionaires elect not to operate its ordinary concession facilities and operations at the Amphitheater during the presentation of any of the Landlord Events, then Landlord shall have the right and option to arrange for and provide for the sale of the type of concession ordinarily sold by each such concessionaire at the Amphitheater by or through concessionaires of its choice; provided, however, that Landlord shall have no right to use the existing concession facilities and improvements at the Amphitheater without the prior consent of Tenant's concessionaires. Notwithstanding the foregoing provisions, Tenant hereby agrees and acknowledges that, with respect to those Landlord Events which are "festivals," the service of food and beverages as a part of, and consistent with past practices at, any such festival shall be permitted and shall not violate the Tenant's exclusive right to operate food, beverage and merchandise concessions at the Amphitheater.

            (h) Rules and Regulations. Landlord's use of the Amphitheater for the presentation of Landlord Events shall be conducted on and subject to the rules and regulations generally imposed from time to time by Tenant on third party promoters in the ordinary course of business, but only to the extent that such rules and regulations do not expressly conflict with the terms and provisions of this Lease. If requested, Landlord shall execute a separate sublease agreement for each Landlord Event or for each series of Landlord Events during each Lease Year in substantially the same form as Tenant uses when subleasing the Amphitheater to third party promoters in the ordinary course of business; provided, however, any such sublease agreement shall contain an express provision providing that the provisions of this Lease shall govern and control over any conflicting provisions contained in such sublease agreement. Attached hereto as Exhibit "J" is a copy of a typical sublease agreement which will be used with third party promoters in the ordinary course of business and which contains within it the rules and regulations to be imposed by Tenant on third party promoters in the ordinary course of business. Subject to the terms of this Lease, Tenant reserves the right to make reasonable changes and modifications to its rules and regulations with prior notice to Landlord. Tenant acknowledges that the form of sublease agreement attached hereto as Exhibit "J" contains certain provisions which are inconsistent or in conflict with the terms and provisions of this Lease. Accordingly, Tenant hereby agrees that it will hereafter, upon the request of Landlord, reasonably work with Landlord to modify the terms of such form of sublease agreement as may be necessary to eliminate all such inconsistencies or conflicting provisions.


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

            (i) Scheduling of Landlord Events. Each of the Landlord Events must be held and presented at the Amphitheater during the same general period of time that each of such Landlord Events has been previously presented at the Amphitheater prior to the first Lease Year provided, however, (x) if the Renovation Work is commenced prior to September 30, 1997, then Tenant shall work reasonably with Landlord to reschedule those Landlord Events in the second Lease Year which have been historically held at the end of each Amphitheater Season to a mutually acceptable alternative date and (y) if the Renovation Work is not completed by May 1, 1998, then Tenant shall work reasonably with Landlord to reschedule those Landlord Events in the third Lease Year which have been historically held at the beginning of each Amphitheater Season to a mutually acceptable alternative date. Reservation of dates for Landlord Events shall be made with the Tenant's general manager (or executive director) and shall be subject to (i) prior reservations on the general manager's (or executive director's) scheduling calendar and (ii) reasonable rules and regulations which may be imposed from time to time by the general manager (or executive director). In connection with the provisions contained in the immediately preceding sentence, Tenant's general manager (or executive director) shall act reasonably and shall cooperate with Landlord in good faith to resolve any scheduling conflicts between proposed Tenant Events and proposed Landlord Events.

            (j) Office Space for Landlord. In order to allow Landlord to coordinate the presentation, production and promotion of the Landlord Events, Landlord shall have the right to use, at any time and from time to time during the Term, a specific office located within the confines of Tenant's executive offices at the Amphitheater to be hereafter designated by Tenant. The location of such office within the confines of Tenant's executive offices may be relocated from time to time by Tenant with prior notice to Landlord.

            (k) Use of Mall Area. Landlord has the right to use the "mall area" adjacent to the Amphitheater in connection with the Landlord Events and for all other purposes consistent with its agreements in this Lease; however, Landlord shall not use the mall area in a manner that will give rise to reasonable complaints from citizens in surrounding communities.

      Section 6.2 Landlord's Tickets to Tenant Events. As additional consideration for the agreements contained herein in favor of Tenant, Tenant does hereby agree with Landlord as follows:

            (a) Tenant shall provide to Landlord, at no cost to Landlord, forty
      (40) center section reserved seats and twenty (20) "prime" reserved parking spaces for each Tenant Event during the Term.


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

            (b) Landlord shall have the right to purchase, at face value, up to two hundred (200) additional center section reserved seats for each Tenant Event during the Term by providing notice of the number to be purchased at least one week before the tickets for such Tenant Event are placed on sale to the general public. If Landlord should return to Tenant any of such additional tickets so purchased at face value, then the following provisions shall apply:

                  (i) With respect to such tickets which are (i) returned or released no fewer than twenty-one (21) days prior to the scheduled date of the performance to which such tickets relate or (ii) placed on a "building hold" at Tenant's direction or request for more than forty-eight (48) hours after release to Tenant by Landlord, Landlord shall have no financial responsibility for such returned or released tickets; and

                  (ii) With respect to all other tickets so returned, Tenant shall (x) exercise reasonable efforts to resell such returned tickets and (y) resell such returned tickets before selling other tickets in the same cost category. To the extent Tenant should resell any such returned tickets, Tenant shall give a full credit to Landlord for all such resold tickets.

The location of the prime parking spaces and seats for which tickets are to be provided to Landlord pursuant to the provisions of this Section 6.2 shall be (i) during the first and second Lease Years, in the exact same location as those prime parking spaces and seats used by Landlord for the same purposes prior to the first Lease Year and (ii) for all subsequent Lease Years, equivalent in location and quality to those prime parking spaces and seats used by Landlord for the same purposes prior to the first Lease Year. From time to time during the Term, Landlord shall have the right to request of Tenant that the number of tickets which may be purchased by Landlord pursuant to the provisions of this
Section 6.2 for a specific Tenant Event shall be increased in excess of two hundred (200) center section reserved seats, and Tenant shall not unreasonably withhold its consent to such request taking into consideration the expected demand for such tickets by the general public, the number of tickets available for sale to the general public to satisfy such demand and contractual limitations which may be imposed by the artist Landlord specifically agrees and covenants with Tenant that none of the tickets provided or sold to Landlord pursuant to the provisions of this Section 6.2 shall ever be sold for an amount greater than the ticket's face value.

      Section 6.3 Garden State Arts Center Foundation. Landlord shall be permitted to raise funds for the GSACF as follows:

            (a) Tenant shall have the following rights of oversale:

                  (1) In addition to the complimentary and purchased tickets and reserved parking described in Section 6.2 hereof, Landlord shall have the


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

            right, for each Tenant Event during the Term, to purchase from Tenant and thereafter attempt to resell for amounts in excess of face value (i) approximately 316 seats (the "Foundation Seats") located in the Qualified Location (as defined in clause (4) below) and (ii) 200 reserved parking spaces in Tenant's "reserved" or "V.I.P." parking lot. All proceeds in excess of the face value from the resale of the Foundation Seats and such reserved parking spaces must be contributed by Landlord to the GSACF. If requested by Landlord, Tenant shall provide more than 200 reserved parking spaces in Tenant's "reserved" or "V.I.P." parking lot for any Tenant Event for resale pursuant to this Section 6.3(a) if Tenant determines, in its reasonable opinion, that such excess spaces shall not adversely impact its operations of its "reserved" or "V.I.P." parking lot.

                  (2) In addition to the foregoing, Tenant shall cooperate with
            Landlord and provide to Landlord the right to offer to persons who buy the Foundation Seats the right to purchase a limited number of additional seats, in a manner consistent with past practices, subject to availability on a first come-first serve basis, for each of the Tenant Events prior to the tickets to such Tenant Events being placed on sale to the general public; provided, however, in no event shall the total number of tickets which will be available for such preferential offer of sale to the owners of the Foundation Seats exceed 800 ("Maximum Number of Preferential Tickets") for any one of the Tenant Events. If requested by Landlord, Tenant shall permit more than the Maximum Number of Preferential Tickets to be sold to the owners of the Foundation Seats pursuant to the preferential offer of sale referenced in the immediately preceding sentence, if, but only if, Tenant determines, in its sole and absolute discretion, that such additional preferential tickets shall not adversely impact upon Tenant's operations, reputation with the ticket buying public, relations with artists or any other financial or business interest of Tenant.

                  (3) Landlord shall have the right, by providing notice thereof to Tenant no later than June 1, 1997, to require Tenant to cause the Foundation Seats to be installed during the Renovation Work in substantially the same location as the location of the seats within the "white rail" in the current configuration of the Amphitheater as "box seats" (identical to the box seats being installed at the Amphitheater by Tenant as a part of the Renovation Work) with the understanding that the cost associated with the installation of the Foundation Seats as box seats shall be solely paid and borne by Landlord and shall be reimbursed to Tenant upon invoice therefor. Tenant currently estimates that the cost of causing the Foundation Seats to be installed as box seats shall be approximately $35,000.00.


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

                  (4) For purposes hereof, seats located in the "Qualified
            Location" shall mean (A) during the first and second Lease Years, seats located within the "white rail" in the current configuration of the Amphitheater and (B) during all subsequent Lease Years (i) the box seats installed at Landlord's cost pursuant to clause (3) of this Section 6.3(a) if Landlord exercises the option to install the Foundation Seats as box seats or (ii) seats located in substantially the same location as the seats within the "white rail" in the current configuration of the Amphitheater if Landlord does not exercise the option to install the Foundation Seats as box seats.

            (b) Tenant shall designate, from time to time during the Term, certain Tenant Events which will include a "surcharge" on each ticket, the proceeds of such surcharge to be contributed to the GSACF. If the Average Contribution Amount (hereinafter defined) as of the end of any Lease Year is less than $105,000, then Tenant shall contribute to the GSACF within 60 days after such Lease Year ("Make-Up Contributions") the amount necessary to cause the Average Contribution Amount as of the end of such Lease Year to equal $105,000. As used in this Section 6.3(b), the following terms shall have the respective meanings indicated below:

                  (1) "Potential Surcharge Revenue" shall mean, with respect to any Tenant Event for which a "surcharge" on each ticket is added pursuant to the provisions of this Section 6.3(b), (A) the greater of (i) the reasonable projection by Tenant of the number of tickets (excluding complimentary tickets) to be sold to such Tenant Event using ordinary and reasonable methods of projecting ticket sales or
            (ii) the actual number of tickets (excluding complimentary tickets) sold to such Tenant Event multiplied by (B) the amount of the per ticket "surcharge" for such Tenant Event. With respect to each Tenant Event for which a "surcharge" on each ticket is to be added pursuant to the provisions of this Section 6.3(b), Tenant shall provide written notice to Landlord of Tenant's reasonable projection of the number of tickets (excluding complimentary tickets) to be sold to such Tenant Event using ordinary and reasonable methods of projecting ticket sales. If Tenant fails to provide prior notice to Landlord of such reasonable projection of the number of tickets to be sold for any such "surcharge" event, then the reasonable projection by Tenant of the number of tickets to be sold to such "surcharge" event shall be deemed to be equal to the number of tickets (excluding complimentary tickets) actually sold to such "surcharge" event. If Landlord believes that the projection of the number of tickets to be sold to any "surcharge" events has not been made reasonably, then Landlord shall provide notice thereof to Tenant at any time, but in no event later than thirty (30) days after the end of the Lease Year in which such "surcharge" event occurred. If Landlord and Tenant have been unable to mutually resolve any dispute concerning the amount of such projection within forty-five (45) days after the end of the Lease Year in which such "surcharge" event occurred, then either party may thereafter refer, but in no event later than ninety (90) days after the end of such Lease Year, the matter for resolution pursuant to a binding arbitration procedure to be conducted in accordance with the provisions of Section 15.13 hereof in the same manner as if such dispute were a financial dispute involving a monetary sum of $500,000 or less. If there is a dispute between Landlord and Tenant as to the amount of projections with respect to more than one "surcharge" event during any Lease Year, then all of such disputes shall be resolved in a single binding arbitration procedure to be conducted in accordance with the provisions of
            Section 15.13 hereof.

                  (2) "Average Contribution Amount" shall mean, as of the end of any Lease Year, (A) the sum of (i) the aggregate amount of Potential Surcharge Revenue for all Tenant Events since the Commencement Date for which a "surcharge" on each ticket is added pursuant to the provisions of this Section 6.3(b) and (ii) the amount of all Make-Up Contributions made to the GSACF by Tenant pursuant to provisions of
            Section 6.3(b) since the Commencement Date divided by (B) the number of Lease Years which have elapsed during the Term through and including such Lease Year.

      Tenant will use its reasonable efforts to (i) work with Landlord to select and book performers for GSACF "surcharge" events that are acceptable to Landlord and that will make benefit events a success and (H) generate $105,000 of surcharge revenue during each Lease Year; provided, however, that such requirement to use its reasonable efforts shall never be made the basis for declaring Tenant to be in default under this Lease. To assist in the application of the provisions of this Section 6.3(b), various examples are included for illustrative purposes in Exhibit "N" attached hereto.

      Section 6.4 Charitable Projects. If Tenant should, at any time during the Term, elect to implement any project involving the services of volunteers from any charitable organization which would result in the generation of revenue for such charitable organization (including without limitation, causing Tenant's program books for the Tenant Events to be distributed by charitable volunteers on a commission basis), then Tenant agrees that it will not delegate the responsibilities for such project to any charitable organization without having first offered to the Garden State Arts Center Foundation a right of first refusal with respect to such project on the most favorable basis offered by any other charitable organization.

      Section 6.5 Landlord's Special Rights to Use of Certain Personal Property. Tenant hereby agrees that Landlord shall have the right to use each of the tables, chairs,


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

peg boards and barricades identified by an asterisk in the Master List or on the list of personal property items attached as Exhibits "H-2" and "H-4" attached hereto in connection with the presentation and production of each Landlord Event upon prior request given to Tenant with no set-up or breakdown costs or other rental charges.

      Section 6.6 Agreement to Barter. With respect to any monetary sums owed by Landlord to Tenant pursuant to the provisions of this Article VI, Tenant agrees that it will accept payment of any such sums from Landlord by the transfer to Tenant of any goods, services or other in kind benefits at values mutually agreed upon by the parties.

      Section 6.7 Space for Landlord on the Sponsor Towers and in Program Book. For each of the first five Lease Years, Tenant shall make available for Landlord's use, at no cost to Landlord, four pages in Tenant's program books for Tenant Events. Tenant shall make available for Landlord's use, at no cost to Landlord, one panel on each of the four (4) sponsor towers to be hereafter erected by Tenant for each of the first five (5) Lease Years following completion of the erection of such sponsor towers.

                                    ARTICLE 7

                              RESTRICTIVE COVENANTS

      Section 7.1 Restrictive Covenants. Landlord does hereby covenant and agree ("Restrictive Covenants") that during the Term of this Lease:

            (a) Neither Landlord nor any person deriving rights from Landlord shall engage in any activities on the Landlord Land, at any time during the Term, which are competitive with the types of activities in which Tenant will engage on the Amphitheater Tract, including (i) presentment, promotion and production of live entertainment events, (ii) operation, management and use of commercial concert, amphitheater and arena facilities, (iii) organization, presentment and operation of fairs and festivals and (iv) operation and use of an educational center or conference center.

            (b) Neither Landlord nor any person deriving rights from Landlord shall engage in any activities on the Landlord Land which materially interfere with Tenant's conduct of its business or Tenant's use of, enjoyment of, or operations on, the Amphitheater Tract.

            (c) Neither Landlord nor any person deriving rights from Landlord shall develop or utilize the Landlord Land in such a manner as would cause Tenant's activities on the Amphitheater Tract to be in violation of any law, ordinance, regulation or other land use restriction, including without limitation, any sound emission restriction or ordinance.


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

      Section 7.2 Restriction on Use of Parking Facilities. Subject to the provisions of Sections 7.5(a) and 8.1(a) hereof, neither Landlord nor any person deriving rights from Landlord shall use the Parking Facilities in any manner which will have a material, adverse effect on the number of parking spaces that are available to Patrons of the Amphitheater and Employees of the Amphitheater in the Parking Facilities during Show Hours for any Tenant Event.

      Section 7.3 Enforceability of Restrictive Covenants. The Restrictive Covenants set forth in this Article 7 shall, during the Term only, (a) be binding upon and enforceable against each purchaser, tenant, grantee and owner of the Landlord Land or any portion thereof, and the respective heirs, legal representatives, successors and assigns of each such purchaser, tenant, grantee and owner and (b) inure to the benefit of and be enforceable by Tenant and its permitted successors and assigns.

      Section 7.4 Concessions.

            (a) Reference is made to the fact that an important source of revenue from Tenant's intended use of the Amphitheater shall be the sale of licensed merchandise relating to the performers and artists which will appear at the Amphitheater. Tenant intends to license concessionaires to sell such licensed merchandise at the Amphitheater immediately before, during and after performances and shows at the Amphitheater. Landlord hereby grants to Tenant the right to enter into, and go upon, the Landlord Land for the limited purpose of implementing reasonable security procedures to prevent and discourage the sale of unlicensed merchandise on the Landlord Land.

            (b) Another important source of revenue from Tenant's intended use of the Amphitheater is the sale of food and beverages to the Patrons of the Amphitheater. In that connection, Landlord hereby covenants and agrees with Tenant that it will not license the right to a third party to, sell food or beverages on the Landlord Land in a manner which is generally calculated to be sold to Patrons of the Amphitheater during the Show Hours of any Tenant Event. By way of example, a violation of the foregoing provisions would be the building of a new food or beverage vending stand on the Landlord Land near the entrance of the Amphitheater.

      Section 7.5 Continuation of Existing Uses. Notwithstanding anything to the contrary herein, the following activities shall not constitute a violation of any of the provisions or restrictions contained in this Article VII:

            (a) presentment, promotion and production of Landlord Events at the Amphitheater in a manner consistent with past practices, including, placement of tents on the Parking Tracts in connection with the holding of certain festivals in a manner consistent with past practices;


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            (b) activities at the Meyner Reception Center and Celebrity House in
      a manner consistent with past practices;

            (c) activities at the New Jersey Vietnam Veterans' Memorial and Education Center in a manner consistent with past practices;

            (d) commuter parking on the Parking Tracts in a manner consistent with past practices;

            (e) the existence of the communication towers on the Landlord Land as currently situated; and

            (f) activities at the Telegraph Hill Nature Area (not otherwise identified above) in a manner consistent with past practices.

                                    ARTICLE 8

                    PROVISIONS CONCERNING PARKING FACILITIES

      Section 8.1 Joint Use of Existing Parking Facilities. The Existing Parking Facilities shall be used jointly by Tenant and Landlord in accordance with the following provisions:

            (a) Tenant shall have the primary right to use and possess, at its sole cost and expense, the Existing Parking Facilities during the Show Hours of all Tenant Events, subject only to the following uses of the Existing Parking Facilities consistent with past practices:

                  (1) commuter parking:

                  (2) the placement of certain festival tents on a portion of the Existing Parking Facilities as a part of certain of the Landlord Events;

                  (3) parking of vehicles in association with the use of the
            Meyner Reception Center and Celebrity House;

                  (4) parking of vehicles associated with the use of the New
            Jersey Vietnam Veterans' Memorial and Education Center; and

                  (5) parking of vehicles associated with uses of the Telegraph
            Hill Nature Area not identified above.


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      Other than revenues attributable to the resale of certain reserved parking spaces provided by Tenant to Landlord for each Tenant Event pursuant to the provisions of Section 6.3(a) hereof, all revenues attributable to the use of the Existing Parking Facilities by Tenant pursuant to the right created in this Section 8.1 shall be the sole and exclusive property of Tenant and shall be included in "Gross Revenues" for all purposes of this Lease.

            (b) Landlord shall have the sole and exclusive right to use and possess, at its sole cost and expense, the Existing Parking Facilities during the Show Hours of all Landlord Events. If Landlord chooses, in its sole discretion, to charge for parking at any of the Landlord Events, then all revenues attributable to the use of the Existing Parking Facilities pursuant to the right created in this Section 8.1(b) shall be the sole and exclusive property of Landlord and shall not be included in "Gross Revenues" for purposes of this Lease.

            (c) At all other times, the Existing Parking Facilities may be jointly used by Tenant and Landlord for the purpose of parking the cars of Employees of the Amphitheater and Employees and Patrons of the Park Operations.

      Section 8.2 Maintenance of Existing Parking Facilities. The responsibilities for cleanup, maintenance and striping of the Existing Parking Facilities shall be allocated between Landlord and Tenant in accordance with the following provisions:

            (a) During the months of May through October, inclusive, of each calendar year during the Term, Tenant shall be solely responsible for all maintenance activities with respect to the Existing Parking Facilities (inclusive of the grounds, plants and landscaping included as a part of the Parking Tracts on which the Existing Parking Facilities are located). In this connection, Tenant shall be obligated to deliver the Existing Parking Facilities to Landlord on October 31 of each calendar year in substantially the same condition as which it existed on May 1 of the same calendar year.

            (b) During the months of November through April, inclusive, of each calendar year during the Term, Landlord shall be solely responsible for all maintenance activities with respect to the Existing Parking Facilities (inclusive of the grounds, plants and landscaping included as a part of the Parking Tracts on which the Existing Parking Facilities are located). In this connection, Landlord shall be obligated to deliver the Existing Parking Facilities to Tenant on April 30 of each calendar year in substantially the same condition as which it existed on November 1 of the immediately preceding calendar year.

            (c) Tenant shall be responsible for striping and re-striping, as necessary, those portions of the Existing Parking Facilities which are located immediately adjacent to the Amphitheater Tract (main lots). Landlord shall be responsible for


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

      striping, and re-striping, as necessary, those Existing Parking Facilities which are not adjacent to the Amphitheater Tract (overflow lots).

      Section 8.3 Electrical Costs and Clean-Up of Parking Facilities.

            (a) Tenant shall bear the costs associated with providing electrical lighting to the Existing Parking Facilities during the months of May through October, inclusive. Landlord shall bear the costs associated with providing electrical lighting to the Existing Parking Facilities during the months of November to April, inclusive. Tenant shall bear the costs associated with providing electrical lighting to the New Parking Facilities throughout the Term.

            (b) As provided for in Section 5.10(k) hereof, (i) Tenant shall cause, at its sole cost and expenses, substantially all of the trash, litter and debris on the Parking Tracts and the grounds immediately adjacent thereto to be picked-up and disposed of following the completion of each Tenant Event and (ii) upon at least twenty (20) days advance request from Landlord, Tenant shall cause, at Landlord's sole cost and expense, substantially all of the trash, litter and debris on the Parking Tracts and the grounds immediately adjacent thereto to be picked up and disposed of following the completion of each Landlord Event. If the Landlord does not timely exercise its right to require Tenant to clean the Parking Tracts following any Landlord Event pursuant to the provisions of clause (ii) of the immediately preceding sentence, then Landlord shall cause, at its sole cost and expense, all of the trash, litter and debris on the Parking Tracts and the grounds immediately adjacent thereto to be picked-up and disposed of following the completion of each such Landlord Event.

            (c) The cleanup of the Parking Tracts at all times other than following the completion of a Landlord Event or a Tenant Event shall be governed by the following provisions:

                  (1) Landlord shall be responsible for daily cleanup of trash, litter and debris on the Parking Tracts (and the grounds immediately adjacent thereto) which are then being used by Landlord or any of Landlord's tenants, agents, concessionaires, assignees or other invitees (other than Tenant).

                  (2) Tenant shall be responsible for daily cleanup of trash, litter and debris on the Parking Tracts which are not covered by clause (1) of this Section 8.3(c), including the New Parking Facilities.

      Section 8.4 Use and Maintenance of the New Parking Facilities. The following provisions shall apply with respect to the New Parking Facilities:


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            (a) Subject only to the provisions of clause (b) below, Tenant shall have the exclusive right to use and possess, at its sole cost and expense, the New Parking Facilities. All revenues attributable to the use of the New Parking Facilities by Tenant in connection with Tenant Events shall be the sole and exclusive property of Tenant and shall be included in "Gross Revenues" for all purposes of this Lease.

            (b) Landlord shall have the right to use and possess, at its sole cost and expense, the New Parking Facilities during the Show Hours of all Landlord Events. Any revenues attributable to the use of the New Parking Facilities pursuant to the right created in this Section 8.4(b) shall be the sole and exclusive property of Landlord and shall not be included in "Gross Revenues" for purposes of this Lease.

            (c) Tenant shall be solely responsible for all maintenance activities with respect to the New Parking Facilities (inclusive of the grounds, plants and landscaping included as a part of the Parking Tracts on which the New Parking Facilities are located).

            (d) Tenant shall be responsible for striping and restriping, as necessary, the New Parking Facilities.

                                    ARTICLE 9

                             INSURANCE AND INDEMNITY

      Section 9.1 Property Insurance. From and after the date upon which this Lease is executed and continuing thereafter throughout the Term, Tenant shall, at its sole cost and expense, keep and maintain in force policies of insurance on all improvements (whether currently located or hereafter placed as a result of the Renovation Work or otherwise) and personal property situated on the Amphitheater Tract against loss or damage by fire and against loss or damage by any other risk now and from time to time insured against by an "all risk" policy generally placed on improvements and personal property of similar type in New Jersey with limits not less than the full replacement cost of the improvements and personal property being insured. All such policies shall be issued by companies reasonably satisfactory to Landlord and shall be carried in the name of Tenant and Landlord, as their interests may appear. All such policies shall expressly provide that any loss to property (other than a loss exclusively involving Tenants personal property located at the Amphitheater) in excess of $25,000 shall be paid to, and adjusted with Landlord only. Losses to property up to $25,000 and losses exclusively involving Tenants personal property located at the Amphitheater shall be paid to, and adjusted with, Tenant and Landlord only, as their interests appear. All insurance described in this Section 9.1 may be obtained by Tenant by endorsement or


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equivalent means under any blanket insurance policies maintained by Tenant, provided that the coverage and other terms of such insurance comply with this
Section 9.1. No Mortgagee shall be named as an additional insured or loss payee under any policy of insurance maintained pursuant to this Section 9.1 or otherwise have any right to receive payment of insurance proceeds or participate in the adjustment of any loss covered thereby.

      Section 9.2 Builder's Risk Insurance. During any period of construction on the Amphitheater Tract, Tenant shall maintain, or cause to be maintained, Builder's Risk Insurance in an amount not less than the total amount of the insurable improvements being constructed, with responsible insurance companies legally authorized to transact business in New Jersey. All such policies shall expressly provide that any loss shall be paid to, and adjusted with, Landlord only. No Mortgagee shall be named as an additional insured or loss payee under any policy of insurance maintained pursuant to this Section 9.2 or otherwise have any right to receive payment of insurance proceeds or participate in the adjustment of any loss covered thereby.

      Section 9.3 Liability Insurance. From and after the Commencement Date and continuing thereafter throughout the Term, Tenant shall secure and maintain in force commercial general liability insurance with (i) per occurrence limits of not less than $5,000,000 with respect to bodily injury or death to any number of persons in any one accident or occurrence and with respect to property damage in any one accident or occurrence and (ii) no aggregate limit; provided, however, if a commercial general liability insurance policy with no aggregate limits should, at any time hereafter, no longer be available to Tenant at commercially reasonable rates, then Tenant may instead provide general liability insurance with minimum combined liability limits of $50,000,000 with a combination of an aggregate limit pursuant to the general liability insurance policy and an Excess or Umbrella Liability Policy so long as the Umbrella Policy contains a standard clause which advises that such policy will "drop down" and be considered primary in the event the aggregate primary limits become impaired or exhausted. All insurance maintained in accordance with the provisions of this Section 9.3 shall be issued by companies reasonably satisfactory to Landlord. All liability insurance policies shall name Landlord as an additional insured and shall include contractual liability endorsements. All insurance described in this
Section 9.3 may be obtained by Tenant by endorsement or equivalent means under any blanket insurance policies maintained by Tenant, provided that the coverage and other terms of such insurance comply with this Section 9.3. The limits of insurance coverage provided for herein shall be increased by Tenant from time to time at the request of Landlord, but no more frequently than once every five (5) years, to such amounts as should be reasonably carried or provided, for the insured perils being covered so long as such increased amount of coverage can be obtained at a commercially reasonable rate.

      Section 9.4 Auto Liability Insurance. Tenant shall, at its sole cost and expense throughout the Term, keep Business Automobile Liability insurance covering all owned,


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nonowned and hired vehicles in the protection of Tenant. Said policy or policies shall be written in comprehensive form and shall comply with N.J.S.A. 39:6b-1 et seq., and all local regulations and case law with regard to the scope and effect of the New Jersey Compulsory Motor Vehicle Insurance Statute. Said policy or policies shall provide coverage in the minimum combined bodily injury and property damage liability limits of $2,000,000 per occurrence. Such auto liability insurance may be maintained as part of or in conjunction with any other liability insurance coverage carried or required to be carried by Tenant.

      Section 9.5 Worker's Compensation and Employer's Liability. Tenant shall, at its own cost and expense throughout the Term, provide Worker's Compensation Insurance covering all of its own employees in accordance with applicable laws of the State of New Jersey, to be endorsed to include coverage for any Federal or other State laws that may be found to have legal jurisdiction.

      Section 9.6 General Provisions. All insurance provided for in this Lease shall be effected under valid and enforceable policies, in such forms and, from time to time after the Commencement Date, issued by financially sound and responsible insurance companies authorized to do business in the state of New Jersey which have been approved by the Landlord (which approval shall not be unreasonably withheld provided such companies have a Best Policyholder Rating of not less than A minus or better). Tenant shall furnish Landlord with duplicate originals or copies certified as being true and correct of all insurance policies required under this Article 9, and shall furnish and maintain with Landlord, at all times, a certificate certifying that such insurance shall not be canceled without at least thirty (30) days advance written notice to Landlord. If Tenant fails to maintain such insurance, Landlord, at its election but without obligation to do so, may procure such insurance as may be necessary to comply with these requirements, and Tenant agrees to repay the cost of same to Landlord on demand, with interest thereon at the Permitted Rate from the date of expenditure until paid.

      Section 9.7 Indemnity. Tenant covenants and agrees to indemnify, defend, protect and save harmless Landlord from and against any and all liabilities, penalties, damages, claims, costs, charges and expenses, including without limitation, court costs and reasonable attorney's fees, which may be imposed upon, incurred by or asserted against Landlord or Landlord's Interest in the Entire Tract from any cause or in any manner whatsoever relating to or arising out of Tenant's operation, possession or management of the Amphitheater, the Amphitheater Tract and the Parking Tracts (except for those liabilities, penalties, damages, claims, costs, charges or expenses (i) caused in whole or in part by the negligence or willful misconduct of Landlord or Landlord's agents or employees or by virtue of a breach by Landlord of its representations, warranties or covenants hereunder or (ii) relating to or arising out of the operation, possession or use of the Amphitheater or the Parking Facilities in connection with any Landlord Event except to the extent caused by the negligence or willful misconduct of Tenant or Tenant's agents or employees).


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

      Section 9.8 Commercially Unavailable Insurance. If any of the policies of insurance required to be obtained or maintained by Tenant pursuant to the provisions of this Article 9 (each, a "Required Policy") should be, at any time during the Term, commercially unavailable in the amounts or types specified herein, Tenant shall immediately notify Landlord in writing of that fact and advise Landlord as to the distinction between the terms of the Required Policy and those of the commercially available policy which most closely meets the specified amounts or types of insurance of the Required Policy (the "Available Policy"). If the terms of the Available Policy are identical or substantially similar in all material respects to those of the Required Policy, then Tenant's obligation hereunder shall be reformed and modified, with no further action required by any party hereto, to require the obtaining and maintaining of the Available Policy. However, if the terms of the Available Policy are different from those of the Required Policy in any material respect, then Tenant shall be obligated to (i) promptly obtain the Available Policy (if it has not already done so), and (ii) promptly meet with Landlord for the purpose of determining
(a) what additional steps, if any, need be taken by Tenant to protect against the risk intended to be covered by the Required Policy, and (b) any change or modification in the obligations of the parties hereunder that are necessary or appropriate as a result of the unavailability of the Required Policy.

                                   ARTICLE 10

                     ASSIGNMENT, SUBLETTING AND ENCUMBERING
               BY TENANT; MORTGAGEE MATTERS; GRANTING OF EASEMENTS

      Section 10.1 Assignment, Subletting and Encumbering by Tenant.

            (a) Tenant shall have the right, without the consent of Landlord, at any time and from time to time during the Term, to (i) sublease the Amphitheater to other promoters or operators in the ordinary course of business (i.e., on a daily or weekly basis only), (ii) grant concession rights to vendors or other concessionaires for the sale of food, candy, cigarettes, beverages, merchandise or similar items, or (iii) fix a mechanic's or materialman's lien upon its leasehold estate in the Amphitheater Tract; provided, however, any exercise of any such rights shall be subject to all of the provisions of this Lease and shall not discharge Tenant of any of its obligations hereunder.

            (b) (1) Tenant shall also have the right, without the consent of Landlord, at any time and from time to time during the Term, to (i) mortgage its leasehold estate created hereby pursuant to a Qualified Mortgage executed for the benefit of a Pre-Approved Mortgagee and/or (ii) assign this Lease and the its leasehold estate created hereby to a Pre-Approved Manager, provided, however, that any exercise of any such right shall be subject to all of the provisions of this Lease and shall not discharge Tenant from any of its obligations hereunder. Prior


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

      to executing a Qualified Mortgage, Tenant shall provide Landlord with a copy thereof.

                 (2) Any Qualified Mortgagee (or any wholly-owned subsidiary of such Qualified Mortgagee who acquires the leasehold estate created hereby pursuant to any of the provisions of this Section 10.1(b)(2)) shall have the right, without the consent of Landlord, at any time and from time to time during the Term, to assign or cause the assignment of this Lease and the leasehold estate created hereby to any Person acquiring the same either (i) at a foreclosure sale conducted pursuant to the Qualified Mortgage held by said Qualified Mortgagee or simultaneously with the assignment of this Lease in lieu of a foreclosure, or (ii) after such foreclosure sale or assignment in lieu of foreclosure (A) at any time, if such Person is an Affiliate of the Qualified Mortgagee or (B) within two
      (2) years after such foreclosure sale or such assignment in lieu of foreclosure if such Person is not an Affiliate of the Qualified Mortgagee.

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            (c) Except as expressly permitted by the provisions of clauses (a)
      or (b) of this Section 10.1, Tenant may not sell, assign, sublet, rent, grant, mortgage or otherwise transfer or encumber all or any portion of the leasehold estate created hereby without first obtaining the consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed. Tenant hereby agrees with Landlord for all purposes hereof that any stock or asset sale, merger,


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

      consolidation or other contractual arrangement which results in (i) the operation, management and booking of the Amphitheater being controlled or held by any person other than a Pre-Approved Manager or (ii) the leasehold estate created hereby being owned or controlled by a person other than a Pre-Approved Manager shall, be deemed to be a sale and assignment of the leasehold estate created hereby in violation of the restriction contained in this Section 10.1(c); provided, however, if Landlord believes that Tenant has violated the provisions of this Section 10.1(c) by reason of any occurrence other than a direct assignment of the leasehold estate created hereby, then Landlord shall be required to give notice thereof to Tenant and provide a period of sixty (60) days to cure such matter before the same shall constitute a violation by Tenant of the restriction contained in this Section 10.1(c).

            (d) Without limiting the other provisions contained in this Section 10.1, any purported sale, assignment or other transfer (other than a mortgage, pledge or other encumbering pursuant to a Qualified Mortgage) of all or substantially all of Tenant's interest in this Lease and the leasehold estate created hereby shall not be effective unless and until:
      (i) all Rent then owing by Tenant has been paid in full, (ii) Tenant has delivered to Landlord a fully executed and acknowledged counterpart of the instrument of sale, assignment or transfer which contains an express assumption by the purchaser, assignee or transferee of this Lease and all of the obligations hereunder on the part of Tenant to be kept, observed or performed after the effective date of such sale, assignment or transfer and which sets forth the mailing address of such purchaser, assignee or transferee for purposes of this Lease and (iii) Landlord shall have given its prior written consent to such sale, assignment or other transfer (unless such consent is not required pursuant to the provisions of clauses
      (a) or (b) of this Section 10.1).

            (e) Upon an effective sale, assignment or transfer as defined above (other than a mortgage, pledge or other encumbering pursuant to a Qualified Mortgage) of all of Tenant's interest in this Lease and the leasehold estate in the Amphitheater Tract created hereby, other than pursuant to clause (b)(1) of this Section 10.1, Tenant, with respect to the payment or performance of any obligation hereunder (including the obligation to pay Rent) which accrues after the effective date of any such sale, assignment or transfer, shall be released of liability therefor, and the purchaser, assignee or transferee of this Lease shall at all times thereafter be deemed to be the "Tenant" for purposes of this Lease.

      Section 10.2 [Intentionally Deleted.)

      Section 10.3 Qualified Mortgagee's Right to Perform Tenant's Obligations. Each Qualified Mortgagee shall have the right to perform any obligation of Tenant hereunder, including without limitation, the obligation of Tenant to pay Rent, and Landlord shall accept performance of any such obligation by any Qualified Mortgagee.


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

Any performance by a Qualified Mortgagee of any obligation of Tenant hereunder shall have the same effect as and shall constitute performance of such obligation by Tenant.

      Section 10.4 Acquisition of Tenant's Interest in the Leasehold Estate. Upon the acquisition of any ownership interest in and to the leasehold estate created by this Lease by a Qualified Mortgagee or any other person or entity permitted by the terms hereof to acquire such an interest (any such Qualified Mortgagee or other person or entity who acquires such interest herein being called a "New Tenant," it being understood that a New Tenant is also a Tenant for all purposes hereunder), regardless of how such acquisition occurs, whether through foreclosure of liens created by a Mortgage or assignment of such interest in such leasehold estate in lieu of foreclosure, or otherwise, such New Tenant shall succeed to the rights and obligations of Tenant with respect to such interest in such leasehold estate acquired by it, with the same force and effect as if this Lease had, with respect to such interest in such leasehold estate, been originally entered into between Landlord, as landlord, and such Qualified Mortgagee or such person or entity, as tenant, and this Lease shall remain in full force and effect. Notwithstanding the foregoing, the acquisition of any such ownership interest in and to the leasehold estate created by this Lease by New Tenant shall not be effective unless and until: (i) all Rent then owing by Tenant has been paid and all uncured Events of Tenant Default and Non-Termination Events of Default which can be cured by the payment of money have been cured and (ii) Landlord has been delivered a fully executed and acknowledged counterpart of the instrument evidencing such acquisition which contains an express assumption by New Tenant of this Lease and of all the obligations hereunder on the part of Tenant to be kept, observed or performed after the effective date of such acquisition and which sets forth the mailing address of the New Tenant for purposes of this Lease. New Tenant shall reimburse Landlord for all out-of-pocket expenses incurred by Landlord (including reasonable attorneys' fees) in entering into a new lease with New Tenant pursuant to the provisions of this Section 10.4.

      Section 10.5 Further Assurances; Estoppel Certificate. Landlord shall execute any further documents which may be reasonably required by Tenant, any New Tenant or any Qualified Mortgagee at any time and from time to time to effectuate the intent and purposes of this Article 10. In that connection, Landlord shall execute and deliver to Tenant or any person or entity designated by Tenant, including without limitation a Qualified Mortgagee, from time to time and at such time or times as Tenant may request in writing, within thirty (30) days after receipt of such written request, an estoppel certificate stating:

            (a) whether or not this Lease is in full force and effect;

            (b) whether or not this Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments, if any;


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

            (c) to the best knowledge and belief of Landlord, whether or not there are any existing defaults under this Lease and specifying the nature of such defaults, if any, provided, however, that in no event shall such statement be deemed to waive any of Landlord's rights or remedies arising from a then existing default of which Landlord was not aware;

            (d) to the best knowledge and belief of Landlord, whether or not any particular provision of this Lease has been complied with, provided, however, that in no event shall such statement be deemed to waive any of Landlord's rights or remedies arising from a then existing non-compliance of which Landlord was not aware;

            (e) Landlord's current address for the purpose of giving notice to Landlord; and

            (f) such other information that may be reasonably requested, as long as the furnishing of such information by Landlord will not prejudice any of Landlord's rights or remedies under this Lease or otherwise result in any adverse effect on Landlord under this Lease.

Tenant shall reimburse Landlord for all out-of-pocket expenses incurred by Landlord (including reasonable attorney's fees) in performing its obligations under this Section 10.5.

      Section 10.6 Granting of Easements. Landlord acknowledges that easements over, along and across the Amphitheater Tract will be required from time to time in connection with Tenant's use and occupancy of the Amphitheater. Subject to Landlord's right of prior approval, Landlord shall join with Tenant in the granting of any such easements for the purposes of furnishing utilities or providing for ingress and egress to the Amphitheater Tract and any improvements or parts thereof located thereon as Tenant may desire and are prudent and consistent with the reasonable ownership, development and operation of the Amphitheater Tract taking into account Landlord's reversionary interest in the Amphitheater Tract. Tenant shall reimburse Landlord for all out-of-pocket expenses incurred by Landlord (including reasonable attorney's fees) in performing its obligations under this Section 10.6.

      Section 10.7 [Intentionally Deleted.]

      Section 10.8 Qualified Mortgagee's Right to a New Lease. Upon termination of Tenant's right to possession of the Amphitheater or upon termination of this Lease pursuant to an exercise of Landlord's remedies following the occurrence of an Event of Tenant Default as a result of Tenant being insolvent or upon termination of this Lease for any other reason (other than a termination arising under Sections 3.2 or 4.5 or Article 14, or as a result of the expiration of the
Term), any Qualified Mortgagee


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shall have the right to receive from Landlord a new lease of the Amphitheater for the unexpired balance of the Term (assuming for purposes of this Section
10.8 that this Lease has not been terminated and Tenant's right to possession has not been terminated) on the same terms and conditions set forth in this Lease by giving Landlord written notice ("New Lease Notice") thereof within thirty (30) days after the date of any such termination; provided, however, Landlord shall not have any obligation to execute such new lease with a Qualified Mortgagee unless such Qualified Mortgagee satisfies each of the following conditions within thirty (30) days after such Qualified Mortgagee gives Landlord the New Lease Notice:

            (a) Any uncured (i) Event of Tenant Default and (ii) Non-Termination Event of Default which can be cured by the payment of money is cured. In addition, the Qualified Mortgagee shall have expressly assumed the indemnification obligations of Tenant and Pavilion under this Lease and such assumption shall survive any termination of this Lease in connection with the execution of a New Lease. All income collected or received by or for the account of Landlord from the Amphitheater subsequent to the date of termination of this Lease or termination of Tenant's right to possession of the Amphitheater, less all expenses incurred by Landlord in managing and operating the Amphitheater, shall be applied against Rent which would at the time of the execution and delivery of such new lease be due under this Lease but for such termination of this Lease or termination of Tenant's right to possession of the Amphitheater. The balance, if any, owed in respect of Rent shall be paid.

            (b) Such Qualified Mortgagee delivers evidence reasonably satisfactory to Landlord that such person or entity claiming to be a Qualified Mortgagee is, in fact, a Qualified Mortgagee and is entitled to obtain a new lease of the Amphitheater from Landlord pursuant to the provisions of this Section 10.8.

            (c) Such Qualified Mortgagee (i) represents and warrants to Landlord that it is a Qualified Mortgagee and is entitled to obtain a new lease of the Amphitheater from Landlord pursuant to the provisions of this Section
      10.8 and (ii) agrees to indemnify and hold Landlord harmless from any claim, loss, cost, damage or expense (including court costs and reasonable attorney's fees) arising out of any failure of such person or entity actually being a Qualified Mortgagee hereunder or any failure of such Qualified Mortgagee actually being entitled to obtain a new lease of the Amphitheater from Landlord.

Landlord shall enter into such new lease of the Amphitheater with such Qualified Mortgagee within sixty (60) days after such Qualified Mortgagee gives Landlord the New Lease Notice and satisfies the above-listed conditions. If Landlord enters into such new lease with such Qualified Mortgagee as a result of Tenant's right to possession of the Amphitheater being terminated, then upon the execution and delivery of such new lease, this Lease shall terminate and be of no further force and effect. The Qualified


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Mortgagee who obtains the new lease shall reimburse Landlord for all out-of-pocket expenses incurred by Landlord (including reasonable attorney's fees) in performing its obligations under this Section 10.8. Any new lease of the Amphitheater created pursuant to the rights contained in this Section 10.8 shall be of equal priority to this Lease and shall in all events be prior and superior to any lease, lien or other encumbrance created after the date hereof. The provisions of this Section 10.8 shall survive the termination of this Lease. Notwithstanding anything to the contrary contained herein, if Landlord may not permissibly terminate this Lease upon Tenant becoming insolvent without a court order due to applicable law, then Landlord shall not be obligated to enter into a new lease with any party pursuant to the provisions of this Section 10.8 following the occurrence of the Tenant becoming insolvent unless and until Tenant (or its successor) has validly rejected this Lease or the court with authority over the affairs of Tenant (or its successor) has entered a final judgment terminating this Lease.

      Section 10.9 Concurrent Exercise of Rights. Tenant, each Qualified Mortgagee and each permitted New Tenant hereunder may exercise any and all of its rights under this Article 10 concurrently at any time or times, and from time to time during the Term, so often and as many times as they may desire.

      Section 10.10 Limitation on Modification of Lease. Landlord and Tenant covenant and agree that this Lease will not be modified, altered or amended in any way that would prejudice the rights of a Qualified Mortgagee under this Lease, or have a material adverse effect on the value of the security under a Qualified Mortgage held by such Qualified Mortgagee without the prior written consent of such Qualified Mortgagee. Landlord will not accept a voluntary surrender of the leasehold estate created hereby from Tenant without the prior written consent of each Qualified Mortgagee.

                                   ARTICLE 11

              LANDLORD'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 11.1 Peaceful Possession. Landlord covenants and warrants that Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy, and shall have the use and enjoyment of, all of the Amphitheater, the Amphitheater Tract, the Parking License, the Access Easement and the Utility Easement during the Term on and subject to the terms hereof; and Landlord and its successors agree to WARRANT AND DEFEND during the Term the title to the Amphitheater, the Amphitheater Tract, the Parking License, the Access Easement and the Utility Easement, subject to the Permitted Encumbrances and subject to and upon the covenants, agreements, terms, provisions and limitations herein set forth, unto Tenant and its permitted successors and assigns against the claims of any and all persons.


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

      Section 11.2 Organization. Landlord hereby represents and warrants to Tenant that it is a body corporate and politic created and existing under and by virtue of the New Jersey Highway Authority Act, as amended. Landlord has all requisite power and authority to enter into this Lease and to engage in the transaction contemplated hereby, and the joinder, consent or approval of no other person or entity is required to properly consummate the transactions herein contemplated.

      Section 11.3 Binding Obligation. Landlord hereby represents and warrants that this Lease is a valid obligation of the Landlord and is binding upon the Landlord in accordance with the terms hereof. Without limiting the generality of the foregoing, Landlord represents and warrants to Tenant that it has complied in all material respects with all applicable laws, rules, statutes and ordinances relating to or governing Landlord's granting of lease rights similar to those granted herein.

      Section 11.4 Mortgage of Fee Estate. Landlord hereby represents and warrants to Tenant that there are no mortgages or liens affecting Landlord's fee simple estate in and to the Entire Tract other than the liens and mortgages specifically included within the Permitted Encumbrances. Landlord shall have the right to subsequently encumber its fee simple estate in and to the Landlord Land after the date hereof, so long as the liens and security interests created thereby remain in all respects subordinate to this Lease.

      Section 11.5 Impositions. Landlord hereby represents and warrants to Tenant that the Amphitheater and the Amphitheater Tract are not subject to any Impositions as of the date of this Agreement. Pursuant to the provisions of N.J.S.A. 27:12B-16, as interpreted pursuant to the decision in Broomfield v. Division of Tax Appeals, 84 N.J. Super. 19-24 (Superior Court of New Jersey, Appellate Division 1964), the creation of a leasehold estate in the Amphitheater and the Amphitheater Tract in favor of Tenant pursuant to the provisions of this Lease will not result in, under current law, the Amphitheater and the Amphitheater Tract becoming subject to any Impositions. Landlord covenants and agrees with Tenant that, in the event that (i) any attempt should ever be made to modify the laws of the State of New Jersey in any way which would cause the Amphitheater or the Amphitheater Tract to thereafter become subject to any Impositions or (ii) any taxing authority should challenge, by litigation or otherwise, the existing exemption applicable to the Amphitheater and the Amphitheater Tract, then Landlord shall, upon Tenant's written request, join with Tenant in attempting to prevent any such change of law to become effective and join in any challenge or litigation attempting to reinterpret the availability of the statutory exemption as it applies to the Amphitheater or the Amphitheater Tract.

      Section 11.6 Financial Information. Landlord hereby represents and warrants that the Statement of Revenues and Expenses attached hereto as Exhibit "O" (i) are complete, true, accurate and correct and do not omit a material fact necessary to make the information and data contained therein not misleading,
(ii) relate to and reflect


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during the periods of time covered thereby only the revenues derived from and the expenses incurred in connection with the commercial use and operation of the Amphitheater and (iii) do not include for the periods of time covered thereby the revenues derived from or the expenses incurred in connection with any of the operations or rights reserved by or granted to Landlord pursuant to this Lease. In addition, Landlord is aware of no currently existing fact that has, or in the future may have, a material adverse effect on the Amphitheater or the results of operations of the Amphitheater.

      Section 11.7 Sale of Alcoholic Beverages. Landlord hereby represents and warrants that, to its knowledge, except for the need to comply in all respects with the licensing requirements of the State of New Jersey including, without limitation, the requirement of obtaining necessary liquor permits under New Jersey law to authorize the sale of alcohol at the Amphitheater, no legal condition or contractual restriction currently exists which could preclude the serving of alcohol at the Amphitheater.

      Section 11.8 Gift Certificates and Invite Backs. Landlord represents and warrants that attached hereto as Exhibit "K" is an accurate list of all currently outstanding "invite backs".

      Section 11.9 Indemnification. Landlord will reimburse, indemnify, defend and hold Tenant harmless from and against:

            (a) any all damages, losses, deficiencies, liabilities, costs and expenses resulting from, relating to or arising out of any false or misleading representation contained in this Article 11 or the breach of any covenant or obligation of Landlord contained in this Article 11; and

            (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to any of the indemnified claims referred to in clause (a) above or to the enforcement of the provisions of this Section 11.9.

      Section 11.10 Environmental Indemnity. Landlord will reimburse, indemnify, defend and hold Tenant harmless from and against any and all damages, losses, deficiencies, liabilities, costs and expenses, including without limitation, court costs and reasonable attorneys' fees, which may be imposed upon, incurred by or asserted against Tenant or Tenant's interest in the Amphitheater Tract as a result of either of the following:

            (a) The presence of any Hazardous Substances which were disposed of, or otherwise released on, to or under the Entire Tract prior to the Commencement Date regardless as to who may have caused such Hazardous


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

      Substances to have been disposed of, or otherwise released on, to or under the Entire Tract.

            (b) Any Hazardous Substances being disposed of, or otherwise released on, to or under the Entire Tract on or after the Commencement Date by Landlord or any of its agents, representatives or employees or by any tenants of Landlord on other portions of the Entire Tract.

                                   ARTICLE 12

               TENANT'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 12.1 Tenant's Representations, Warranties and Covenants. Tenant hereby represents, warrants and covenants unto Landlord as follows:

            (a) Organization. Tenant is a general partnership duly organized under the laws of the State of Delaware, with full power and authority to enter into this Lease and to engage in the transactions contemplated hereby, and no joinder, consent or approval of any other person or entity (which has not yet been obtained) is required to properly consummate the transactions herein contemplated.

            (b) Binding Obligation. This Lease is a valid obligation of Tenant and is binding upon it in accordance with the terms hereof.

            (c) Hazardous Substances. Tenant shall not cause or permit, at any time during the term of this Lease, any Hazardous Substances to be disposed of or otherwise released on, to or under the Entire Tract. Tenant shall be responsible for insuring that the Renovation Work complies in all respects with all federal and state environmental laws (including, without limitation, the cost of complying with all such laws).

            (d) Ownership. The only partners of Tenant are Pavilion and Ardee. Tenant has delivered to Landlord a true, correct and complete copy of Tenant's Partnership Agreement which accurately reflects Pavilion's and Ardee's respective ownership interest in Tenant. Other than the partnership interests of Pavilion and Ardee, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition of any partnership interests in Tenant.

            (e) Qualification. Tenant is duly qualified and authorized to do business in each jurisdiction in addition to its jurisdiction of organization in which the nature of its business or the character or amount of its property makes such qualification necessary under the laws thereof.


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

            (f) No Violations of or Conflict with Other Agreements. The terms and provisions of this Lease will not result in the breach of any of the terms, conditions or provisions of, or conflict with or constitute a default in, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Tenant pursuant to, any indenture, mortgage, deed of trust, agreement, license or other instrument to which Tenant is a party or by which it may be bound, or violate any of the provisions of its partnership agreement, any statute or any applicable order, writ, injunction, judgment or decree of any court, or any order or other rule or governmental regulation applicable to such entity, or require any consent, approval or authorization of, or any declaration or filing with, any governmental authority.

            (g) Judgments; Litigation. There are no judgments presently outstanding and unsatisfied against Tenant. Neither Tenant nor any of its property is currently involved in any litigation at law or in equity, or any proceeding before any court, or by or before any governmental or administrative agency, federal, state or local, which would have a material adverse effect on Tenant's ability to fulfill its obligations hereunder.

            (h) Tax Returns. Tenant has filed (and shall file throughout the Term) all tax returns required by law to be filed, and has paid or made adequate provision for the payment (and shall pay or make adequate provision for the payment throughout the Term) of all taxes which have become (or will become during the Term) due and payable pursuant to said returns and of all assessments or other governmental charges which have been (or will be during the Term) levied upon it or upon its properties, assets, income or franchises, and which are (or will be during the Term) due and payable.

            (i) Books and Records. Tenant will keep its books of account in accordance with generally accepted accounting principles, consistently applied.

            (j) Consolidation, Merger, Sale of Assets, Etc. Tenant will not, directly or indirectly, (a) consolidate with or merge into any other Person or permit another Person to consolidate with or merge into it, or
      (b) sell, lease, abandon or otherwise transfer or dispose of all or substantially all of its assets or property except for a transfer, sale or assignment of the leasehold estate created hereby which is permitted by the provisions of Section 10.1 hereof.

            (k) Existence. Tenant will at all times preserve and keep in full force and effect its existence as a partnership.

            (l) Legal Requirements. Tenant will comply with all laws, ordinances or governmental rules and regulations to which it is subject (including, without limitation, all environmental protection laws) and obtain and keep in full force and


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

      effect any licenses, permits, franchises, agreements or governmental authorizations or approvals necessary to the ownership, acquisition or disposition of its properties or to the conduct of its business or to comply with the operating and reporting requirements of any Governmental Authority or other Person, except where the failure to do any of the foregoing does not, and could not reasonably be expected to have, a material adverse effect on the business, operations, properties, financial condition or prospects of Tenant or on the ability of Tenant to perform its obligations under the Lease.

            (m) Notice of Default, Disputes and Other Matters. Tenant shall give written notice to Landlord of the following matters forthwith upon obtaining knowledge thereof:

                  (1) any citation, order to show cause, or other legal process or order, or protest or reconsideration affecting a material license, permit or other contractual right held by Tenant or directing Tenant to become a party to or to appear at any proceeding or hearing by or before any Governmental Authority, which, if adversely determined, would be either individually or in the aggregate with other matters, materially adverse to the business, properties, financial condition or prospects of Tenant;

                  (2) any dispute concerning, or any threatened non-renewal or modification of, any contract to which Tenant is a party, if an adverse result with respect to such dispute, threatened non-renewal or modification either individually or in the aggregate with other matters would have a materially adverse effect upon the business, operation, properties, financial condition or prospects of Tenant;

                  (3) the occurrence of an Event of Tenant Default;

                  (4) the occurrence of any event which constitutes, or with notice or lapse of time or both, would constitute, a default or an event of default under any contractual obligations of Tenant the ramifications of which would, either individually or in the aggregate with other defaults, have a material adverse effect on the business, operations, properties, financial condition or prospects of Tenant;

                  (5) any material adverse change in the business, operations, properties, financial condition or prospects of the Tenant which will impair Tenant's ability to perform its obligations under this Lease; and

                  (6) the occurrence of any assignment, sublease, grant,
            mortgage, transfer, stock or asset sale, merger, consolidation or other contractual


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

            arrangement which results in a violation of the restrictions contained in Section 10.1(c) hereof.

      In addition to the foregoing, Tenant shall provide notice to Landlord as to the identity of the Persons who own the equity interests in Tenant and all of the ultimate parent entities of such Persons within thirty (30) days of any express written request for such information provided to Tenant by Landlord.

            (n) Required Permits. Tenant will pursue each of the Required Permits diligently, in good faith, expeditiously, and will endeavor faithfully and use its reasonable efforts to resolve any issues or impediments to obtaining each such Required Permit.

            (o) Maintenance and Use of the Amphitheater and Personal Property.

                  (1) The Tenant, at its sole cost and expense, shall take good care of the Amphitheater and the Amphitheater Tract and all personal property located thereon (including, without limitation, equipment, inventory, furniture and fixtures) throughout the Term and shall keep the same in good order and condition, undertake all necessary maintenance and make all necessary repairs and replacements and alterations thereto (it being understood and agreed that all replacements must be of equal or better quality), interior or exterior, structural and non-structural (including regular structural inspection of the Amphitheater not less than every six years) ordinary and extraordinary, in conjunction with the operation of the Amphitheater, consistent with the operation of a first-class amphitheater or as ordered by any Governmental Authority exercising jurisdiction over the Amphitheater to comply with law, including but not limited to, repairs to and/or replacements of the roof, exterior walls, foundations, floors, stage rigging systems, mechanical systems including the heating, ventilation and air conditioning systems, electrical systems, sprinkler systems and plumbing facilities and all personal property (including, without limitation, equipment, inventory, furniture and fixtures). In the event any repairs, replacements and/or alterations are made, the Tenant shall be bound by the representations and warranties set forth this
            Section 12.1. In addition, Tenant shall notify Landlord when it proposes to discard any property as refuse and give Landlord the opportunity to retrieve such property and process it in accordance with its procedures or regulations regarding the discard of surplus property or otherwise, to the extent Landlord determines that such procedures or regulations are applicable. Upon expiration of this Lease or its early termination for any reason, Tenant shall deliver the Amphitheater to the Landlord in the same condition that the Amphitheater was in on the Commencement Date, excepting ordinary wear and tear.


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

                  (2) The Tenant shall, at its sole cost and expense: (i)
            maintain and repair the improvements upon the Amphitheater Tract (including the lawns, shrubbery, walkways and back stage area); (ii) maintain the signs located on the Amphitheater Tract; and (iii) keep the Amphitheater Tract in a clean and sanitary condition, free of rubbish, flammable or other objectionable materials.

                  (3) The Tenant agrees that the Landlord shall have the right
            (but not the obligation) to enter upon the Amphitheater Tract at all times during usual business hours, including Show Hours, for any lawful purpose, including to observe the operations and condition of the Amphitheater, provided, however, Landlord's access to (i) the Amphitheater during Show Hours shall require an admission "pass" for entry into the gate of the Amphitheater and shall be limited to proper business purposes and (ii) backstage and other restricted areas during the Show Hours shall be subject to artist imposed restrictions and limited to no more than four (4) individuals. In furtherance of the rights created in the immediately preceding sentence, Tenant agrees that up to four (4) free passes shall be made available to Landlord for each Tenant Event which may be used for proper business purposes in furtherance of the authorization granted in the immediately preceding sentence and which shall permit backstage access subject to the restrictions contained in the immediately preceding sentence. The Tenant further agrees that the Landlord shall have such rights of access to the Amphitheater Tract as may be reasonably necessary to inspect the Amphitheater and to cause the proper maintenance, preservation and keeping in good repair of the Amphitheater and to cause the proper maintenance, preservation and keeping in good repair of the Amphitheater in the event of a failure by the Tenant to perform its obligations hereunder, which rights of access shall in no way imply any obligation on the part of the Landlord.

            (p) Covenant Against Waste. The Tenant covenants not to do or suffer or to permit to exist any waste, damage, disfigurement or injury to the Amphitheater.

            (q) No Further Encumbrances. The Tenant shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance or claim on or with respect to the Amphitheater Tract other than as permitted by the provisions of Section 10.1 hereof.

            (r) National Anthem. Tenant shall cause the national anthem of the United States of America to be sung or played prior to all Tenant Events.


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

            (s) Resolution of Operational Issues. In connection with operational issues or conflicts that may arise from time to time between Tenant and Landlord with regard to their respective rights to, and use of, the Amphitheater, Tenant covenants and agrees that representatives of Pavilion and Ardee along with representatives of Landlord shall participate in the good faith resolution of such issues.

            (t) Recycling. Tenant shall comply with all recycling requirements of the County of Monmouth, New Jersey, the State of New Jersey and other applicable Governmental Authorities.

            (u) Gift Certificate; Invite Backs. Tenant shall honor all previously issued gift certificates and "invite backs" of Landlord and process them in the ordinary course of its operations. Landlord shall reimburse Tenant at face value for all such redemptions of gift certificates.

            (v) Indemnification. Tenant, Pavilion and Ardee will reimburse, indemnify, defend and hold Landlord harmless from and against:

                  (1) Any and all damages, losses, deficiencies, liabilities, costs and expenses resulting from, relating to or arising out of any false or misleading representation made by Tenant in this Lease or the breach of any covenant or obligation of Tenant contained in this Lease; and

                  (2) Any and all actions, suits, claims, proceedings,
            investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to any of the indemnified claims referred to in clause (1) above or to the enforcement of the provisions of this Section 12.1(v).

      Section 12.2 Representations, Warranties and Covenants of Pavilion and Ardee. Pavilion and Ardee do each hereby individually make unto Landlord the following representations, warranties and covenants, to the extent each such representation, warranty and covenant expressly applies to itself:

            (a) Organization. Pavilion is a general partnership duly organized under the laws of the State of Delaware, with full power and authority to join in the execution of this Lease in its own capacity and to execute this Lease in its capacity as the managing partner of Tenant, and no joinder, consent or approval of any other person or entity (which has not already been obtained) is required to properly authorize Pavilion to execute and join this Lease. Ardee is a New Jersey corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with full power and authority to join in the execution of this Lease and no joinder, consent or approval of any other person or entity (which has not already been obtained) is required to properly authorize Ardee to join in the execution of this Lease.

            (b) Ownership of Pavilion. Pavilion hereby represents and warrants unto Landlord as follows:

                  (1) The sole general partners of Pavilion are SM/PACE, Inc.
            ("SMP"), a Texas corporation, and Amphitheater Entertainment Partnership ("AEP"), a Delaware general partnership.

                  (2) SMP is an indirect wholly-owned subsidiary of PACE
            Entertainment Corporation, a Texas corporation whose corporate headquarters is located at 515 Post Oak Blvd., Suite 300, Houston, Texas 77027.

                  (3) The sole general partners of AEP are YM Corp. ("YMC"), a
            Delaware corporation, the Westside Amphitheater Corporation ("WAC"), an Arizona corporation, and Charlotte Amphitheater Corporation ("CAC"), a North Carolina corporation.

                  (4) YMC is a wholly-owned subsidiary of Sony Music
            Entertainment Inc., a Delaware corporation whose corporate headquarters are located at 550 Madison Avenue, New York, New York 10022-3211.

                  (5) Both WAC and CAC are indirect wholly-owned subsidiaries of
            Viacom Inc., a Delaware corporation whose corporate headquarters are located at 1515 Broadway, New York, New York 10036.

            (c) Ownership of Ardee. Ardee represents and warrants unto Landlord that (1) 100% of the issued and outstanding capital stock of Ardee is owned by Delsener/Slater Enterprises, Inc., a Delaware corporation, and 100% of the the issued and outstanding capital stock of Delsener/Slater Enterprises. Inc. is owned by SFX Broadcasting, Inc., a Delaware corporation; and (2) except for the capital stock owned by Delsener/Slater Enterprises, Inc., there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition of any capital stock of Ardee.

            (d) No Conflicts. The execution of this Lease by Tenant will not result in the breach of any of the terms, conditions or provisions of, or conflict with or constitute a default in, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Pavilion or Ardee pursuant to any Indenture,


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

      mortgage, deed of trust, agreement, license or other instrument to which such entity is a party or by which it may be bound, or violate any of the provisions of its corporate charter, bylaws, partnership agreement, any statute or any applicable order, writ, injunction, judgment or decree of any court, or any order or other rule or governmental regulation applicable to such entity, or require any consent, approval or authorization of, or any declaration or filing with, any governmental authority.

            (e) Judgments; Litigation. There are no judgments presently outstanding and unsatisfied against Pavilion or Ardee. Neither Pavilion nor Ardee are currently involved in any litigation at law or in equity, or any proceeding before any court, or by or before any governmental administrative agency, federal, state or local board which, if adversely determined, would have a material adverse effect on Tenant's ability to fulfill its obligations hereunder.

            (f) Financial Information. All of the financial information, reports and data previously provided to Landlord by either Ardee or Pavilion concerning or relating to the financial performance or operations of Pavilion or Ardee are complete, true, accurate and correct and do not omit a material fact necessary to make the information and data contained therein not misleading.

            (g) Changes in Condition. Since October 31, 1995, there has been no material adverse change in the business, operations, assets or liabilities, or in the condition, financial or otherwise, of Pavilion or Ardee.

            (h) Taxes. Pavilion and Ardee have each filed (and shall file throughout the Term) all tax returns required by law to be filed by it, and have paid or made adequate provision for the payment (and shall pay or make adequate provision for the payment throughout the Term) of all taxes which have become (or will become during the Term) due and payable pursuant to said returns and of all assessments or other governmental charges which have been (or will be during the Term) levied upon it or upon its properties, assets, income or franchises, and which are (or will be during the Term) due and payable.

            (i) Financial Reporting. Upon the request of Landlord, Pavilion shall, within one hundred twenty days (120) days after the end of each fiscal year of Pavilion, cause a senior financial representative of Pavilion to come to the offices and headquarters of Landlord for the purposes of (i) showing to representatives of the Landlord the audited financial statements of Pavilion (including a balance sheet, statement of income, statement of cash flows and statement of partners' equity) as at the end of such fiscal year and (ii) discussing with Landlord the financial condition and prospects of Pavilion.


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

            (j) Existence. Pavilion and Ardee will at all times preserve and keep in full force and effect its existence as a partnership or corporation, as applicable.

            (k) Compliance with Law. Pavilion and Ardee will each comply with all laws, ordinances or governmental rules and regulations to which it is subject (including, without limitation all environmental protection laws) and obtain and keep in full force and effect any licenses, permits, franchises, agreements or governmental authorizations or approvals necessary to the ownership, acquisition or disposition of its properties or the conduct of its business or to comply with the operating and reporting requirements of any Governmental Authority, except where the failure to do any of the foregoing does not, and could not reasonably be expected to have, a material adverse effect on the business, operations, properties, financial condition or prospects of the appropriate entity.

            (l) [Intentionally Omitted].

            (m) Indemnification by Pavilion. Pavilion will reimburse, indemnify, defend and hold Landlord harmless from and against:

                  (1) any and all damages, losses, deficiencies, liabilities, costs and expenses resulting from, relating to or arising out of any false or misleading representation made by Pavilion in this Lease or the breach of any covenant or obligation of Pavilion contained in this Lease.

                  (2) any and all actions, suits, claims, proceedings,
            investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to any of the indemnified claims referred to in clause (1) above or to the enforcement of the provisions of this Section 12.2(m).

            (n) Indemnification by Ardee. Ardee will reimburse, indemnify, defend and hold Landlord harmless from and against:

                  (1) any and all damages, losses, deficiencies, liabilities, costs and expenses resulting from, relating to or arising out of any false or misleading representation made by Ardee in this Lease or the breach of any covenant or obligation of Ardee contained in this Lease; and

                  (2) any and all actions, suits, claims, proceedings,
            investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees) incident to any of the indemnified claims referred to in clause (1) above or to the enforcement of the provisions of this Section 12.2(n).


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

                                   ARTICLE 13

                              DEFAULT AND REMEDIES

      Section 13.1 Event of Tenant Default. An "Event of Tenant Default" for purposes of this Lease shall be deemed to have occurred hereunder if (i) any Rent payable to Landlord under this Lease remains unpaid on the date upon which the same is due to be paid and continues to be unpaid for ten (10) days after Tenant has been given a written notice specifying that such Rent remains unpaid,
(ii) Tenant becomes Insolvent, (iii) the restriction contained in Section 10.1(c) hereof is violated or (iv) Tenant fails to maintain any policy of insurance required pursuant to the provisions of Article 9 of this Lease and such failure continues for fifteen (15) days after Tenant has been given a written notice specifying the policy of insurance so required which is not being maintained.

      Section 13.2 Landlord Remedies. If an Event of Tenant Default occurs, then Landlord, at any time thereafter prior to the curing thereof shall have, as its sole and exclusive remedy, the right to do any one or more of the following:

            (a) Landlord may terminate this Lease by giving Tenant written notice thereof, in which event this Lease and the leasehold estate hereby created and all interest of Tenant and all parties claiming by, through, or under Tenant shall automatically terminate upon the effective date of such notice with the same force and effect and to the same extent as if the effective date of such notice were the day originally fixed in Article 3 hereof for the expiration of the Term;

            (b) Landlord and its agents or representatives shall have the right, promptly after giving Tenant fifteen (15) days prior written notice, to reenter and take possession of the Amphitheater, the Amphitheater Tract and the Parking Tracts and remove all persons and property therefrom;

            (c) Landlord may file such lawsuits against Tenant in any court of competent jurisdiction as may be necessary to obtain a judgment against Tenant for payment of any unpaid Rent through the date of termination hereof and for parent of all costs and expenses (including reasonable attorneys' fees) expended or incurred by Landlord in connection with exercising its remedies hereunder, and all such Rent, costs and expenses shall accrue interest at the Permitted Rate from the date such Rent was due or the date such costs and expenses were incurred until such amounts are paid in full; and

            (d) Landlord may file such lawsuits against Tenant as may be necessary to pursue Landlord's rights and remedies provided by law or in equity against Tenant for damages or mandamus, and claims for reliance damages, such as lost revenues and recovery for expenditures made by Landlord pursuant to this Lease


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

      (including capital expenses related to the Access Improvements) by reason of the existence of such Event of Tenant Default.

All of Landlord's rights and remedies listed above may be exercised concurrently or consecutively at Landlord's option. All costs and expenses incurred by Landlord in the exercise of its remedies set forth above (including attorneys' fees) shall accrue interest at the Permitted Rate from the date incurred until such amounts are paid in full. Tenant shall be required to reimburse all such expenses.

      Section 13.3 Failure to Perform other Obligations by Tenant. If any of the Obligations of Tenant (other than Obligations to pay Rent and to comply with the provisions of Section 10.1(c) and Article 9 hereof) are not performed and discharged as and when called for, and (a) the failure, refusal or neglect to perform and discharge such Obligation continues for a period of thirty (30) days after Tenant has been given notice thereof or (b) if by reason of the nature of such Obligation the same cannot be remedied within thirty (30) days, (i) performance and discharge of such Obligation is not commenced within such thirty
(30) day period, (ii) the performance and discharge of such Obligation is not diligently and continuously prosecuted or (iii) such Obligation is not fully performed and discharged within ninety (90) days after Tenant has been given notice thereof, then a "Non-Termination Event of Default" shall be deemed to have occurred for all purposes of this Lease. Upon the occurrence of a Non-Termination Event of Default, Landlord shall have, as its sole and exclusive remedy, the right to do any one or more of the following:

            (a) File such lawsuits against Tenant as may be necessary to pursue Landlord's rights and remedies provided by law or in equity against Tenant for damages or mandamus and claims for damages by reason of the existence of such Non-Termination Event of Default;

            (b) Perform the Obligations of Tenant which gave rise to the existence of such Non-Termination Event of Default, in which event Tenant shall be obligated to reimburse to Landlord all expenses incurred by Landlord as the result of Landlord's performance of the Obligations of Tenant together with interest thereon at the Permitted Rate from the date of expenditure; and

            (c) Attempt to enforce the Obligations of Tenant under this Lease by an action for specific performance;

provided, however, in no event shall Landlord have, and Landlord hereby specifically waives, the right to terminate or seek termination of this Lease and the right to terminate or seek termination of Tenant's right to possession of the Amphitheater upon the occurrence of a Non-Termination Event of Default. It being specifically agreed and acknowledged that Landlord may only terminate this Lease pursuant to the right created in Section 13.2(a) following the occurrence of an Event of Tenant Default. All of


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Landlord's rights and remedies listed above may be exercised concurrently or consecutively at Landlord's option. All costs and expenses incurred by Landlord in the exercise of its remedies set forth above (including attorneys' fees) shall accrue interest at the Permitted Rate from the date incurred until such amounts are paid in full. Tenant shall be required to reimburse all such expenses to Landlord.

      Section 13.4 Event of Landlord Default. If any of the Obligations of Landlord is not performed and discharged as and when called for and (a) the failure, refusal or neglect to perform and discharge such Obligation continues for a period of thirty (30) days after Landlord has been given notice thereof or
(ii) if by reason of the nature of such Obligation the same cannot be remedied within thirty (30) days, (i) performance and discharge of such Obligation is not commenced within such thirty (30) day period, (ii) the performance and discharge of such Obligation is not diligently and continuously prosecuted or (iii) such Obligation is not fully performed and discharged within ninety (90) days after Landlord has been given notice thereof; then an "Event of Landlord Default" shall be deemed to have occurred for all purposes of this Lease.

      Section 13.5 Tenant's Remedies. If an Event of Landlord Default occurs, then Tenant, at any time thereafter prior to the curing thereof shall have, as its sole and exclusive remedy, the right to do any one or more of the following:

            (a) file such lawsuits against Landlord as may be necessary to pursue Tenant's rights and remedies provided by law or in equity against Landlord for damages or mandamus, and claims for reliance damages, such as lost revenues and recovery of expenditures made by Tenant pursuant to this Lease (including capital expenses related to the Renovation Work), by reason of the existence of such Event of Landlord Default;

            (b) perform the Obligations of Landlord which gave rise to the existence of such Event of Landlord Default, in which event Landlord shall be obligated to reimburse to Tenant all expenses (including reasonable attorneys' fees) incurred by Tenant as the result of Tenant's performance of the Obligations of Landlord together with interest thereon at the Permitted Rate from the date of expenditure; and

            (c) attempt to enforce the Obligations of Landlord under this Lease by an action for a specific performance;

provided, however, in no event shall Tenant have, and Tenant hereby specifically waives, the right to terminate or seek termination of this Lease upon the occurrence of an Event of Landlord Default. All of Tenant's rights and remedies listed above may be exercised concurrently or consecutively at Tenant's option. Tenant shall not have, and hereby expressly waives, the right to offset against future Rent due to Landlord for recovery of any amounts expended by Tenant pursuant to clause (b) above.


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

                                   ARTICLE 14

                            CASUALTY AND CONDEMNATION

      Section 14.1 Casualty and Reconstruction. If the Amphitheater should ever be wholly or partially destroyed or damaged by fire or any other casualty, then the following provisions shall apply:

            (a) If (i) the Tenant has in place at the time of such fire or other casualty a policy of insurance which satisfies the requirements of Section
      9.1 hereof (without regard to the application of the provisions of Section
      9.8 hereof) and (ii) there is no exclusion or exception to coverage under such policy with respect to such fire or other casualty, then Landlord shall promptly repair, replace, restore and reconstruct the Amphitheater in substantially the form in which it existed prior to such casualty, with at least as good workmanship and quality as the improvements and property being repaired or replaced.

            (b) If (i) the Tenant does not have in place at the time of such fire or other casualty a policy of insurance which satisfies the requirements of Section 9.1 hereof (without regard to the application of the provisions of Section 9.8 hereof) and (ii) the available insurance proceeds under the policy of insurance maintained by Tenant pursuant to
      Section 9.1 hereof (if any) are less than the full replacement cost of the improvements and property so destroyed or damaged, then (x) Landlord shall not be obligated to repair, replace, restore and reconstruct the Amphitheater in substantially the form in which it existed prior to such fire or other casualty and (y) this Lease shall terminate effective as of the date of such fire or other casualty and neither party shall have any further rights, benefits, interests, liabilities, obligations or responsibilities hereunder unless and except Tenant agrees to contribute towards the cost of such repair, replacement, restoration and reconstruction an amount equal to the difference between the available insurance proceeds and the cost of any such repair, replacement, restoration and reconstruction work.

            (c) If there is an exclusion or exception to coverage under the policy of insurance maintained by Tenant pursuant to the requirements of
      Section 9.1 hereof with respect to such fire or other casualty, then, unless Landlord or Tenant voluntarily elects by notice to the other within sixty (60) days after notice is received that such exclusion or exception to coverage applies, to repair, replace, restore and reconstruct the Amphitheater in substantially the form in which it existed prior to such fire or other casualty at its sole cost and expense, this Lease shall terminate effective as of the date of such fire or other casualty and neither party shall have any further rights, benefits, interests, liabilities, obligations or responsibilities hereunder.


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

            (d) In Furtherance of the foregoing provisions, Tenant does hereby assign, transfer and deliver unto Landlord all insurance proceeds which may otherwise be available to Tenant pursuant to any casualty or property insurance maintained from time to time by Tenant in respect of the Amphitheater.

            (e) If, as a result of any such destruction or damage to the Amphitheater by reason of fire or any other casualty, Tenant should lose the ability to use the Amphitheater for any period of time during its normal period of operation, then, unless this Lease is terminated pursuant to clause (b) or (c) of this Section 14.1, the Term of this Lease shall be extended for an additional number of Lease Years equal to the number of Lease Years which Tenant so lost the ability to use the Amphitheater as a result of such fire or other casualty.

      Section 14.2 Total and Partial Taking. If at any time during the Term, the whole or substantially all of the Entire Tract shall be taken for or under threat of public or quasi-public purposes by any lawful power or authority by the exercise or the threatened exercise of the right of condemnation or eminent domain, or if a portion of the Entire Tract shall be so taken so as to render the continued operation of the Amphitheater for the purposes for which it was used immediately prior to such taking impracticable, then this Lease and the Term shall terminate on the date of such taking and all Rent which Tenant shall have paid or become obligated to pay pursuant to the terms hereof shall be prorated and apportioned as of and paid to the date of such taking. In the event of such a taking of only a portion of the Entire Tract which does not render impracticable the continued operation of the Amphitheater for the purpose for which it was used immediately prior to such taking, then this Lease shall terminate on the date of such taking only as to the portion of the Entire Tract so taken, and shall continue as to the part of the Entire Tract not so taken; and the Rent provided for herein payable by Tenant to Landlord shall not be reduced as a result of such taking. Neither Landlord nor Tenant shall instigate or encourage any condemnation or similar proceeding affecting all or any portion of the Entire Tract.

      Section 14.3 Temporary Taking. If the whole or any portion of the Amphitheater Tract or Parking Tracts shall be taken for temporary use or occupancy, the Term shall not be reduced or affected and Tenant shall continue to pay the Rent in full. Except to the extent Tenant is prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall continue to perform and observe all of the other covenants, agreements, terms, and provisions of this Lease. In the event of any temporary taking, Tenant shall be entitled to receive the entire amount of any award therefor unless the period of temporary use or occupancy shall extend beyond the expiration of the Term, in which case such award, after payment to Landlord therefrom for the estimated cost of restoration of the Amphitheater to the extent that any such award is intended to compensate for damage to the Amphitheater, shall be apportioned between Tenant and Landlord as of the day of expiration of the Term in the same ratio


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

that the part of the entire period for such compensation is made falling before the day of expiration and that part falling after, bear to such entire period.

      Section 14.4 No Waiver. Nothing contained herein shall be construed as a waiver by Tenant or Landlord of any claim which either of them may have against the condemnor for taking all or any part of the Entire Tract, and Tenant and Landlord shall each have the right to appear and file its claim for damages in any such condemnation proceedings, to participate in any and all hearings, trials and appeals thereon, to be represented by counsel of its choice therein, and to receive the share of any such awards so adjudicated to be due it.

                                   ARTICLE 15

                                  MISCELLANEOUS

      Section 15.1 Notices. Any notice provided for or permitted to be given hereunder must be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available, return receipt requested, or by facsimile, telex or cablegram (which shall be confirmed by a writing sent by registered or certified mail or equivalent on the same day that such facsimile, telex or cablegram is sent), or by recognized overnight courier for next day delivery, addressed or sent to the parties at the following addresses and facsimile numbers or to such other or additional addresses or facsimile number as any party shall hereafter specify by written notice to the other parties:

          Landlord:   New Jersey Highway Authority
                      P.O. Box 5050
                      Woodbridge, New Jersey 07095-5050
                      ATTN: Lewis B. Thurston, III, Executive Director
                      FACSIMILE: (908) 293-1200

                                       and

                      DeCotiis, Fitzpatrick and Gluck
                      50 West State Street
                      One State Street Square
                      Trenton, New Jersey 08607
                      ATTN: Mr. Kimon C. Hatza
                      FACSIMILE: (609) 278-9200


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

          Tenant:     Pavilion Partners
                      c/o SM/PACE, Inc.
                      515 Post Oak Boulevard
                      Suite 300
                      Houston, Texas 77027
                      ATTN: Mr. Jeffry B. Lewis
                      FACSIMILE: (713) 963-0617

                                       AND

                      Exit 116 Revisited, Inc.
                      27 East 67th Street
                      New York, New York 10021
                      ATTN: Ron Delsener
                      FACSIMILE: (212) 879-1926

                                       AND

                      Sony Music Entertainment Inc.
                      550 Madison Avenue
                      New York, New York 10022-3211
                      ATTN: Mr. David H. Johnson
                      FACSIMILE: (212) 833-8083

                                       AND

                      Sony Music Entertainment Inc.
                      550 Madison Avenue
                      New York, New York 10022-3211
                      ATTN: Mr. Marvin Cohn
                      FACSIMILE: (212) 8334007

                                       AND

                      Sony Corporation
                      Nine West 57th Street
                      New York, New York 10019
                      ATTN: Mr. Marinus N. Henny
                      FACSIMILE: (212)418-9434

                                       AND


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

                      Blockbuster Entertainment Corporation
                      One Blockbuster Plaza
                      Ft. Lauderdale, Florida 33301
                      ATTN: Mr. Adam D. Phillips
                      FACSIMILE: (305) 832-3929

                                       AND

                      Viacom Inc.
                      1515 Broadway
                      New York, New York 10036-5794
                      ATTN: Treasurer

                                       AND

                      Gardere Wynne Sewell & Riggs, L.L.P.
                      333 Clay Avenue, Suite 800
                      Houston, Texas 77002
                      ATTN: Mr. Michael F. Rogers

                                       AND

                      Saretsky Katz & Dranoff, P.C.
                      950 Third Avenue
                      New York, N.Y. 10022
                      ATTN: Mr. Alan G. Katz

                                       AND

                      Michael A. Scheffler
                      Warshaw Burstein Cohen Schlesinger & Kuh, L.L.P. 555 Fifth Avenue
                      New York, New York 10017
                      FACSIMILE: (212) 972-9150

All notices shall be deemed effective when received or, if rejected, on the date of rejection thereof.

      Section 15.2 Modifications and Non-Waiver. No variations, modifications, or changes herein or hereof shall be binding upon any party hereto unless set forth in a writing executed by it or by a duly authorized officer or agent. No waiver by either party of any breach or default of any term, condition, or provision hereof, including without limitation the acceptance by Landlord of any Rent at any time or in any manner other than as herein provided, shall be deemed a waiver of any breaches or defaults of


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

any kind, character, or description under any circumstance. No waiver of any breach or default of any term, condition, or provision hereof shall be implied from any action of any party, and any such waiver, to be effective, shall be set out in a written instrument signed by the waiving party.

      Section 15.3 New Jersey Law. This Lease shall be construed and enforced in accordance with the laws of the State of New Jersey. Any arbitration conducted hereunder and any arbitration award issued pursuant hereto shall only be enforced, vacated, amended or remanded in accordance with the provisions of the New Jersey Arbitration Act (N.J.S.A. 2A:24-1, et seq.).

      Section 15.4 Unavoidable Delay. If either party to this Lease shall be delayed or prevented from the performance of any act required by this Agreement by reason of acts of God, strikes, lockouts, labor troubles, unforeseeable restrictive governmental laws or regulations, acts of war or other similar causes, without fault and beyond the reasonable control of the party obligated, performance of such act shall be excused for the period of the delay; and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this section shall excuse Tenant from the prompt payment of any Rent payable pursuant to the provisions of this Lease.

      Section 15.5 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, and the basis of the bargain between the parties hereto is not destroyed or rendered ineffective thereby, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

      Section 15.6 Attorneys Fees. If litigation is ever instituted by either party hereto to enforce, or to seek damages for the breach of, any provision hereof, the prevailing party therein shall be promptly reimbursed by the other party for all attorneys' fees reasonably incurred by the prevailing party.

      Section 15.7 Surrender of Premises; Holding Over. Upon termination or the expiration of this Lease, Tenant shall peaceably quit, deliver up, and surrender the Amphitheater, the Amphitheater Tract and the Parking Tracts to Landlord free of all claims and encumbrances other than the Permitted Encumbrances. Upon such termination or expiration, Landlord may, except as otherwise provided herein, without further notice, enter upon, reenter, possess, and repossess itself of the Amphitheater by force, summary proceedings, ejectment, or otherwise, and may dispossess and remove Tenant from the Amphitheater, the Amphitheater Tract and the Parking Tracts and may have, hold, and enjoy the Amphitheater, the Amphitheater Tract and the Parking Tracts and all rental and other income therefrom, free of any claim by Tenant with respect thereto. If Tenant does not surrender possession of the Amphitheater, the Amphitheater


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

Tract or the Parking Tracts at the end of the Term, such action shall not extend the Term, Tenant shall be a tenant at sufferance, and during such time of occupancy Tenant shall pay to Landlord, as damages, an amount equal to one hundred fifty percent (150%) of the amount of Rent that was being paid immediately prior to the end of the Term. Landlord shall not be deemed to have accepted a surrender of the Amphitheater by Tenant, or to have extended the Term, other than by execution of a written agreement specifically so stating.

      Section 15.8 Relation of Parties. It is the intention of the parties to hereby create the relationship of landlord and tenant, and no other relationship whatsoever is hereby created. Nothing in this Lease shall be construed to make the parties hereto partners or joint venturers or to render either party hereto liable for any obligation of the other.

      Section 15.9 Non-Merger. Notwithstanding the fact that fee title in the tracts or parcels of land described in Article I hereof and the leasehold estate hereby created may, at any time, be held by the same party, there shall be no merger of the leasehold estate hereby created unless the owner thereof executes and files for record in the Office of the County Clerk of Monmouth County, New Jersey a document expressly providing for the merger of such estates.

      Section 15.10 Entireties. This Lease constitutes the entire agreement of the parties hereto with respect to its subject matter, and all prior agreements with respect thereto are merged herein.

      Section 15.11 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, and permitted successors and assigns. Whenever a reference is made herein to either party, such reference shall include the party's heirs, legal representatives, and permitted successors and assigns.

      Section 15.12 Memorandum of Lease Agreement. Concurrently with the execution of this Lease, at the election of Tenant or at such later time as Tenant may request. Landlord shall execute and deliver to Tenant, for recording in the Real Property Records of Monmouth County, New Jersey, a Memorandum of this Lease in the form attached hereto as Exhibit "L." If such Memorandum is recorded pursuant to the foregoing provisions, and if for any reason Tenant's rights and obligations under this Lease are terminated, then Tenant shall execute such documents (including recordable documents) as may be reasonably requested by Landlord for purposes of establishing that this Lease is no longer of any force or effect.

      Section 15.13 Arbitration for Small Financial Disputes.


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

            (a) Binding Arbitration Procedure. If (i) either Landlord or Tenant ("Claiming Party") should ever assert or claim that the other party hereto ("Defending Party") owes a monetary sum of $500,000 or less to the Claiming Party pursuant to any of the provisions of this Lease ("Small Monetary Claim") and (ii) the Claiming Party and the Defending Party are unable to resolve and dispose of such Small Monetary Claim by mutual agreement, then such Small Monetary Claim shall be subject to resolution pursuant to a binding arbitration procedure described as follows:

                  (1) An arbitrator shall be selected in accordance with the provisions of clause (b) of this Section 15.13 as soon as possible after the Claiming Party has given notice to the Defending Party that such Small Monetary Claim must be resolved pursuant to the provisions of this Section 15.13(a).

                  (2) Within thirty (30) days after the selection of the
            arbitrator referred to in clause (1) above, each of the parties hereto shall submit to the arbitrator (with copies to the other party) a written document ("Position Paper") which contains (i) the specific amount (if any) that such party believes is owed by one party to the other in connection with such Small Monetary Claim (after taking into account any counterclaims permitted pursuant to the next succeeding sentence) and (ii) such written information as may be necessary to support such party's determination of the amount (if any) owed by one party to the other in connection with such Small Monetary Claim. The Defending Party may only assert counterclaims for offsetting amounts with the arbitrator in the event that such counterclaims arise out of the same events and circumstances out of which such Small Monetary Claim arises. If the Defending Party asserts any counterclaims in its Position Paper, then the Claiming Party shall have an additional fifteen (15) days to file a supplemental Position Paper containing only information relevant to such counterclaims.

                  (3) Within sixty (60) days after the selection of the
            arbitrator referred to in clause (1) above, a meeting shall be convened in a conference room in the hotel located at the Newark, New Jersey Airport between and among the arbitrator and representatives of the parties at which meeting each party shall be given an opportunity to present arguments to the arbitrator in favor of such party's position in connection with such Small Monetary Claim and any counterclaims property raised in the Defending Party's Position Paper.

                  (4) Within thirty (30) days after the holding of such meeting, the arbitrator shall be required to determine which party's calculation of the amount owed in connection with such Small Monetary Claim is, in the


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            unfettered discretion of the arbitrator, more correct. The arbitrator shall be required to select between the two proposed amounts presented in the Position Papers and shall not, without the prior consent of both parties, make any compromises between the two competing positions. The decision of the arbitrator shall be final and binding and each party agrees (subject to the rights and recourses expressly provided for in the New Jersey Arbitration Act) not to institute any litigation concerning the decision of the arbitrator (except that errors of law shall be subject to appeal).

                  (5) All costs paid or incurred in connection with the process of determining the amount owed in connection with such Small Monetary Claim pursuant to the provisions of this Section 15.13(a) (including the (i) the fees payable to the arbitrator and (ii) all attorneys' fees incurred by both parties in connection with the arbitration proceeding) shall be paid by the non-prevailing party.

      To avoid ambiguity or uncertainty, the provisions of this Section 15.13 shall only apply to monetary disputes in which the amount claimed is $500,000 or less. Monetary disputes involving larger sums shall be subject to resolution only pursuant to judicial proceedings.

            (b) Selection of Arbitrator. The selection of an arbitrator required pursuant to any provision of this Section 15.13 shall be made in accordance with the following provisions:

                  (1) Within fifteen (15) days after a notice is given by one party to the other that an arbitrator will need to be selected pursuant to this Section 15.13, the parties shall select a mutually acceptable individual to serve as the "Neutral Selector" hereunder. If (i) that individual is unwilling or unable to serve as the Neutral Selector hereunder for whatever reason or (ii) a mutually acceptable person cannot be agreed upon within such fifteen (15) day period, then the American Arbitration Association in Somerset, New Jersey will serve as the Neutral Selector.

                  (2) The Neutral Selector shall, as soon as is reasonably
            possible, provide to each of the parties an identical list of ten names, numbered 1 through 10, of individuals who would be willing to serve as an arbitrator hereunder and who meet the Applicable Criteria (herein defined). The list shall include each individual's address, phone number and employer. The parties may contact the individuals listed solely for the purpose of investigating their respective employment history and business experience.

                  (3) Within fifteen (15) days after receipt of the list of
            names referred in clause (b) above, each party shall be required to return to the


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            Neutral Selector such list of names with no more than five of the names deleted. The highest name remaining on the two lists returned by the parties which was not deleted on either list shall be the arbitrator. If there is no name which was not deleted on both lists, then the Neutral Selector shall issue a new list of ten other names in the same manner as before and the procedure shall be repeated until an arbitrator is chosen.

                  (4) No arbitrator selected in accordance with the foregoing provisions shall be qualified to serve as an arbitrator hereunder if it is subsequently determined that such individual is, or was within the past five (5) years, (i) an officer, employee or director of either of the parties or any Affiliate of the parties or (ii) a party, directly or indirectly, as a principal, shareholder or senior executive officer of any entity, to any contract or arrangement with either party or any Affiliate of either party in which the aggregate annual compensation or other amounts payable thereunder exceeded $300,000.00.

                  (5) Any fees or costs payable to the Neutral Selector and the arbitrator selected in accordance with the foregoing provisions shall be paid by the non-prevailing party in the arbitration proceeding or as may otherwise be agreed between the parties.

                  (6) As used herein, the term "Applicable Criteria" shall mean the following:

                              (i) An individual who has been an active,
                  practicing certified public accountant with substantial experience in the entertainment industry over the past 15 years, at least 10 of which shall have been with a "big 6" accounting firm (or their predecessors); or

                              (ii) An individual who has been an active,
                  practicing attorney for no less than fifteen years with a private law firm consisting of fifteen lawyers or more in the state of New Jersey.

      Section 15.14. [Intentionally Deleted].

      Section 15.15. Brokerage Indemnity. Landlord hereby agrees to indemnify and hold harmless Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord, against and in respect of any claims for brokerage, commission, finders or other fees relative to this Lease and the transactions set forth herein based in any way on agreements, arrangements or understandings made by the indemnifying party with any other party or parties.


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

      Section 15.16. Business Day. If the date on which any payment or other action hereunder is scheduled or required to occur as a weekend or holiday recognized by the State of New Jersey. such payment or other action may occur on the next business day; provided, however, that interest at the Permitted Rate payable in respect of any payment shall accrue from the due date through the date on which such payment is made.

      Section 15.17. Interim Management Agreement. Upon execution of this Lease,
(i) Landlord shall comply with the obligation imposed upon it pursuant to the provisions of Section 4(a)(A) of that certain Interim Management Agreement ("IMA") dated January 15, 1996 and entered into by and among Pavilion, Ardee Festivals, NJ, Inc. and Landlord, as the same may have been amended, modified or extended from time to time and (ii) Tenant shall fulfill, discharge and comply with the obligations imposed upon Pavilion and Ardee Festivals, N.J., Inc. pursuant to the provisions of Section 4(a)(B) and (C) of the IMA. Notwithstanding anything to the contrary contained in the IMA, Landlord and Tenant hereby agree that the total amount required to be reimbursed to Landlord by Tenant pursuant to Section 4(a)(C)(i) of the IMA for Landlord's overhead costs shall be $166,349.72, which amount has been previously paid by Tenant to Landlord.

      Section 15.18. Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Lease shall survive the execution and performance of this Lease. In addition, all covenants contained in this Lease shall survive the execution and performance of this Lease in accordance with their respective terms.

              [The remainder of this page is intentionally blank.)


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      EXECUTED this 10th day of January, 1997, but made effective May 1, 1996.

                                       NEW JERSEY HIGHWAY AUTHORITY


                                       By: /s/ Lewis B. Thurston III
                                           -------------------------------------
                                       Name:  Lewis B. Thurston III
                                       Title: Executive Director

                                                                      "LANDLORD"

                                       GSAC PARTNERS, a Delaware partnership

                                       By: PAVILION PARTNERS, its managing
                                           general partner

                                       By: SM/PACE, Inc., its general partner

                                           By: /s/ Robert S. Zlotnik
                                               ---------------------------------
                                               Name:  Robert S. Zlotnik
                                               Title: Treasurer


                                       By: EXIT 116 REVISITED, INC., its general
                                           partner

                                           By: /s/ Mitch Slater
                                               ---------------------------------
                                               Name:  Mitch Slater
                                               Title: President

                                                                        "TENANT"

For purposes of the representations, warranties and covenants undertaken in Sections 12.1 and 12.2 of this Lease, each of the undersigned hereby join in the execution of this Lease to indicate their agreement to be bound by the provisions thereof:

PAVILION PARTNERS                      EXIT 116 REVISITED, INC.

By: SM/PACE, Inc.
                                       By: /s/ Mitch Slater
By: /s/ Robert S. Zlotnik                  -------------------------------------
    --------------------------         Name: Mitch Slater
   Name:  Robert S. Zlotnik            Title: President
   Title: Treasurer